As filed with the Securities and Exchange Commission on September 17, 2003

                                               Registration No. 333- __________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM F-1

                             REGISTRATION STATEMENT
                                      UNDER
                              THE SECURITIES ACT OF
                                      1933

                               ------------------

                      CRYSTALLEX INTERNATIONAL CORPORATION
                      ------------------------------------
             (Exact name of Registrant as specified in its charter)

                      CRYSTALLEX INTERNATIONAL CORPORATION
                      ------------------------------------
                 (Translation of Registrant's name into English)

           Canada                          1041                98-0152628
---------------------------- ----------------------------  ----------------
(State or other jurisdiction (Primary Standard Industrial (I.R.S. Employer
    of incorporation or       Classification Code Number) Identification Number)
      organization)


                       579 Richmond Street West, Suite 301
                                Toronto, Ontario
                                 Canada M5Z 1Y6
                                 (416) 203-2448
                                 --------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Marc J. Oppenheimer
                         25 Rockwood Place - Third Floor
                           Englewood, New Jersey 07631
                                 (201) 541-6650
                                 --------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            Lawrence W. Koltun, Esq.
                               Koltun & King, P.C.
                        1146 19th Street, N.W., Suite 250
                             Washington, D.C. 20036

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]___________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                                     Proposed          Proposed
                                                     maximum           maximum
Title of each              Amount                    aggregate         aggregate        Amount of
class of securities        to be                     price per         offering         registration
to be registered           registered (1)            share             price            fee
----------------           -------------------       ------------      ---------------  --------------
Common Shares              8,818,182 shares          $2.18 (2)          $19,223,637      $1,555.19  (3)
without par value


(1) Pursuant to Rule 416 under the Securities Act of 1933, also includes shares issuable pursuant to anti-dilution provisions relating to the securities that are convertible or exercisable into common shares being registered hereby.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average high and low price of the Common Shares on the American Stock Exchange as of September 15, 2003.

(3) Paid herewith.

THE REGISTRANT SHALL AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

===============================================================================

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS, SUBJECT TO COMPLETION DATED SEPTEMBER 17, 2003

                      CRYSTALLEX INTERNATIONAL CORPORATION
                       Organized under the Laws of Canada


                             8,818,182 Common Shares


The Riverview Group, LLC, a Delaware limited liability company ("Riverview"), may use this prospectus to resell up to 4,545,455 Crystallex common shares that Riverview holds and up to an additional 2,272,727 common shares that it will receive upon the exercise of share purchase warrants that Crystallex issued to it. GCA Strategic Investment Fund Limited, a Bermuda corporation ("GCA"), may use this prospectus to resell up to 1,400,000 Crystallex common shares that it will receive upon its conversion of a convertible note and up to an aggregate of 500,000 Crystallex common shares that it will receive upon its exercise of certain warrants that Crystallex issued to it. Global Capital Advisors, LLC, a U.S. Virgin Islands limited liability company ("Global"), may use this prospectus to resell up to 100,000 Crystallex common shares that it will receive upon its exercise of warrants that Crystallex has issued to it.

The selling shareholders may sell all or any portion of these Crystallex common shares in one or more transactions through ordinary brokerage transactions, in private, negotiated transactions, or through any other means described in the section entitled "Plan of Distribution" beginning on page 104. The sales may be made at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices, which may be changed. These transactions may or may not involve brokers or dealers. Crystallex will not receive any sales proceeds when these selling shareholders convert their convertible notes or sell their common shares, but, with the exception of the special warrants issued to Riverview, Crystallex will receive the exercise price of any warrants that the selling shareholders exercise.

Crystallex lists the common shares for trading on The American Stock Exchange (the "AMEX") and on The Toronto Stock Exchange under the symbol KRY. As of September 12, 2003, the closing price for the common shares on the AMEX was US$2.43 and on The Toronto Stock Exchange was Cdn$3.35.

IT MAY BE RISKY TO PURCHASE THE COMMON SHARES. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                  *     *     *

                  The date of this prospectus is __ , 2003.

                                TABLE OF CONTENTS

[TO BE REVISED IN FINAL]

ITEM                                                                PAGE
----                                                                ----

SUMMARY OF CRYSTALLEX                                                 4

RISK FACTORS                                                          5

HOW TO OBTAIN MORE INFORMATION                                       13

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST CRYSTALLEX               14

FORWARD-LOOKING STATEMENTS                                           14

SELECTED FINANCIAL DATA                                              15

CAPITALIZATION AND INDEBTEDNESS                                      19

RECENT PRICE HISTORY                                                 19

SHARE CAPITAL                                                        21

CRYSTALLEX                                                           23

OPERATING AND FINANCIAL REVIEW AND PROSPECTS                         62

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS          86

MANAGEMENT                                                           89

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS                    99

THE SECURITIES BEING OFFERED                                        100

USE OF PROCEEDS                                                     104

DESCRIPTION OF SECURITIES TO BE REGISTERED                          104

PLAN OF DISTRIBUTION                                                104

SELLING SHAREHOLDERS                                                107

LEGAL MATTERS                                                       109

EXPERTS                                                             109

INDEX TO FINANCIAL STATEMENTS                                       F-1

You should rely only on the information contained in this prospectus and not upon anything else in deciding whether to purchase the common shares offered through this prospectus. Neither Crystallex nor any of the selling shareholders will authorize providing you with any other information in connection with your purchase. This prospectus does not offer to sell or solicit an offer to buy any security other than the common shares that this prospectus offers. In addition, this prospectus does not offer to sell or solicit any offer to buy any common shares to any person in any jurisdiction where it is unlawful to make this offer to or solicit an offer from a person in that jurisdiction.

You should not assume that the information contained in this prospectus remains correct after the date of this prospectus.

GEOLOGICAL STANDARDS: When used in this prospectus, Mineral Deposits were used to calculate the Ore Reserves by application of minimum mining widths, dilution, mining recovery factors, operating costs and metal prices. With respect to open pit mining, optimized pits were generated, followed by detailed pit design and engineering in establishment of Ore Reserves. Unless the context otherwise requires, the term Ore Reserves used in this prospectus corresponds to Probable Reserves. Canadian investors should note that geological information is presented in accordance with US requirements and that such presentation does not comply with the Canadian reporting requirements of NI 43-101.

NOTE: Unless otherwise indicated, all amounts in this prospectus and exhibits thereto are stated in Canadian dollars. At September 12, 2003, the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York was one Canadian dollar equaled 0.7337 United States Dollars. (See "Selected Financial Data" for further information.)

                              SUMMARY OF CRYSTALLEX

Crystallex was incorporated on May 22, 1984 under the Company Act of the province of British Columbia, Canada. On January 23, 1998, its corporate existence was continued under the Canada Business Corporation Act ("CBCA"), thereby bringing Crystallex under the jurisdiction of the CBCA as if it was originally incorporated under the CBCA. Crystallex trades as a public company on the Toronto Stock Exchange and the AMEX under the symbol "KRY". It engages in exploring, developing, and mining for gold, with its primary focus in Venezuela and Uruguay, and in evaluating mineral property acquisitions in various locations around the world. Currently operating the San Gregorio Mine in Uruguay's Rivera Crystalline Island and the Tomi and La Victoria mines in Venezuela's Bolivar State, Crystallex also has rights to extract underground ore from its Albino 1 concession in the Kilometre 88 region of Venezuela. Crystallex also has secured rights to develop the gold deposits known as Las Cristinas 4, 5, 6 and 7, also in the Kilometre 88 region. The strategic location of Crystallex's Revemin mill in Bolivar State, Venezuela, allows Crystallex to execute a "hub and spoke" strategy which enables it to process feed from all of its current Venezuelan concessions at one location, effectively eliminating the need to develop costly mill infrastructure for each mine.

              -------------------------------------------------------
                    Property       Location   Percentage Interest,
                                               Direct or Indirect
              -------------------------------------------------------
              Las Cristinas       Venezuela           100%(1)
              -------------------------------------------------------
              San Gregorio         Uruguay            100%
              -------------------------------------------------------
              Tomi                Venezuela           100%
              -------------------------------------------------------
              Revemin Mill        Venezuela           93%
              -------------------------------------------------------
              Albino 1            Venezuela           100%
              -------------------------------------------------------
              Lo Increible        Venezuela          51%(2)
              -------------------------------------------------------

(1) Refers to an agreement granted to Crystallex to mine the property. See "Risk Factors - Las Cristinas Properties."

(2) Crystallex owns 80% of El Callao Mining Corp., which owns 51% of the Lo Increible property. However, Crystallex is ultimately entitled to between 75% and 87.5% of the net cash available for distribution from Lo Increible.

For more information regarding foregoing properties, refer to "Crystallex."

Crystallex's principal executive office and principal place of business is located at 579 Richmond Street West, Suite 301, Toronto, Ontario, M5V 1Y6, telephone number (416) 203-2448. Its registered office is located at 700 West Pender Street, Suite 902, Vancouver, British Columbia, V6C 1G8.

                                  RISK FACTORS

Your purchase of the common shares may be risky. Please read carefully the following factors before purchasing common shares offered by this prospectus:

LAS CRISTINAS PROPERTIES

A THIRD PARTY HAS FILED COURT ACTIONS IN VENEZUELA ALLEGING THAT IT HAS THE RIGHT TO MINE THE LAS CRISTINAS PROPERTIES. IF THE ACTIONS ARE SUCCESSFUL, CRYSTALLEX COULD LOSE ITS RIGHTS TO THOSE PROPERTIES.

The rights of Crystallex to develop the Las Cristinas 4, 5, 6 and 7 gold deposits (the "Las Cristinas Deposits") in Venezuela are derived from an agreement dated September 17, 2002 (the "Agreement"), between Crystallex and the Corporacion Venezolana de Guayana (the "CVG"), acting under the authority of the Venezuelan Ministry of Energy and Mines ("MEM") and pursuant to Venezuelan mining law. Pursuant to the Agreement, the administration of the Las Cristinas Deposits relating to gold, including its exploration, development, exploitation, commercialization and sale, have been granted exclusively to Crystallex. The CVG had previously entered into a mining contract with Minera Las Cristinas, C.A. ("MINCA") to develop the Las Cristinas Deposits (the "MINCA Contract"). MINCA produced no gold and suspended its development activities on the Las Cristinas Deposits. As a result, the CVG noted MINCA in default of its agreement and subsequently terminated the MINCA Contract. Thereafter, the CVG entered into the Agreement with Crystallex. See, beginning on page 39, "Crystallex - Property, Plants and Equipment - Las Cristinas 4, 5, 6 and 7.". MINCA has claimed that the cancellation of the MINCA Contract was illegal and has commenced legal actions in Venezuela disputing the CVG's legal authority for cancelling the MINCA Contract and entering into the Agreement. Crystallex cannot predict the outcome of the various MINCA legal actions or any impact that these actions could have on mining rights under the Agreement, including whether these actions could lead to the termination of Crystallex's rights under the Agreement.

CRYSTALLEX'S MINING RIGHTS ARE CONTRACTUAL AND MAY BE TERMINATED IN THE EVENT OF BREACH OF THE AGREEMENT.

Under the Agreement between Crystallex and the CVG and in accordance with applicable Venezuelan mining laws, ownership of the Las Cristinas Deposits belongs to the Republic of Venezuela. The Agreement does not transfer any property ownership rights to Crystallex, and the right of Crystallex to develop the Las Cristinas Deposits is contingent upon Crystallex continuing to meet its ongoing obligations under the Agreement. (See "Crystallex - Property, Plants and Equipment - Las Cristinas 4, 5, 6 and 7", beginning on page 39). In the event that a breach of the Agreement occurs and is not cured by Crystallex, the CVG could terminate the Agreement.

THE AGREEMENT WITH THE CVG DOES NOT INCLUDE THE RIGHT TO MINE COPPER, AND THE ABILITY OF CRYSTALLEX TO FULLY EXPLOIT COPPER DEPOSITS IS DEPENDENT UPON FURTHER AGREEMENTS.

The Agreement grants Crystallex certain rights to develop the Las Cristinas Deposits, but those rights are limited to gold and do not explicitly include the right to explore, develop, exploit, extract, commercialize, sell or otherwise deal with copper, which metal has been publicly reported to exist at the Las Cristinas Properties. Crystallex does not know if it will be able to negotiate successfully an agreement with the CVG with respect to these copper rights.

THE LAS CRISTINAS DEPOSITS ARE LOCATED IN AN AREA WHERE MINING ACTIVITIES MAY BE RESTRICTED, THEREBY IMPAIRING THE ABILITY OF CRYSTALLEX TO EXPLOIT THE LAS CRISTINAS DEPOSITS. The Las Cristinas properties are located within the Imataca Forest Reserve. The Presidential decree regulating the Imataca region recognizes mining activities as a permitted use in the Forest Reserve and establishes the framework for the mining activities which may take place within the region. That Presidential decree has been the subject of legal challenges before the Venezuelan courts since 1997. Pending resolution of these challenges, the Venezuelan courts issued an interim order that no new mining concessions or rights, as opposed to existing or previously obtained mining rights, could be granted in the region. If a final ruling of the Venezuelan courts on this matter imposes restrictions on mining activities within the Imataca Forest Reserve, it is possible that such restrictions could be retroactive in nature and could prevent Crystallex from exploiting these existing mining properties.

CRYSTALLEX COULD LOSE ITS MINING PROPERTIES IF IT DEFAULTS ON ITS LOAN FACILITY.

Crystallex's loan facility regarding its San Gregorio and Tomi properties, the Revemin mill and Crystallex's share interest in El Callao Mining Corp. requires that Crystallex maintain specific financial ratios and satisfy financial condition tests. If an event of default under this facility occurs, the lender could elect to declare all principal amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. The lender could also elect to enforce its security interest over substantially all property relating to its San Gregorio and Tomi properties, the Revemin mill and Crystallex's share interest in El Callao Mining Corp.

CRYSTALLEX REQUIRES ADDITIONAL FUNDING TO DEVELOP ITS MINING PROPERTIES, AND LACK OF FUNDING MAY DELAY OR REDUCE MINING ACTIVITIES AND MAY RESULT IN DEFAULT IN PERFORMANCE UNDER AND TERMINATION OF THE AGREEMENT.

Development of Crystallex's mining projects, including the Las Cristinas project, will require significant financial resources. As a result, Crystallex will need to raise significant non-recourse project financing, debt and additional equity. Crystallex's failure to obtain such additional funding at the needed times could lead to its delaying or indefinitely postponing the exploration and development of its mining projects and could lead to a default under the Agreement.

UNCERTAINTY OF ORE RESERVE AND RESOURCE ESTIMATES COULD LEAD CRYSTALLEX TO ALLOCATE ITS CAPITAL TO DEPOSITS WHICH ULTIMATELY PROVE UNECONOMIC AND FOREGO DEVELOPMENT OF POTENTIALLY SIGNIFICANT DEPOSITS.

Crystallex's business relies upon the accuracy of its determinations as to whether a given deposit has significant mineable minerals. This reliance is important since mining companies' reported mineral reserves and resources are only estimates and do not present a certainty that the estimated mineral reserves and resources will be recovered or that they will be recovered at the rates estimated. Mineral reserve and resource estimates are based on limited sampling, and, consequently, are uncertain because the samples may not be representative. If Crystallex's estimates are incorrect, it will not correctly allocate its resources, causing it either to spend too much resources at what could be a less than an economical deposit or to fail to mine what could be a significant deposit.

UNCERTAINTY WITH RESPECT TO TITLE TO REMAINING MINERAL PROPERTIES MAY RESULT IN LOSS OF MINING RIGHTS WITHOUT COMPENSATION FOR DEVELOPMENT EXPENDITURES.

Acquisition of title to mineral properties is a very detailed and time-consuming process. Title to, and the area of, mineral claims may be disputed. Crystallex does not know whether someone will challenge or impugn title to such properties. As a result, Crystallex can never be certain that it will have valid title to its mining properties. Mining properties sometimes contain claims or transfer histories that examiners cannot verify, and transfers under foreign law often are complex. Crystallex does not carry title insurance on its properties. Therefore, a successful claim that Crystallex does not have title to a property could cause Crystallex to lose its rights to mine that property, perhaps without receiving any compensation for its prior expenditures relating to the property.

GOLD PRICE VOLATILITY MAY NEGATIVELY IMPACT CRYSTALLEX'S CASH FLOW AND PROFITABILITY, CAUSE AN ADJUSTMENT OF ITS RESERVES AND RESULT IN A REDUCTION OR SUSPENSION OF ITS MINING ACTIVITIES.

Gold prices historically have fluctuated widely and are affected by numerous external factors beyond Crystallex's control. Between 1998 and 2002, the gold price fluctuated from a low of

U.S.$253 to a high of U.S.$349. See "Crystallex - Business Overview - The Gold Market", beginning on page 26. On September 12, 2003, the p.m. fixing price of gold sold in the London Bullion Market was U.S.$378 per ounce.

The gold price can fluctuate widely and is affected by numerous factors beyond Crystallex's control, including industrial and jewelry demand, inflation and expectations with respect to the rate of inflation, the strength of the U.S. dollar and of other currencies, interest rates, gold sales by central banks, forward sales by producers, global or regional political or financial events, and production and cost levels in major gold-producing regions. In addition, the gold price is sometimes subject to rapid short-term changes because of speculative activities.

The profitability of Crystallex's operations, its revenues and its cash flow are significantly affected by changes in gold prices. If gold prices decline for a significant period below the cost of production of any or all of Crystallex's operations, it may not be economically feasible to continue production at such sites. This would materially affect production, profitability and Crystallex's financial position. A decline in the market price of gold may also require Crystallex to write-down the carrying value of its mineral reserves, which might have a material and adverse effect on its earnings and profitability. Should any significant writedowns in reserves be required, material writedowns of Crystallex's investment in the affected mining properties and increased amortization, reclamation and closure charges may be required. Accordingly, even if Crystallex discovers commercial amounts of gold, it may not mine the gold if the gold prices are not high enough for Crystallex to produce and sell the gold profitably.

GOLD HEDGING ACTIVITIES MAY CREATE RISK OF LOSSES DEPENDING UPON THE PRICE OF GOLD, THE ABILITY OF CRYSTALLEX TO PRODUCE AND DELIVER GOLD, AND THE PERFORMANCE OF THIRD PARTY BUYERS.

Crystallex has entered into forward contracts to sell a portion of the gold that it anticipates it will produce at its mines. These contracts obligate Crystallex to sell the gold at a price set when it enters into the contract, regardless of the price when Crystallex actually produces the gold. Accordingly, there is a risk that the price of gold is higher at the time Crystallex produces the gold than when it enters into the contracts, so that Crystallex must sell the gold at a lower price than it could have received if it did not enter into the contracts. In addition, if Crystallex is not able to produce and deliver the amount of gold specified in the contracts, it may be required to buy gold at market prices to satisfy its contract obligations. These market prices may be higher than the agreed upon delivery prices. Further, the entity contracting to buy the gold from Crystallex could default, which means that if the contract price is higher than the market price at the time of delivery, Crystallex will not likely be able to resell the gold at the higher price.

CRYSTALLEX FACES SIGNIFICANT RISKS IN THE EXPLORATION, DEVELOPMENT AND OPERATION OF ITS MINING PROPERTIES, AND THE SUCCESS OF ITS BUSINESS WILL BE DEPENDENT UPON ITS MANAGEMENT OF SUCH RISKS.

The business of exploring for and mining of minerals involves a high degree of risk. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, tailings impoundment failures, cave-ins, landslides and the inability to obtain adequate machinery, equipment or labor are some of the risks involved in the operation of mines and the conduct of exploration programs. Further, substantial expenditures are required to establish ore reserves through drilling, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Crystallex does not know whether it will discover minerals in sufficient quantities and manage the production risks in order to justify commercial exploitation.

CRYSTALLEX FACES POTENTIAL RISKS AND UNCERTAINTIES RESULTING FROM THE LOCATION OF ITS PROPERTIES AND OPERATIONS IN COUNTRIES WHERE POLITICAL, GOVERNMENTAL OR OTHER ACTIVITIES MAY DISRUPT ITS BUSINESS, INCLUDING PROPERTY RIGHTS, EXPLORATION AND MINING ACTIVITIES AND THE MOVEMENT OF FUNDS.

Political and related legal and economic uncertainty may exist in countries where Crystallex may operate. Risks of foreign operations in these countries may include political unrest, labor disputes, invalidation of governmental orders and permits, corruption, war, civil disturbances and terrorist actions, arbitrary changes in law or policies of particular countries, changes to government regulation relating to the mining industry, foreign taxation, price and currency controls, delays in obtaining or the inability to obtain necessary governmental permits, opposition to mining from environmental or other non-governmental organizations, limitations on foreign ownership, limitations on the repatriation of earnings, limitations on gold exports and increased financing costs. These risks may limit or disrupt Crystallex's mineral exploration and mining activities, restrict the movement of funds or result in the deprivation of contract rights or the taking of property by nationalization or expropriation without fair compensation.

Crystallex does not know what impact recent and ongoing political unrest in Venezuela, including civil disturbances, fuel shortages, currency and exchange controls, and labor strikes, will have on it in the future, particularly if these conditions were to continue for an extended period of time.

CRYSTALLEX MAY NOT INSURE OR BE ABLE TO INSURE CERTAIN RISKS, WHICH MAY RESULT IN INCREASED COSTS AND REDUCED PROFITABILITY.

Exploration, development and production operations on mineral properties involve numerous risks, including:

          o  unexpected or unusual geological operating conditions
          o  rock bursts
          o  cave-ins
          o  fires
          o  floods
          o  earthquakes and other environmental occurrences
          o  political and social instability.

It is not always possible to obtain insurance against all such risks, and Crystallex may decide not to insure against certain risks as a result of high premiums or other reasons. For example, Crystallex does not maintain insurance against environmental risks. Should such liabilities arise, they could reduce or eliminate profitability and result in increasing costs.

CRYSTALLEX FACES INDUSTRY COMPETITION IN THE ACQUISITION OF MINING PROPERTIES AND THE RECRUITMENT AND RETENTION OF QUALIFIED PERSONNEL.

There is competition within the mining industry for the discovery and acquisition of properties considered to have commercial potential. Crystallex competes with other mining companies, many of which have greater financial resources than Crystallex, for the acquisition of mineral claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees and other personnel.

CRYSTALLEX'S BUSINESS DEPENDS UPON A LIMITED NUMBER OF MINING PROPERTIES AND PROCESSING FACILITIES, THE LOSS OF ANY OF WHICH MIGHT NEGATIVELY IMPACT ITS OPERATIONS.

Crystallex's operations at the San Gregorio Mill (in Uruguay) and the Revemin Mill (in Venezuela) together account for all of Crystallex's current mineral production and revenue. See "Crystallex - Business Overview - Activity on the Mining Properties", beginning on page 25. Any adverse development affecting those mills would significantly hurt Crystallex's financial performance and results of operations. In addition, Crystallex does not know if its development program at its San Gregorio mine will yield new mineral resources to replace or expand current mineral reserves once they have been fully mined. See "Crystallex - Property, Plants and Equipment - The San Gregorio Mining Concession - Operations", beginning on page 56.

CRYSTALLEX FACES SIGNIFICANT RISKS INHERENT IN THE PRODUCTION OF GOLD, AND THE SUCCESS AND PROFITABILITY OF ITS OPERATIONS IS DEPENDENT UPON ITS ABILITY TO MANAGE AND CONTROL THESE RISKS.

Crystallex's actual production is subject to a variety of risks, including:

o the actual amount of ore mined varying from estimates of grade, tonnage, dilution and metallurgical and other characteristics
o  the accuracy of estimated rates and costs of mining and processing
o short-term operating factors such as the need for sequential development of ore bodies and the processing of new or different ore grades from those planned
o  mine failures, slope failures or equipment failures
o  industrial accidents
o natural phenomena such as inclement weather conditions, floods, droughts, rock slides and earthquakes
o  encountering unusual or unexpected geological conditions
o  changes in power costs and potential power shortages
o shortages of principal supplies needed for operation,including explosives, fuels, chemical reagents, water, equipment parts and lubricants

o  labor shortages or strikes
o  civil disobedience and protests
o restrictions or regulations imposed by government agencies or other changes in the regulatory environments.

Such occurrences could result in damage to mineral properties, interruptions in production, injury or death to persons, damage to property of Crystallex or others, monetary losses and legal liabilities. These factors may cause a mineral deposit that has been mined profitably in the past to become unprofitable, forcing Crystallex to cease production. Each of these factors also applies to Crystallex's sites not yet in production. It is not unusual in new mining operations to experience unexpected problems during the production start-up phase.

CRYSTALLEX'S OPERATIONS REQUIRE ENVIRONMENTAL PERMITS AND ARE SUBJECT TO ENVIRONMENTAL COMPLIANCE REGULATIONS. COMPLIANCE MAY INVOLVE SIGNIFICANT COSTS AND DELAYS, AND FAILURE TO COMPLY MAY RESULT IN FINES OR SUSPENSION OF ITS MINING ACTIVITIES.

Crystallex's activities are subject to laws and regulations controlling not only the mining of and exploration for mineral properties, but also the possible effects of such activities upon the environment. See "Operating and Financial Review and Prospects - Liquidity and Capital Resources - Regulatory and Environment Risks", beginning on page 70. Environmental laws may change and make the mining and processing of ore uneconomic or result in significant environmental or reclamation costs. Environmental laws provide for restrictions and prohibitions on spills, releases, or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas which could result in environmental pollution. A breach of such laws may result in the imposition of fines and penalties or the suspension or closure of mining operations. In addition, certain types of operations require the submission of environmental impact statements and approval thereof by government authorities. Environmental laws are evolving in a manner which may mean stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. Permits from a variety of regulatory authorities are required for many aspects of mine development, operation and reclamation. Future laws and regulations could cause additional expense, capital expenditures, restrictions, liabilities and delays in the development of Crystallex's properties, the extent of which cannot be predicted. In the context of environmental permits, including the approval of reclamation plans, Crystallex must comply with standards, laws and regulations which may entail costs and delays depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. Crystallex does not maintain environmental liability insurance.

CRYSTALLEX OPERATIONS REQUIRE ADDITIONAL PERMITS AND ARE SUBJECT TO REGULATIONS. COMPLIANCE MAY INVOLVE SIGNIFICANT COSTS OR DELAYS, AND FAILURE TO COMPLY MAY RESULT IN FINES OR SUSPENSION OF ITS MINING ACTIVITIES.

Government regulations significantly affect Crystallex's mining operations. See "Crystallex - Business Overview - Government Regulation", beginning on page 27. Crystallex's mining operations and exploration and development activities are subject to extensive laws and regulations governing health and worker safety, employment standards, waste disposal, protection of the environment, protection of historic and archaeological sites, mine development and protection of endangered and protected species and other matters. Each jurisdiction in which Crystallex has properties regulates mining activities. Crystallex generally requires permits from authorities in these jurisdictions to authorize Crystallex's operations. These permits relate to virtually every aspect of Crystallex's exploration, development and production activities. It is possible that future changes in applicable laws, regulations or changes in their enforcement or regulatory interpretation could result in changes in legal requirements or in the terms of existing permits applicable to Crystallex or its properties, which could significantly impact Crystallex's current operations or planned exploration and development projects. Obtaining necessary permits can be a complex, time consuming process and Crystallex cannot assure whether necessary permits will be obtainable on acceptable terms, in a timely manner or at all. The costs and delays associated with obtaining necessary permits and complying with these permits and applicable laws and regulations could stop or materially delay or restrict Crystallex from proceeding with the development of a project or the operation or further development of a mine. Any failure to comply with applicable laws and regulations or permits, even if inadvertent, could result in interruption or closure of exploration, development or mining operations or material fines, penalties or other liabilities.

CURRENCY FLUCTUATIONS MAY INCREASE OPERATING COSTS.

Currency fluctuations may affect the costs that Crystallex incurs in its operations. Gold is sold throughout the world based principally on a U.S. dollar price, but a portion of Crystallex's operating expenses are incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where Crystallex has mining operations against the U.S. dollar would increase the costs of gold production at such mining operations and could hurt Crystallex's profitability and financial condition.

CRYSTALLEX HAS INCURRED RECENT LOSSES.

Crystallex, after restatement of its Financial Statements, incurred net losses in each of 2001 and 2002. Crystallex's profitability depends, among other things, on the price of gold, the level of gold production, cash operating costs, the prices and production levels of by-product minerals and other factors discussed in "Risk Factors." Substantially all of these factors are beyond Crystallex's control.

CRYSTALLEX'S BUSINESS DEPENDS UPON A SMALL NUMBER OF KEY PERSONNEL, THE LOSS OF ANY OF WHICH MIGHT SIGNIFICANTLY IMPAIR ITS BUSINESS.

Crystallex's business is dependent on retaining the services of a small number of key management personnel, namely Messrs. Oppenheimer, Fung, Ross, Thomas, Rosiak, El-Alfy, and Riccio. See "Management", beginning on page 89. The success of Crystallex is, and will continue to be to a significant extent, dependent on the expertise and experience of the directors and senior management. The loss of one or more of these people could significantly impair Crystallex's ability in developing, exploring, acquiring, and funding mining properties. Crystallex does not maintain key employee insurance on any of its employees.

CRYSTALLEX HAS AUTHORIZED FOR ISSUANCE A LARGE NUMBER OF SHARES, WHICH, IF ISSUED IN SIGNIFICANT AMOUNTS, COULD RESULT IN DILUTION OF SHARE OWNERSHIP AND A REDUCTION IN SHARE PRICE.

Crystallex has authorized the issuance of more than 77,892,909 common shares that have not yet been issued for payment of certain property purchases and related indebtedness, the exercise of stock options, finder's fees, the exercise of warrants issued in private placements, placement agent's fees for a private placement, and exercise of warrants issued for convertible notes and broker's fees. Furthermore, Crystallex may issue additional common shares from time to time in the future. If Crystallex issues a substantial number of those new shares, it could substantially dilute the ownership interest of Crystallex's current shareholders, based upon the 121,584,570 Crystallex shares outstanding as of September 12, 2003. In addition, given Crystallex's average daily trading volume of approximately 872,000 shares on the AMEX (Consolidated Market) and approximately 194,000 shares on The Toronto Stock Exchange for the period January 1, 2003 through August 31, 2003, the sale of these shares could provide enough selling pressure to depress the share price of Crystallex's common shares.

LIMITED ATTENDANCE AT A SHAREHOLDERS' MEETING AND MINIMAL QUORUM REQUIREMENTS MAY RESULT IN A SMALL NUMBER OF SHAREHOLDERS TAKING VOTES BINDING UPON ALL SHAREHOLDERS.

Crystallex's by-laws provide that a quorum for transacting business at a general meeting of shareholders shall be two shareholders present in person or by proxy holding not less than one-twentieth of the issued shares entitled to be voted at the meeting. Under the Canada Business Corporations Act, only two Crystallex shareholders could attend shareholders' meetings in person or by proxy, in which event these two shareholders could (provided they hold the requisite percentage of shares) take votes binding on behalf of all shareholders.


                         HOW TO OBTAIN MORE INFORMATION

We file reports and other information with the Securities and Exchange Commission. You may read any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W. in Washington, D.C. 20549. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference rooms. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. A copy of our SEC filings since October, 2002, including a copy of this prospectus, the registration statement (and amendments to the registration statement) relating to this prospectus and our annual report on Form 20-F for our year ended December 31, 2002, our Forms 6-K submitted to the SEC since November 4, 2002, all amendments to any of these filings or reports, and all future documents or reports that we will file or submit to the SEC, are or will be also available to you free of charge at the SEC's Internet site.

We have filed with the SEC a registration statement on Form F-1 under the Securities Act of 1933 relating to this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. The selling shareholders are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. This prospectus does not offer to you any security other than the common shares that this prospectus specifically offers. Information contained on our Web site is not a part of this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.


             ENFORCEABILITY OF CIVIL LIABILITIES AGAINST CRYSTALLEX

The enforcement by purchasers of the common shares offered in this prospectus of civil liabilities under the federal securities laws of the United States may be adversely affected by the fact that Crystallex is a Canadian corporation, many of its directors and shareholders are residents of Canada, and the majority of Crystallex's assets and all or a substantial portion of the assets of such other persons are located outside the United States. As a result, it may be difficult for purchasers to effect service of process within the United States upon such persons or to realize against them in the United States upon judgments of courts of the United States predicated upon civil liabilities under securities laws of the United States. McMillan Binch LLP, Canadian counsel for Crystallex, advised Crystallex that there is doubt as to the enforceability in Canada against Crystallex or its directors or officers who are not residents of the United States in original actions or in actions for enforcement of judgments of United States courts of liabilities predicated upon federal securities laws of the United States.


                           FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact included in this prospectus regarding Crystallex's financial position, business strategy and plans and objectives of management of Crystallex for future operations, are forward-looking statements. When used in this prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to Crystallex or its management, identify forward-looking statements. These forward-looking statements are based on the beliefs of Crystallex's management, as well as assumptions made by and information currently available to Crystallex's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as those disclosed under "Risk Factors" in this prospectus, including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization and trade difficulties and general economic conditions. Such statements reflect the current views of Crystallex with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, and growth strategy of Crystallex. All subsequent written and oral forward-looking statements attributable to Crystallex or persons acting on its behalf are expressly qualified in their entirety by this paragraph.


                             SELECTED FINANCIAL DATA

Exchange Rates
--------------

Unless otherwise indicated, all dollar amounts herein are stated in Canadian dollars. The following tables illustrate the rate of exchange for Canadian dollars per US$1.00 in effect at the end of the following periods and the average rate of exchange based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York:

     -----------------------------------------------------------------
     YEAR 2003             HIGH PER       LOW PER       AVERAGE PER
                            MONTH          MONTH           MONTH
     -----------------------------------------------------------------
     March                  1.4905        1.4673           1.4760
     -----------------------------------------------------------------
     April                  1.4843        1.4336           1.4582
     -----------------------------------------------------------------
     May                    1.4221        1.3446           1.3840
     -----------------------------------------------------------------
     June                   1.3768        1.3348           1.3525
     -----------------------------------------------------------------
     July                   1.4114        1.3368           1.3821
     -----------------------------------------------------------------
     August                 1.4100        1.3835           1.3963
     -----------------------------------------------------------------

             --------------------------------------------------
                                    AVERAGE OF EXCHANGE
                                    RATES ON LAST DAYS OF
             YEARS                  MONTH FOR EACH YEAR
             --------------------------------------------------
             2002                         1.5702
             --------------------------------------------------
             2001                         1.5484
             --------------------------------------------------
             2000                         1.4873
             --------------------------------------------------
             1999                         1.4827
             --------------------------------------------------
             1998                         1.4894
             --------------------------------------------------

As of September 12, 2003, the exchange rate was CDN $1.3630 for US$1.00.

    Source- Federal Reserve Bank of New York

Selected Financial Data
-----------------------

The selected financial data shown and expressed in Canadian dollars in the following tables below have been derived from and should be read in conjunction with the financial statements and notes included in this document. Crystallex's financial statements have been prepared in accordance with generally accepted accounting principles prevalent in Canada and have been reconciled to accounting principles generally accepted in the United States. The selected financial data as at December 31, 2002 and 2001 and for the three years ending December 31, 2002, is derived from the audited financial statements appearing in this document.













                           [table begins on next page]

            SELECTED CONSOLIDATED FINANCIAL DATA IN CANADIAN DOLLARS
            --------------------------------------------------------
                                 (CANADIAN GAAP)
                                 ---------------

-------------------------------------------------------------------------------------------------------------------
                               FOR YEAR      FOR YEAR ENDED    FOR YEAR ENDED    FOR YEAR ENDED    FOR YEAR ENDED
                                ENDED         DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                             DECEMBER 31,       2001(1)           2000(1)           1999(2)           1998(2)
                               2002(1)       (AS RESTATED)     (AS RESTATED)      (AS AMENDED)      (AS AMENDED)
                            (AS RESTATED)

-------------------------------------------------------------------------------------------------------------------
STATEMENT OF
OPERATIONS                  ---------------------------------------------------------------------------------------

Mining Revenue                46,161,221       45,984,208        39,639,239        35,907,539        8,568,748
-------------------------------------------------------------------------------------------------------------------

Income (loss) before         (56,459,812)     (42,552,441)       4,548,860         (618,936)        (7,897,320)
Income Taxes
                            ---------------------------------------------------------------------------------------
Income Taxes                      --               --                --                --                --
-------------------------------------------------------------------------------------------------------------------

Net Income (loss)            (56,459,812)     (42,552,441)       4,548,860         (618,936)        (7,897,320)
                            ---------------------------------------------------------------------------------------
Net Income (loss) per
Common Share - Basic            (0.67)           (0.62)             0.09             (0.02)            (0.22)

                            ---------------------------------------------------------------------------------------

Weighted Average              84,441,287       69,117,738        52,965,842        39,308,858        35,766,602
Number of Shares
Outstanding - Basic

-------------------------------------------------------------------------------------------------------------------

BALANCE SHEET DATA          ---------------------------------------------------------------------------------------
Cash and Short-Term
Investments                   5,695,130         14,409,831       4,418,442         6,652,863         5,535,716
                            ---------------------------------------------------------------------------------------
Working Capital
(Deficiency)                 (19,596,429)        9,261,655       5,528,714         6,701,812         1,664,188
                            ---------------------------------------------------------------------------------------
Total Assets
                             182,367,984      166,980,682       165,561,727       110,841,419       105,185,020
                            ---------------------------------------------------------------------------------------
Long-Term Debt
                              26,206,277       25,216,992        32,656,570        16,848,835        23,348,884
                            ---------------------------------------------------------------------------------------
Shareholders' Equity
                              83,084,535      103,281,456       112,135,051        74,227,949        67,238,275
-------------------------------------------------------------------------------------------------------------------

(1) Refer to Note 3 to the consolidated financial statements.
(2) As amended to reflect impact of subsequent years' restatements.

Crystallex has not paid any dividends since its incorporation.

Had the consolidated financial statements of Crystallex been prepared in accordance with accounting principles generally accepted in the United States, certain selected financial data would have been reported as shown on the following table:

            SELECTED CONSOLIDATED FINANCIAL DATA IN CANADIAN DOLLARS
            --------------------------------------------------------
                                   (U.S. GAAP)
                                   -----------

-------------------------------------------------------------------------------------------------------------------
                                FOR YEAR      FOR YEAR ENDED    FOR YEAR ENDED   FOR YEAR ENDED    FOR YEAR ENDED
                                 ENDED         DECEMBER 31,      DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                              DECEMBER 31,       2001(1)           2000(1)           1999(2)          1998(2)
                                2002(1)       (AS RESTATED)     (AS RESTATED)     (AS AMENDED)      (AS AMENDED)
                             (AS RESTATED)

-------------------------------------------------------------------------------------------------------------------
STATEMENT OF
OPERATIONS
                             --------------------------------------------------------------------------------------
Mining Revenue                 46,161,221       45,984,208        39,639,239       35,707,539         8,568,748


-------------------------------------------------------------------------------------------------------------------

Loss before Income            (99,926,729)     (59,011,287)      (13,179,638)      (9,323,469)      (16,192,497)
Taxes Under U.S.
GAAP
                             --------------------------------------------------------------------------------------

Income Taxes                       --               --                --               --                --
-------------------------------------------------------------------------------------------------------------------

Net Loss                      (99,926,729)     (59,011,287)      (13,179,638)      (9,323,469)      (16,192,497)

                             --------------------------------------------------------------------------------------
Net Loss per Common              (1.18)           (0.85)            (0.25)           (0.24)            (0.45)
Share - Basic
                             --------------------------------------------------------------------------------------
Weighted Average
Number of Shares               84,441,287       69,117,738        52,965,842       39,308,858        35,766,602
Outstanding - Basic

-------------------------------------------------------------------------------------------------------------------

BALANCE SHEET DATA           --------------------------------------------------------------------------------------
Cash and Short-Term            5,695,130        14,409,831        4,418,442         6,652,863        5,535,716
Investments
                             --------------------------------------------------------------------------------------
Working Capital
(Deficiency)                  (19,578,100)      9,296,642         5,569,272         6,701,812        1,664,188

                             --------------------------------------------------------------------------------------
Total Assets
                              82,081,263      109,403,438       108,653,155       80,794,280        80,646,494
                             --------------------------------------------------------------------------------------
Long-Term Debt
                               27,336,997       22,583,353        32,656,570       16,848,835        23,348,884
                             --------------------------------------------------------------------------------------
Shareholders' Equity
                              (18,332,906)      48,337,851        50,101,013       35,476,277        34,404,572
-------------------------------------------------------------------------------------------------------------------

(1) Refer to Notes 3 and 18 to the consolidated financial statements.
(2) As amended to reflect impact of subsequent years' restatements.

Under U.S. generally accepted accounting principles, Crystallex has written down its investment in mineral properties for those properties with no mineral reserves. As a result, during the years ended December 31, 2002, 2001, 2000, and 1999, Crystallex incurred mineral property write-downs of $42,868,819, $13,306,689, $12,643,590, and $5,497,813, respectively.

                         CAPITALIZATION AND INDEBTEDNESS

                               As of July 31, 2003
                                    (in CDN$)

                                                                                Notes and Debentures
                                                                 Actual(1)      As Adjusted (1)(2)
                                                                 ---------      ------------------
Debt
----
   Current portion of long-term debt                           $      989,000    $     989,000
   Promissory notes                                                 4,330,900               --
   Total long-term debt, net of current portion                    14,202,833       13,727,624
                                                                   ----------       ----------
Total Debt                                                     $   19,522,733    $  14,716,624
                                                                   ==========       ==========

Stockholders' equity
--------------------
 Common shares (Unlimited shares
    authorized; 112,108,534 issued and
    outstanding on actual)                                        221,471,059      227,432,766
  Special warrants                                                  4,668,030       13,840,324
  Equity component of convertible notes                             1,155,598               --
  Contributed Surplus                                              11,766,839       16,445,545
  Deficit                                                        (125,682,988)    (125,682,988)
                                                                -------------    -------------

Total stockholders' equity                                     $  113,378,538    $ 132,035,647
                                                                  ===========      ===========

Total Capitalization                                           $  132,901,271    $ 146,752,271
                                                                 ============     ============

-------

(1) Does not include the exercise into Crystallex common shares of any options or warrants outstanding as of July 31, 2003 or that may be issued thereafter.
(2) Number of common shares, as adjusted, is 116,448,115, assuming conversion into Crystallex common shares of convertible notes previously issued to Riverview.


                              RECENT PRICE HISTORY

Crystallex's common shares trade on The Toronto Stock Exchange and on the AMEX under stock symbol "KRY". The tables below are based on information obtained from The Toronto Stock Exchange and from the AMEX:

                           THE TORONTO STOCK EXCHANGE
                           PRICES IN CANADIAN DOLLARS

                                FISCAL YEAR ENDED

--------------------------------------------------------------------------------------------------------------------
                            2002               2001               2000               1999               1998
--------------------------------------------------------------------------------------------------------------------
        High                 3.85              3.45               4.25               2.50               11.85
--------------------------------------------------------------------------------------------------------------------
        Low                  1.89              0.99               1.19               0.74               0.50
--------------------------------------------------------------------------------------------------------------------

                              FISCAL QUARTER ENDED

--------------------------------------------------------------------------------------------------------------------
                                             March 31            June 30           Sept. 30            Dec. 31
--------------------------------------------------------------------------------------------------------------------
2003                  High                      2.44              2.86
--------------------------------------------------------------------------------------------------------------------
                      Low                       1.25              1.00
--------------------------------------------------------------------------------------------------------------------
                      Close                     1.46              1.88
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
2002                  High                     3.30                3.79               3.85               3.61
--------------------------------------------------------------------------------------------------------------------
                      Low                      2.53                2.10               2.02               1.89
--------------------------------------------------------------------------------------------------------------------
                      Close                    3.15                2.71               3.72               2.33
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
2001                  High                     1.59               2.85               3.45               3.33
--------------------------------------------------------------------------------------------------------------------
                      Low                      0.99               1.10               1.65               1.80
--------------------------------------------------------------------------------------------------------------------
                      Close                    1.15               2.20               1.89               2.78
--------------------------------------------------------------------------------------------------------------------

                                   MONTH ENDED

--------------------------------------------------------------------------------------------------------------------
                       March           April             May             June            July           August
                        2003            2003            2003             2003            2003            2003
--------------------------------------------------------------------------------------------------------------------
      High              1.70            1.55            1.35             2.86            3.33            4.05
--------------------------------------------------------------------------------------------------------------------
       Low              1.25            1.00            1.17             1.17            2.01            2.78
--------------------------------------------------------------------------------------------------------------------

                           THE AMERICAN STOCK EXCHANGE
                             PRICES IN U.S. DOLLARS

                                FISCAL YEAR ENDED

--------------------------------------------------------------------------------------------------------------------
                            2002               2001               2000               1999               1998
--------------------------------------------------------------------------------------------------------------------
        High                 2.56              2.20               2.81               1.75               8.31
--------------------------------------------------------------------------------------------------------------------
        Low                  1.20              0.62               0.75               0.50               0.30
--------------------------------------------------------------------------------------------------------------------

                              FISCAL QUARTER ENDED

--------------------------------------------------------------------------------------------------------------------
                                             March 31            June 30           Sept. 30            Dec. 31
--------------------------------------------------------------------------------------------------------------------
2003                  High                      1.55              2.15
--------------------------------------------------------------------------------------------------------------------
                      Low                       0.85              0.69
--------------------------------------------------------------------------------------------------------------------
                      Close                     1.04              1.39
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
2002                  High                     2.10               2.47               2.56               2.30
--------------------------------------------------------------------------------------------------------------------
                      Low                      1.59               1.25               1.28               1.20
--------------------------------------------------------------------------------------------------------------------
                      Close                    1.99               1.79               2.30               1.46
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
2001                  High                     1.06               1.91               2.20               1.97
--------------------------------------------------------------------------------------------------------------------
                      Low                      0.62               0.68               1.06               0.81
--------------------------------------------------------------------------------------------------------------------
                      Close                    0.77               1.48               1.17               1.77
--------------------------------------------------------------------------------------------------------------------

                                   MONTH ENDED

--------------------------------------------------------------------------------------------------------------------
                       March           April             May             June            July           August
                        2003            2003            2003             2003            2003            2003
--------------------------------------------------------------------------------------------------------------------
      High              1.14            1.06            0.96             2.15            2.39            2.94
--------------------------------------------------------------------------------------------------------------------
       Low              0.85            0.69            0.85             0.88            1.38            1.99
--------------------------------------------------------------------------------------------------------------------

Crystallex has paid no dividends on its shares since incorporation and does not anticipate doing so in the foreseeable future.


                                  SHARE CAPITAL

As of September 12, 2003, Crystallex had 121,584,570 shares outstanding. None of the shares are held in treasury or by its subsidiaries. More than 10% of these shares have been issued in connection with the acquisition of property.

As of September 12, 2003, Crystallex had outstanding options and warrants to acquire 53,761,091 common shares at exercise prices ranging from US$0.61 to US$3.20. It also had as of September 12, 2003, outstanding approximately US$3,000,000 principal amount of convertible notes or convertible debentures that are convertible into Crystallex common shares. The above amount includes the unconverted portion of the convertible notes and convertible debentures issued to the selling shareholders in September, October, and November, 2002.

Since September 12, 2000, through the date of this prospectus, Crystallex has had the material issuance of the securities described below (in addition to common shares issued upon conversion of previously outstanding convertible securities, warrants, or options, and issues of common shares and stock options to consultants and management or directors):

         o US$3,000,000 non-interest bearing notes, together with 450,000 common share purchase warrants. Each warrant is exercisable for one Crystallex common share at US$1.316 per share. The non-interest bearing notes were exchanged for US$3,000,000 principal amount of 4% convertible notes and 150,000 warrants to the holder and its affiliate, each warrant having an exercise price of US$1.27.

         o US$3,000,000 principal amount of 4% convertible notes and warrants to acquire 824,214 Crystallex common shares at an exercise price of US$2.68 per share.

         o 2,562,500 special warrants at Cdn$1.60 per special warrant, each of which allow the holder to acquire, for no additional consideration, one common share and one-half (1/2) of one warrant to purchase common shares having an exercise price of CDN$2.00 per each whole warrant.

         o 2,400,000 special warrants at Cdn$1.25 per special warrant, each of which allow the holder to acquire, for no additional consideration, one common share and one-half (1/2) of one warrant to purchase common shares having an exercise price of CDN$1.60 per each whole warrant.

         o 5,500,000 special warrants at Cdn$1.25 per special warrant, each of which allow the holder to acquire, for no additional consideration, one common share and one-half (1/2) of one warrant to purchase common shares having an exercise price of CDN$1.60 per each whole warrant.

         o 325,000 common shares to Vengroup as a settlement of distributions that Vengroup claimed relating to the El Callao properties.

         o 52,500 special warrants at Cdn$3.02 per special warrant, each of which allow the holder to acquire one Crystallex common share without additional consideration.

         o US$2,200,000 principal amount convertible note, convertible into up to Crystallex common shares based upon a discount to the shares' trading price at the time of conversion, and a warrant to purchase 100,000 common shares at an exercise price of CDN$4.40 per common share.

         o 2,200,000 special warrants for Cdn$4,730,000. Each special warrant authorizes the holder to acquire one of Crystallex's common shares for no additional consideration.

         o 1,025,000 special warrants purchased for Cdn$2,050,000, which special warrants may be converted, for no additional consideration, into 1,025,000 common shares and 1,025,000 common share purchase warrants having an exercise price of CDN$2.75, together with an additional 13,750 common share purchase warrants to a selling agent.

         o 8,195,025 common shares issued for El Callao Mining Corp shares and certain assets held by Bema Gold Corp in connection with Crystallex's acquisition of El Callao.

         o 3,111,111 units for a total purchase price of Cdn$7,500,000, each unit consisting of one Crystallex common share and one warrant to purchase one common share at an exercise price of CDN$3.00.

         o 4,545,455 special warrants, each of which allow the holder to acquire, for no additional consideration, one common share, and 2,272,727 share purchase warrants to purchase common shares having an exercise price of US$2.75 per each warrant, for an aggregate sale price of US$10,000,000.

         o Up to 5,000,000 common shares for issuance upon the conversion of 7% convertible notes and exercise of share warrants having an exercise price based upon a premium to the share price as of the date of issuance.

         o Up to 3,932,941 common shares upon the conversion of US$950,000 Crystallex Series A 10% Redeemable Convertible Notes or the exercise of 190,000 common share purchase warrants having an exercise price of $1.09 per share, together with 67,059 common shares as a placement fee.

         o 2,000,000 common shares or stock options to three consultants and to Crystallex's counsel in Venezuela for services performed on Crystallex's behalf.

         o 2,500,000 common shares in repayment of US$2,500,000 principal amount of notes.

         o 1,336,743 common shares issued to Corporacion Vengroup S.A. in lieu of a $2,150,000 cash payment as the last installment of the purchase price for Crystallex's indirect ownership of a majority interest in its El Callao property in Venezuela.

         o 12,800,000 special warrants at US$2.20 per special warrant, each of which allow the holder to acquire, for no additional consideration, and one common share, and one-half (1/2) of one warrant to purchase common shares having an exercise price of US$2.75 per each whole warrant.

                                   CRYSTALLEX

CRYSTALLEX'S HISTORY AND DEVELOPMENT
------------------------------------

         Background

Crystallex is a corporation that operates under the Canada Business Corporation Act and trades as a public company on the Toronto Stock Exchange and the AMEX under the symbol "KRY".

Crystallex was incorporated under the Company Act (British Columbia), Canada on May 22, 1984 under the name of "Petroflame International Resources Ltd." In January 1991, Petroflame changed its name to Crystallex and consolidated its share capital by way of a five to one share rollback (reverse stock split). On January 23, 1998, Crystallex's corporate existence was continued under the Canada Business Corporation Act ("CBCA"), thereby bringing Crystallex under the jurisdiction of the CBCA as if it was originally incorporated under the CBCA.

Crystallex is engaged in the production of gold and related activities including exploration, development, mining, and processing. It conducts these activities primarily through mineral concessions that it owns or controls in Venezuela and Uruguay. As of September 12, 2003, it had three operating concessions, the San Gregorio concession in Uruguay (which it acquired in October, 1998), the Tomi concession in Venezuela (which it acquired in July, 2000, as part of its acquisition of Bolivar Goldfields A.V.V.'s assets in Venezuela), and the Lo Increible concession in Venezuela (which it acquired in February, 2001, through its acquisition of a controlling interest in El Callao Mining Corp.). Crystallex also operates mills at its San Gregorio concession in Uruguay and the Revemin Mill in Venezuela (which it acquired in July, 2000, as part of its acquisition of Bolivar Goldfields A.V.V.'s assets in Venezuela).

On September 17, 2002, Crystallex entered into the Agreement with Corporacion Venezolana de Guayana ("CVG"), acting under the authority of the Venezuelan Ministry of Energy and Mines, under which Crystallex has been granted the rights to develop the Las Cristinas 4, 5, 6 and 7 gold deposits in the Municipality of Sifontes, Bolivar State, Venezuela. The agreement represents the culmination of a long-standing effort by Crystallex to obtain the mining rights for, and gain possession of, the Las Cristinas gold deposits and provides to Crystallex the exclusive right to develop the Las Cristinas gold deposits, including commercialization and sale of gold.

The address of Crystallex's principal office is 579 Richmond Street West, # 301, Toronto, Ontario, Canada M5Z 1Y6. Crystallex's registered office is Suite 902, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8, and its telephone number is (604) 683-0672. Its agent in the United States is Marc J. Oppenheimer, whose business address is 25 Rockwood Place, Third Floor, Englewood, New Jersey 07631.

         Important Acquisitions Since January 1, 2000

In February, 2001, Crystallex completed the acquisition of a controlling interest in Lo Increible, a 9,704 hectare pre-feasibility gold property located in Venezuela's El Callao gold district. The acquisition was in the form of a share exchange take-over bid for the shares of El Callao Mining Corp. and the purchase of certain assets from its principal shareholder. Crystallex issued 2.4 million shares to acquire approximately 80% of the outstanding shares of El Callao Mining Corp. In addition, Crystallex paid US$7.6 million to purchase certain assets as well as El Callao Mining Corp. debt held by Bema Gold Corporation. (See Property, Plants and Equipment - El Callao Properties - The Lo Increible Deposits.)

In July, 2000, Crystallex acquired all of Bolivar Goldfields A.V.V.'s assets in Venezuela, through the purchase of the stock of Bolivar's wholly-owned subsidiary, for a purchase price of

US$7 million and the assumption of bank debt of US$13 million, which Crystallex paid to US$8.5 million at closing. Crystallex paid US$5 million of the purchase price in cash and issued to Bolivar a promissory note in the principal amount of US$2 million (which Crystallex has since paid) for the balance. Crystallex has combined payments under its bank debt with the payments under the loan it assumed upon its acquisition of the San Gregorio property (see Property, Plants and Equipment - The San Gregorio Gold Mining Concession - Financing) and has extended payment dates to reflect more appropriately anticipated production from Venezuelan assets that Crystallex controls. The final maturity of the credit facility is scheduled for 2006.

Crystallex financed the foregoing acquisitions from its working capital, lines of credit, and/or issuance of its securities.

BUSINESS OVERVIEW
-----------------

         Activity on the Mining Properties

Crystallex is engaged in mining, development and exploration for gold, with its primary focus in South America, and in evaluating mineral property acquisitions in various locations around the world. Crystallex's business is not affected by seasonal weather patterns.

Prior to its acquiring the San Gregorio gold mine in Uruguay, Crystallex enjoyed modest production from the open pit Albino gold mine in Venezuela. Production at that mine was suspended during 1998 in order to allow Crystallex to conduct detailed engineering reviews on the underground potential at the mine, following the receipt of governmental permits to conduct underground mining.

Crystallex transformed itself from an exploration company to a junior gold producer (that is, a company producing less than 100,000 ounces of gold per year) with the acquisition of the San Gregorio gold mine in 1998. In each of the past three years, San Gregorio has produced between 66,000 and 72,000 ounces of gold. Crystallex is presently evaluating opportunities to extend the mine life of San Gregorio beyond 2003.

With the closing of the acquisition of the Tomi concession and Revemin mill in July, 2000, Crystallex was once again producing gold in Venezuela. Production at Tomi is currently sourced from open pit operations and a new underground mine. The decision to develop the underground mine during 2002 was supported by a Feasibility Study by Mine Development Associates (MDA) of Reno Nevada in October 2001, which demonstrated the viability of an underground operation. (See Property, Plants and Equipment -Bolivar Goldfields Properties - The Tomi Mining Concession and Revemin Mill.) In addition, Crystallex plans to expand the capacity of the Revemin mill by 20% in 2004.

The acquisition of a controlling interest in Lo Increible and the La Victoria concession in February, 2001, allowed Crystallex, in April, 2001, to put the La Victoria property into production. In 2001, Crystallex verified the geologic model and metallurgical recovery of the deposit. Crystallex also undertook an extensive drilling program during 2001 to quantify more accurately the resources at La Victoria.

Crystallex also engaged MDA to complete a Feasibility Study on the Albino underground deposit. The study, which was completed in October 2001, showed that underground mining is economically viable. Crystallex is presently evaluating processing underground ore from Albino in either the Revemin mill, which entails trucking the ore about 250 kilometres, or processing the ore in the planned Las Cristinas mill. (See Property, Plants and Equipment - The Albino Concession.)

Crystallex is also actively engaged in various activities required under its mine operation contract with the CVG for the Las Cristinas gold deposits, including the implementation of various social programs required under the contract. At the direction of Crystallex, and pursuant to the mine operation contract, a Feasibility Study for the Las Cristinas properties has been completed by SNC-Lavalin Engineers & Constructors Inc. Crystallex presented the Feasibility Study to the CVG on September 10, 2003, and the Feasibility Study is presently under review by the CVG. The Feasibility Study will form the basis for the business and development plans for the Las Cristinas properties. See "Property, Plants and Equipment - Las Cristinas 4, 5, 6 and 7."

         The Gold Market

Gold bullion trades around the world on a 24-hour basis and the market price for gold is readily ascertainable from the London Metal Exchange, the New York Commodities Futures Exchange (Comex) and other commodity markets. Every day, hundreds of thousands of ounces are bought and sold at electronic speeds. Production comes mainly from large mines in South Africa, North and South America, Australia, and the former Soviet Union. Main consuming markets are the Middle East, South East Asia, Europe, and North America.

Crystallex exports its production from San Gregorio to recognized refiners for settlement based on world spot prices or by using hedging strategies, such as forward selling and call options, in order to maximize the price received. Although not required to do so, Crystallex sells its production from its Revemin mill to the Central Bank of Venezuela. Crystallex receives the full international price for the gold that it sells to the Central Bank of Venezuela prior to settlement with the counter party.

The following table sets forth annual high, low, average and end of period afternoon fixing gold prices in U.S. dollars per troy ounce on the London Bullion Market (rounded to the nearest whole dollar):





                           [table begins on next page]

-------------------------------------------------------------------------------
                              LONDON P.M. GOLD FIX
                         PRICE IN U.S. DOLLARS PER OUNCE
-------------------------------------------------------------------------------

             YEAR                         HIGH                        LOW                        AVERAGE
--------------------------------------------------------------------------------------------------------------------
2003  (Jan to August)                      382                        320                          351
--------------------------------------------------------------------------------------------------------------------
2002                                       349                        278                          310
--------------------------------------------------------------------------------------------------------------------
2001                                       293                        256                          271
--------------------------------------------------------------------------------------------------------------------
2000                                       313                        263                          271
--------------------------------------------------------------------------------------------------------------------
1999                                       326                        253                          279
--------------------------------------------------------------------------------------------------------------------
1998                                       313                        273                          294
--------------------------------------------------------------------------------------------------------------------

The London PM price fix for gold on September 12, 2003 was US$378 per ounce.

         Government Regulation

Mining operations and exploration activities are subject to various national, state, provincial and local laws and regulations in Venezuela, Uruguay and other jurisdictions, which govern exploration, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. Crystallex has obtained or has pending applications for those licenses, permits or other authorizations currently required to conduct its operations. Crystallex believes that it is in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder in the jurisdictions in which it operates. There are no current orders or directions with respect to the foregoing laws and regulations.

Crystallex's mining operations and exploration activities are subject to various federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. Crystallex's policy is to conduct business in a way that safeguards public health and the environment. Crystallex believes that its operations are conducted in material compliance with applicable laws and regulations.

Changes to current local, state or federal laws and regulations in the jurisdictions where Crystallex operates could require additional capital expenditures and increased operating and/or reclamation costs. Although Crystallex is unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain mining operations uneconomic.

During 2002, Crystallex had no material environmental incidents or material non-compliance with any applicable environmental regulations.

         Review of Title to Properties

At the time that it acquires a mining property, Crystallex completes or causes to be completed due diligence on the property which, in the ordinary course, would include a review by local counsel of concession (title) rights, surface rights and mining contracts. Crystallex further obtains and relies upon detailed representations of vendors and, in some cases, legal opinions obtained from counsel for such vendors as a condition of closing. Crystallex has also customarily reviewed at the time of acquisition financing files and reports to lenders whose loans remain in place, in whole or in part, after acquisition. While such reports have been issued specifically to the lenders, they have provided support to Crystallex due diligence. Finally, since it has made some of its acquisitions through the purchase of shares (see, for example, the discussion in "Crystallex's History and Development - Important Acquisitions Since January 1, 2000"), Crystallex has, prior to closing, had an opportunity to review in detail the records of the entity being acquired and interview key employees in respect of matters concerning title and mining contracts. However, despite these efforts, Crystallex can never be certain that it will have valid title to its mining properties (See "Risk Factors - Uncertainty with respect to title to remaining mineral properties may result in loss of mining rights without compensation for development expenditures.")

ORGANIZATIONAL STRUCTURE
------------------------

Crystallex operates its business either directly or through its subsidiaries. Its significant subsidiaries are as follows:

--------------------------------------------------------------------------------------------------------------------
              Name of Subsidiary                   Country of incorporation or        Crystallex's ownership and
                                                            residence                       voting interest
--------------------------------------------------------------------------------------------------------------------
Minera Albino C.A.                              Venezuela                                       100%(1)
--------------------------------------------------------------------------------------------------------------------
El Callao Mining Corp.                          British Columbia (Canada)                         80%
--------------------------------------------------------------------------------------------------------------------
Mineras Bonanza, C.A. (Tomi mine)               Venezuela                                       100%(1)
--------------------------------------------------------------------------------------------------------------------
Revemin II C.A. (Revemin mill)                  Venezuela                                       93%(1)
--------------------------------------------------------------------------------------------------------------------
Minera San Gregorio S.A.                        Uruguay                                         100%(1)
--------------------------------------------------------------------------------------------------------------------

(1)  Indirect subsidiary

The above table does not include Crystallex's ownership interest in Las Cristinas 4 and 6 (See Property, Plants and Equipment - Las Cristinas 4, 5, 6 and 7) since Crystallex will develop the Las Cristinas gold deposits under the terms of its mine operation contract with the CVG.

                          [text continues on next page]

PROPERTY, PLANTS AND EQUIPMENT
------------------------------

                          SUMMARY OF PROPERTY DATA(1)
                          ---------------------------
                             AS OF DECEMBER 31, 2002

---------------------------------------------------------------------------------------------------------------------------
                                   PROVEN &       GOLD PRICE                                     DATE OF
                     ACREAGE       PROBABLE       FOR RESERVE    CONTAINED       STAGE/         EXPECTED       LIFE OF
    PROPERTY       (HECTARES)      RESERVES       CALCULATION     OUNCES         STATUS        PRODUCTION    RESERVES(5)
                                   (2), (3)         US$(4)
---------------------------------------------------------------------------------------------------------------------------
Albino                 500      178,870             $270/oz       84,700     Development/          Not        2.5 years
Underground                     tonnes @                                     Inactive          Determined
(Concession)                    14.7 g/t

Bolivar              500(7)
Goldfields:

Tomi                            162,730             $265/oz       75,800     Production/         Current      2.5 years
Underground                     tonnes @                                     Active
(Concession)                    14.5 g/t


  Tomi Open Pit                 931,000             $300/oz       86,900     Production/         Current         Not
(Concession)                    tonnes @                                     Active                          Applicable
                                2.9 g/t

Las Cristinas         4,000     Not                   Not           Not      Development/          Not           Not
4,5,6,7 (CVG                    Applicable(8)    Applicable(8)  Applicable   Active            Determined    Determined
Contract)

El Callao (Lo         9,704
Increible):

   La Victoria                  3.9 MM              $300/oz       377,200    Production/         Current     10.0 years
(Concession)                    tonnes @                                     Active
                                3.0g/t

   Lo                           Not                  Not           Not      Exploration/          Not           Not
Increible 2,                    Applicable       Applicable    Applicable   Active            Determined     Determined
4(a), 4(b),
4(c), 4(d)
(CVG
Contract)

Santa Elena,          1,763     Not Applicable        Not           Not      Exploration/          Not           Not
San Miguel,                                       Applicable    Applicable   Inactive          Determined    Determined
Carabobo
(Contract:
ACOMISUR)


San Gregorio        1,321(6)    1.1 MM              $325/oz       63,100     Production/         Current       1 year
(Concession)                    tonnes @                                     Active
                                1.7 g/t
--------------------------------------------------------------------------------------------------------------------------

(1) Does not include Crystallex's interest in the Mineiro Concession, Knob Hill Property, and other properties.
(2) Estimates for each deposit meet both SEC Industry Guide 7 and Canadian definitions of reserves. The reserves as stated are estimates of what can be economically and legally recovered from the mine and as such incorporates losses for dilution and mining recovery
(3) The forecast life of mine metallurgical recovery factor for each reserve is as follows: San Gregorio 92%; Albino Underground 92%; Tomi Underground 95%; Tomi Open Pits 94%; and La Victoria 85%.
(4) There are no material currency conversion factors used to estimate Crystallex's reserves.
(5) All reported reserves are planned to be mined out within the period of existing concession agreements or within the time period of assured lease renewal periods. Crystallex has the required permits to mine all the reserves disclosed in this chart, except for La Victoria, where Crystallex has permits to mine the reserves that under its current mining plan are sufficient through 2004 and expects to receive the permits to access the balance of these reserves by the end of 2003.
(6) Does not include 1,087 hectares of the surface estate within the project area that Crystallex owns outright and an additional approximately 20,000 hectares that Crystallex controls of exploration rights of prospective mineral lands in northern and southern Uruguay.
(7) Does not include 8,547 hectares of undeveloped land held under CVG contract and 44,438 hectares of exploration land.
(8) Does not include reserve estimates based upon the Feasibility Study for the Las Cristinas properties. See "Property, Plants and Equipment - Las Cristinas 4, 5, 6 and 7."




[GRAPHIC OMITTED]                      [GRAPHIC OMITTED]





The Albino Concession
---------------------

Crystallex Interest and Authorizations

Title to the Albino Concession was granted by the MEM to Mr. Alvino Bonucci Gabianelli, a Venezuelan national, on February 25, 1988. Crystallex Venezuela obtained the Albino Concession following Crystallex's final payment to Mr. Bonucci Gabianelli in January, 1998.

Crystallex currently holds both surface and veta (underground) rights to the Albino Concession, allowing it to extract gold and diamonds from a 500-hectare area. Surface rights were originally granted on February 29, 1988 for a ten-year period, renewable in 10-year increments for up to a total aggregate of 40 years. The rights renewed effective August 18, 1998 for an additional 10-year period. Veta rights were granted in November, 1998 for an initial 10-year period, renewable for the same duration up to a total aggregate of 40 years.

In November, 1998 the Ministry of Energy and Mines of the Venezuelan government approved the grant of concession rights for deep rock mining at the Albino concession. Prior thereto, Crystallex had only been permitted to mine the open pit alluvial gold deposits at Albino. The approval to mine deep rock will enable Crystallex to access the main underground ore located beneath the alluvial deposits. Mine Development Associates, an independent mining consulting firm, completed a detailed Feasibility Study in 2001 that showed underground mining is economically feasible at current gold prices.

Property History

The Kilometre 88 region of Bolivar State, Venezuela, has a production history of alluvial gold dating back to the turn of the century. It is estimated that substantial amounts of gold were extracted by local miners from river gravels and saprolite using hydraulic, sluice, and mercury amalgam methods.

In late 1992, Crystallex become involved in the exploration and subsequent development of the Albino concession. Following an initial program of mapping, soil sampling, ground magnetometer and IP surveys, drilling began in 1993 to test for continuity of gold mineralization along the Conductora-Aguao 2 trend. Between 1993 and 1998, 268 holes were drilled totaling 30,164 metres. Saprolite mining on the Conductora zone was initiated in 1994 and lasted through 1998. In 2001, Mine Development Associates made an estimate of the Albino Concession's ore reserves. See - Ore Reserves.

Location and Access

The Albino mine is accessible by good gravel road, two and a half miles west of the village of Las Claritas off Kilometre 85 of the paved interstate highway linking Puerto Ordaz to the Brazilian border. Rainfall is approximately 15 feet per year.

Area Description

The Albino Concession is a 500-hectare concession. The Concession is immediately contiguous to the south and east of Las Cristinas 4 and 5 Concessions and to the north of Crystallex's Carabobo Concession.

Royalty Payments

The Albino Concession is subject to a net smelter return royalty, payable to MEM, of 4% of the value of gold sold (based on the London Metal Exchange price) and 7% of the value of diamonds. MEM has, however, reduced the royalty for gold to 1% for the Albino Concession for an indefinite period, but there can be no assurance that such reduction will continue to apply.

MEM Option to Acquire 20% Interest of Albino Concession.

The Albino Concession requires Crystallex to sell to an entity that MEM designates, if MEM requests at any time during the life of the concession, a twenty percent (20%) interest in any company used to mine and develop the concessions. Crystallex believes that other Venezuelan concessions contain similar provisions but that MEM has not exercised its options to date. Crystallex may in the future acquire additional concessions in Venezuela that have similar provisions. Crystallex cannot determine at what price, if any, the designated entity would be required to pay for the shares representing this 20% interest or whether the MEM would even require such shares to be transferred to its designated entity.

Environmental Matters

The property is located in a tropical rain forest. Previous mining activity by local artisan miners had stripped large areas of trees, although rapid natural reforestation is apparent in the area. Mining activity is governed by various local, State and Federal laws which require submission of an annual mining plan to the environmental agencies as well as permission to operate in the area. Inspections have been made from time to time by governmental authorities.

Local Geological Setting

The Albino Concession is in an area of low relief and moderately dense tropical rainforest jungle. Actual outcrops of rock are rare. The rainy season is from May to October. The area rivers flood during the rainy season but the property is not affected by flooding.

The Albino Concession is underlain by supracrustal rocks of a lower Proterozoic greenstone belt. Due to intense tropical weathering that characterizes the region, the original bedrock has been saprolitized to depths of 30 meters to 60 meters below surface. Consequently, there is no hard rock outcrop on surface. Interpretations of the original protholith based on examination of drill core indicate that the main lithologic units underlying the property are porphyritic and fragmental pyroclastic rocks of andesitic to basaltic composition; fine grained, aphanitic to amygdaloidal mafic volcanics; porphyritic diorite, and late diabase dykes.

Alteration assemblages at the Albino Concession occur within northeast trending zones of shearing and quartz veining and include carbonate, chlorite, sericite, silica, tourmaline and pyrite.

Mineralized Zones

Mineralization at the Albino Concession is predominantly found in north-east trending shear zones and quartz veins located in the western portion of the concession.

The main mineralized system, known as the La Conductora - Aguao 2 shear, is a 2 meter to 15 meter wide ductile-brittle zone of mineralization which has been traced by drilling over a strike length of 750 meters and to vertical depths of 250 meters. The mineralized system is open at depth and to the southwest. The shear zone, which dips moderately to the northwest, is developed near the contact between supracrustal rocks and dioritic intrusives. Gold mineralization within the northern portion of the shear zone occurs within a pervasively silicified, pyritized and carbonatized mylonite zone, locally cut by quartz veins and quartz-carbonate veinlets. The southern two-thirds of the shear zone are characterized by the presence of thick auriferous quartz veins within envelopes of mineralized schist. The highest gold values within the La Conductora-Aguao shear correlate with quartz-albite veinlets and pyrite content.

The second most important mineralized system at Albino is a northeast trending shear known as the Medina 3 Zone. This zone consists of strongly foliated, pyrite-bearing schists with intercalations of quartz vein stringers and schists. The zone has been traced by trenching and drilling over a strike length of 500 meters.

Other mineralized zones at Albino include the Medina 1 Zone, the Salazar Zone, the Southern Extension of the Aguao shear, and a number of geochemical anomalies characterized by erratic gold values in quartz veins.

Ore Reserves

Ore reserves (proven and probable) at December 31, 2002 are summarized below:

                                  Ore Tonnes       Grade        Contained
                                     (000's)        (g/t)        Gold (ozs)
                                 --------------  ---------       ----------
              Proven               82            14.8            39,100
              Probable             97            14.7            45,600
                                   --            ----            ------
              Total               179            14.7            84,700

The Albino Proven and Probable underground mining reserves were calculated using an 8 gpt cutoff. The underground reserves are defined within the mine plan as follows.

The economic cutoff was based on the following criteria:

     o  Gold price of US$270 per ounce
     o  Metallurgical recovery of 92%
     o  All in mining, transportation, and G&A cost of US$55.44 per tonne
     o  5.9% royalty and refining fees

The resulting calculation was then rounded up to the nearest even g/t.

The ore reserves were estimated by Mine Development Associates, an independent mine engineering company based in Reno, Nevada, utilizing the mineral deposit data estimated by the same company. The reserve estimate is based on an IDW block model using appropriate geostatical indicators.

Mineral Deposit

The following table presents the mineral deposit for Albino at December 31, 2002:

                                 Tonnes    Grade
                                (000's)    (g/T)
                                -------    ------
                                 3,140      4.0

The Mineral Deposit is a mineralized body which has been delineated by appropriately spaced drilling and/or underground sampling to support a sufficient tonnage and average grade of metal. Such a deposit does not qualify as a reserve until a comprehensive evaluation based upon unit cost, grade, recoveries and other material factors conclude legal and economic feasibility. The Mineral Deposits for the Albino Concession exclude the proven and probable gold reserves discussed above.

The Mineral Deposit was calculated by Mine Development Associates using the cross-sectional polygonal method with a cutoff grade of 1.0 g/t

For purposes of determining both reserves and mineralized deposits, drill sections are spaced 25 meters apart, and the drill spacing within the sections is 25 meters.

Past Operations

From 1994 to 1998, Crystallex operated an open pit mine which involved the mining of surficial material from shallow pits and the processing of the ore in a 250 tpd mill. The mill was originally constructed in Northern Saskatchewan and re-assembled at Albino without a crushing plant because of the friable nature of the ore. During a 5-year period (1994 to 1998), 41,259 ounces of gold were produced at Albino. Mining ceased in 1998 when the open pit reached bedrock. No further production from Albino has taken place since that time.

----------------------------------------------------------------------------
GOLD PRODUCED - OUNCES

----------------------------------------------------------------------------
1994                       1995         1996        1997        1998
----------------------------------------------------------------------------
5,971                      16,391       4,593       10,053      4,251
----------------------------------------------------------------------------

Current Operations

The operations at Albino were put on care and maintenance during 1998 due to low gold prices and hard rock rights (Veta rights), which had not at that time been granted. Veta rights were granted in November, 1998.

A Feasibility Study, completed by MDA in 2001, evaluated the viability of an underground mining operation at the Albino property. The Feasibility Study demonstrated the viability of operating a small underground mine to access the high grade portion of the ore body. At the time, it was planned that the Albino ore would be processed at the Revemin mill, approximately 250 kilometres away. Crystallex is currently evaluating the alternative of processing the ore at the planned Las Cristinas mill which will be located immediately to the north and west of the Albino property.

Bolivar Goldfields Properties - The Tomi Mining Concession and Revemin Mill
---------------------------------------------------------------------------

The 500 hectare Tomi concession and the Revemin mill are the principal assets of Minera Bonanza S.A. Minera Bonanza is a wholly owned indirect subsidiary of Crystallex, acquired on July 27, 2000 from Bolivar Goldfields Ltd. Crystallex's acquisition of Minera Bonanza also included 44,438 hectares of exploration land.

         The Tomi Mining Concession
         --------------------------

The Tomi concession contains four adjoining deposits known as MacKenzie, Charlie Richards, Milagrito, and Fosforito. The ore from the Tomi mine is processed at the Revemin mill, located 21 km southwest of the Tomi mine. The Revemin mill is a conventional CIL facility with a nominal capacity of 1,500 tpd.

Location, Access, Infrastructure

The Tomi concession is located in Bolivar State, 16 km northeast of El Callao. El Callao is the population center of the El Callao gold camp that was established in the 19th century. The concession is accessed by a 6 km gravel road branching off the interstate highway linking Puerto Ordaz, the main commercial center of Bolivar State, to the Brazilian border.

Tomi infrastructure includes site roads, plant buildings, service buildings, assay lab, water, sewage, tailings pond and related infrastructure items. Diesel generators supply power to the mine, although a power line is available 6km from the mine.

Property History

Exploration activities at Tomi date back to the turn of the century, as witnessed by several small open cuts and some shallow underground workings in the Charlie Richards and Mackenzie areas. Also, some artisanal mining took place between 1930 and 1965. Modern exploration on the property only began in 1993 when Bolivar Goldfields Ltd completed the acquisition of the Tomi concession and adjoining Belen and Dividival I and II concessions

The initial exploration work by Bolivar Goldfields consisted of a 100 m x 100 m soil sampling program and an airborne geophysical survey (magnetics and radiometrics). The soil sampling program led to the definition of a strong anomaly, 1,600 m long and 700 m wide, which was subsequently investigated by 9,000 metres of mechanized trenching and 8451 metres of reverse circulation and diamond drilling in 78 holes. Most of the drilling was carried out in 1994 and 1995. The exploration work culminated in a feasibility study by Kilborn Inc. of Toronto, Canada in 1996.

Mining at Tomi began in mid 1998 at the MacKenzie pit. In August 2000, Crystallex completed the acquisition of Bolivar Goldfields' Venezuelan assets and took control of the mining operations.

In the fall of 2001, Crystallex embarked on a 4,456 meter diamond drill program aimed at developing underground reserves below the Charlie Richards Pit. The results of a Feasibility Study conducted for Crystallex by Mine Development Associates were reported in October, 2001. The Feasibility Study for the Charlie Richards underground deposit concluded that the deposit can be economically mined.

Geology and Mineralization

The Tomi concession is located in the Lower Proterozoic El Callao greenstone belt, a succession of mafic (ultramafic) volcanic piles overlain by intermediate to felsic volcanics, volcaniclastics and sediments. The main rock types at Tomi are deformed volcaniclastic rocks and gabbroic sills.

Gold mineralization on the property is essentially confined to zones of intense folding and shearing within the gabbroic sills. At MacKenzie, Charlie Richards and Milagrito gold mineralization consists of quartz-veined, silicified, carbonatized and pyritized zones occurring along the hinges and limbs of antiforms plunging 45(Degree) to the east. At Fosforito, gold mineralization occurs along an easterly dipping shear zone.

Ore Reserves

Ore Reserves (Probable) as of December 31, 2002 are summarized below:

                                     Ore Tonnes        Grade    Contained
                                     (000's)           (g/T)    Gold (ozs)
                                     ----------        -----    ---------

         Tomi Open Pits                 931             2.9       86,900
         Tomi  Underground              163            14.5       75,800
         (Charlie Richards)

The ore reserves for the underground portion of the Charlie Richards deposit were calculated by Mine Development Associates using a gold price of US$265, and a cutoff grade of 5.0 g/t Au. The ore reserves for the open pits were estimated using a cutoff of 1.0 g/t Au. The open pit calculations are based on a gold price of US$300/ounce. The open pit reserves were estimated by Nick Suter, at that time Crystallex's Chief Mine Geologist, and verified by Dr. Luca Riccio, P. Geo., Vice President Exploration of Crystallex.

Mineral Deposit

The Mineral Deposit for the Tomi Concession is as follows as of December 31,
2002:
                            TONNES        GRADE
                            (000's)       (g/T)
                            -------       -----
                              699          3.2

Mineral Deposit is a mineralized body which has been delineated by appropriately spaced drilling and/or underground sampling to support a sufficient tonnage and average grade of metal. Such a deposit does not qualify as a reserve until a comprehensive evaluation based upon unit cost, grade, recoveries and other material factors conclude legal and economic feasibility. The Mineral Deposits for the Tomi Concession exclude the probable gold reserves for both the open pit and underground deposits discussed above.

The Mineral Deposit of Charlie Richards was calculated by Mine Development Associates, Reno, Nevada. The calculations were made employing the Medystem block model. The mineral deposit is reported at a cutoff grade of 1.0 g/t Au.

For purposes of determining both reserves and mineralized deposits, drill sections are spaced 25 meters apart, and the drill spacing within the sections is 25 meters.

Production Statistics (since acquisition by Crystallex)

-----------------------------------------------------------------------------------------------------------------------
100% Basis                                                        2002                    2001                   2000(1)
-----------------------------------------------------------------------------------------------------------------------
TOMI OPEN PIT (100% CRYSTALLEX)
Tonnes Ore Mined                                                25,644                 120,876                 193,305
Tonnes Waste Mined                                               2,908                 479,614                 835,806
Tonnes Ore Processed                                            27,998                 122,000                 187,000
Average Grade of Ore Processed (g/t)                              3.01                     3.1                     4.0
Recovery Rate (%)                                                   87%                     92%                     95%
-----------------------------------------------------------------------------------------------------------------------
Production (ounces)                                              2,347                  11,132                  22,676
-----------------------------------------------------------------------------------------------------------------------

(1) For the portion of the year controlled by Crystallex.

Only 2,347 ounces of gold were recovered from the Tomi open pit deposits in 2002 as the focus of activity on the Tomi concession was the development of the high grade underground mine below the Charlie Richards pit. Open pit mining activity was principally limited to mining ore from the Milagrito pit. This was undertaken to partially compensate for the shortfall of ore from the La Victoria mine during the first quarter of the year.

Tomi (Charlie Richards) Underground Mine

Production from the first main mining stope at new Tomi underground mine started during the second quarter of 2003. Tomi is a small, high grade, underground mine developed below the surface of the Charlie Richards pit. The average reserve grade is 14.5 grams per tonne. Ore from the Tomi underground mine is trucked approximately twenty one kilometres to the Revemin mill for processing. The Tomi ore does not have the same sulphide metallurgical characteristics as the La Victoria ore and recoveries of gold from Tomi are expected to exceed 90%.

Production is not forecast to approach design levels until later in the fourth quarter of 2003 because insufficient capital during the first quarter limited development work to the first mining stope. Development work has resumed in the second quarter and production is subsequently expected to reach a level of about 30,000 ounces per year beginning in 2004. During 2003, approximately US$2.3 million of capital is planned for underground mining equipment and ramp development.

Financing

Crystallex acquired all of Bolivar's assets in Venezuela, through the purchase of the stock of Bolivar's wholly-owned subsidiary, for a purchase price of US$7 million and the assumption of bank debt of US$13 million, which Crystallex paid to US$8.5 million at closing. Crystallex paid US$5 million of the purchase price in cash and issued to Bolivar a promissory note in the principal amount of US$2 million (which Crystallex has since paid) for the balance. Crystallex has combined payments under its bank debt with the payments under the loan it assumed upon its acquisition of the San Gregorio property (see "The San Gregorio Mining Concession - Financing") and has extended payment dates to reflect more appropriately anticipated production from Venezuelan assets that Crystallex controls. The final maturity of the credit facility is scheduled for 2006.

The loan provides limited recourse to Crystallex and certain of its subsidiaries. In consideration of amendments to the loan agreement with the Standard Bank of London ("SBL") to coordinate Venezuelan production from all sources with payment dates, Crystallex has agreed to provide to SBL a security interest in certain shares and assets held by Crystallex as a result of Crystallex's acquisition of a controlling interest in the El Callao properties. This will provide Crystallex with additional flexibility as it coordinates production from mine sites in Venezuela.

         Revemin Mill
         ------------

The Revemin mill is a conventional CIL facility capable of treating 1,500 metric tons of ore per day. The Revemin mill processes ore from the La Victoria and Tomi mines as well as ore purchased from independent miners on nearby concessions.

                          [text continues on next page]

Revemin Mill Production

-----------------------------------------------------------------------------------------------------------------------
100% Basis                                                            2002                  2001                  2000
-----------------------------------------------------------------------------------------------------------------------
REVEMIN MILL
La Victoria Ore Processed (tonnes)                                 326,572               297,000                   N/A
Tomi Open Pit Ore Processed (tonnes)                                27,998               122,000               187,000
Purchased Material Ore Processed (tonnes)                           12,339                19,000                 3,000
-----------------------------------------------------------------------------------------------------------------------
Total Ore Processed (tonnes)                                       366,909               438,000               190,000
Head Grade of Ore Processed (g/t)                                      3.0                   3.4                   4.1
Total Recovery Rate (%)                                                 79%                   90%                   95%
Total Gold Recovered (ounces)                                       27,841                42,690                23,538
-----------------------------------------------------------------------------------------------------------------------
Cost Per Tonne of  Ore Processed                                  $  10.50              $   9.08              $   8.32
-----------------------------------------------------------------------------------------------------------------------

During 2002, ore from La Victoria accounted for approximately 90% of the ore processed by the Revemin mill. The balance comprised small quantities of open pit ore from the Tomi concession and ore purchased from independent miners working nearby concessions.

Crystallex has commenced a program to expand the processing rate of the Revemin mill to 1,800 tonnes per day at a capital cost of approximately US$2.6 million. The program will be undertaken in two stages; the first stage is designed to improve gold recoveries from the La Victoria ore and the second stage will expand the processing rate from 1,500 tonnes per day to 1,800 tonnes per day. Approximately half of the capital cost is budgeted for improving recoveries by adding a flotation circuit and regrind mill. The first stage is scheduled for completion by the end of 2003, while the expansion in processing capacity will be undertaken during 2004.

Upon completion of the flotation circuit and expansion and when the La Victoria and Tomi underground mines are operating at design rates, ore to Revemin will be supplied from La Victoria at the rate of about 1,550 tonnes per day and from Tomi at 250 tonnes per day.

In 2002, a new 3,000 tonne per day crusher was installed at the La Victoria pit in conjunction with the mill expansion. The crusher has capacity to support a second phase expansion of the mill. The new crusher eliminates both the bottlenecks that were experienced with the existing installed crushing equipment at the mill, and the necessity of transporting oversized material to the mill, thereby reducing the maintenance cost on the highway haul trucks.

Las Cristinas 4, 5, 6 and 7
---------------------------

On September 17, 2002, Crystallex entered into a mining agreement (the "Agreement") with the Corporacion Venezolana de Guayana (the "CVG"), acting under the authority of the Venezuelan Ministry of Energy and Mines ("MEM") and pursuant to Venezuelan mining law, under which Crystallex has been granted the right to develop the Las Cristinas 4, 5, 6 and 7 gold deposits (the "Las Cristinas Deposits") in the Municipality of Sifontes, Bolivar State, Venezuela. The CVG is the state organization responsible for the development of all natural resources in Bolivar State, with the exception of oil.

Background

The Agreement represents the culmination of a long-standing effort by Crystallex to obtain the mining rights for, and gain possession of, the Las Cristinas Deposits. Crystallex has for several years been involved in the enforcement of its title rights to the Las Cristinas 4 and 6 concessions. One of the obstacles to the enforcement of those rights was the mining contract (the "MINCA Contract") granted in 1992 by the CVG to Minera Las Cristinas, C.A. ("MINCA"), a joint venture company owned by the CVG and Placer Dome Inc. ("Placer Dome") for the development of the Las Cristinas Deposits. In November 2001, the CVG cancelled the MINCA Contract. In March, 2002 the MEM declared that the MINCA Contract was terminated and reassumed control of those mining rights. Although those actions did not have any effect on Crystallex's title claim to the Las Cristinas 4 and 6 concessions, the result of those actions was that all assets impacted by the MINCA Contract reverted to the Republic of Venezuela. Under an agreement between the MEM and the CVG dated May 16, 2002, the CVG was authorized by the MEM to contract for the development and exploitation of the Las Cristinas Deposits and for the use of the related assets including reports, data and existing infrastructure. Crystallex was selected by the CVG as the party to develop the Las Cristinas Deposits and entered into the Agreement with the CVG on September 17, 2002. Crystallex has been advised by its Venezuelan counsel that the Agreement has been entered into in accordance with all applicable Venezuelan laws and under the authority granted to the CVG by the MEM. As the Agreement provides Crystallex with all legal authority necessary to take possession of and develop the Las Cristinas Deposits, including the commercialization and sale of gold, it is no longer necessary for Crystallex to proceed with its various legal actions seeking to enforce its title rights to the Las Cristinas 4 and 6 concessions.

Highlights

     o Definitive Mining Operation Contract signed with the Corporacion Venezolana de Guayana ("CVG") in September, 2002.
     o Reports of the National Assembly in Venezuela confirm the legal and administrative process underlying the Mining Operation Contract.
     o The independent reserve and resource report from MDA completed in April, 2003
     o Feasibility Study awarded to SNC-Lavalin. The Feasibility Study was completed and submitted to CVG on September 10, 2003.
     o Metallurgical and pilot plant testing completed at SGS Lakefield Research Limited and McGill University.
     o  Environmental Impact Assessment to be conducted by SNC-Lavalin.
     o  Environmental and mining permits to be arranged by the CVG.
     o  Deutsche Bank appointed as project finance debt advisor.
     o  Commenced work on social programs for communities in the region.
     o Power for the project is available from a new electrical substation near the Las Cristinas site.

Overview

The Las Cristinas property is located in the southeast corner of Venezuela in Bolivar State at Kilometre 88, a region with a history of gold mining. Las Cristinas is approximately 670 kilometres south of Caracas and 370 kilometres by paved highway south-southeast of Puerto Ordaz, a port city on the Orinoco River with access to the Atlantic Ocean. A six kilometre dirt road connects the Las Cristinas site to the paved highway. Las Cristinas consists of four concessions; namely Las Cristinas 4, 5, 6 and 7.

Mining Operation Contract

On September 17, 2002, Crystallex and the CVG signed a definitive Mining Operation Contract (MOC) for the development of Las Cristinas 4, 5, 6, and 7. The MOC provides Crystallex with the exclusive right to explore, design and construct facilities, exploit, process and sell gold from Las Cristinas. An official translated version of the MOC is available on Crystallex's website, (www.crystallex.com).

The MOC has been entered into in accordance with applicable Venezuelan laws and under authority granted to the CVG by the Ministry of Energy and Mines. A report in late February, 2003 from the Commission of Energy and Mines of the National Assembly of Venezuela and a report released in June 2003 by the Permanent Comptrollership Commission of the National Assembly confirm the legal and administrative process by which the contract rights of Minca, a previous partner with the CVG, were terminated, and the process by which the related assets were repossessed by the Republic of Venezuela, and by which the Government, through the CVG, entered into the Mining Operation Contract with Crystallex.

Highlights of the Mining Operation Contract include:

     o  All reserves and production are for the account of Crystallex.

     o  Initial term of 20 years, with two renewal terms, each for ten years.

     o  Compensation to the CVG consists of the following:
           - US$15 million (which was paid by Crystallex in the third quarter of 2002) for the use of reports, data and existing infrastructure.
           - A royalty based upon the value of monthly gold production as follows:
                i.   a royalty of 1% at a gold price less than US$280 per ounce;
                ii. a royalty of 1.5% at gold prices from US$280 to less than US$350 per ounce;
                iii. a royalty of 2% at gold prices from US$350 to less than
                     US$400 per ounce; and
                iv. a royalty of 3% at gold prices greater than US$400 per ounce.
           - An Exploitation Tax, established by Venezuelan mining law and payable to the Republic of Venezuela, equivalent to 3% of the value of gold produced.

     o The CVG is responsible for obtaining all environmental and mining permits, with Crystallex providing any necessary technical information to support the permit applications.

     o Throughout the term of the Mining Operation Contract, Crystallex will provide certain special programs which are intended to create employment for the region and provide training programs, provide technical assistance to local small miners associations, improve community health care facilities and make various infrastructure improvements to water sewage and roads. Crystallex agreed to hire 75 employees by the end of 2002 and an additional 50 employees by the end of 2003.

     o Crystallex is to present a Feasibility Study by September, 2003 to the CVG for its approval. Crystallex presented a full Feasibility Study to the CVG for its approval on September 10, 2003, in accordance with the terms of the Mining Operation Contract.

Feasibility Study

LAS CRISTINAS FEASIBILITY STUDY OPERATING HIGHLIGHTS

-----------------------------------------------------------------------------------------------------
Mineable Reserves(1),(2) (Proven and Probable)         246 million tonnes grading 1.29 g/t;
                                                       10.2 million ounces of contained gold

Gold Price                                             US$325/oz.

Metallurgical Recovery                                 89%

Daily Mill Throughput                                  20,000 tonnes
Annual Mill Throughput                                 7,300,000 tonnes
Overall Strip Ratio                                    1.34
Mine Life                                              34 years

Average Annual Gold Production - First Five Years      311,000 ounces
Average Annual Gold Production - Life of Mine          266,000 ounces

Development Capital                                    US$243 million
VAT on Development Capital(3)                          US$ 39 million

Operating Costs Per Tonne of Ore                       US$6.70
Total Cash Costs Per Ounce(4) - First Five Years       US$144
Total Cash Costs Per Ounce(4) - Life of Mine           US$196
-----------------------------------------------------------------------------------------------------

(1) Mineral reserve estimates in the Feasibility Study meet the reserve definitions of both the SEC Indusrty Guide 7 and the Canadian Institute of Mining and Metallurgy, as adopted by the Canadian Securities Regulators in National Instrument 43-101.
(2) Mineral reserves were calculated using a gold price of US$325/oz. and cut-off grades ranging from 0.46 g/t to 0.69 g/t, depending upon the mineral type.
(3) VAT is charged on goods and services during the construction period; however, is fully recoverable from gold sales revenues.
(4) Includes royalties.

LAS CRISTINAS FEASIBILITY STUDY ECONOMIC HIGHLIGHTS

The Feasibility Study financial results, calculated at a gold price of US$325 per ounce, demonstrate that Las Cristinas can be economically developed as a large, open pit mining operation utilizing a conventional gravity and carbon-in-leach (CIL) gold processing circuit. SNC-Lavalin Capital's financial model was based upon the assumption of an all-equity financed project.

The tables below reflect the before and after tax financial returns generated at a gold price of US$325 per ounce and also at gold prices more reflective of current market conditions.

-------------------------------------------------------------------------------------------------------------
BEFORE TAX                                                        GOLD PRICE (US$/OUNCE)
                                                        FEASIBILITY                SENSITIVITIES

-------------------------------------------------------------------------------------------------------------
US$ millions                                               $325               $350               $375
-------------------------------------------------------------------------------------------------------------
Cumulative Free Cashflow(1)                                $742               $942              $1,156
NPV @ 5% (unleveraged)                                     $239               $327               $421
IRR (unleveraged)                                          13.8%              16.6%              19.4%
Payback                                                  4.7 years          4.1 years          3.7 years
-------------------------------------------------------------------------------------------------------------

(1) Cumulative Free Cashflow is defined as cashflow net of development and sustaining capital, operating costs and royalties, including a 3% exploitation tax.
(2) Royalties include the 3% Exploitation Tax on gold sales payable to the Venezuelan Ministry of Mines and the royalty on gold sales payable to the CVG (1% if gold is less than or equal to $280/oz; 1.5% if gold is greater than $280/oz and less than $350/oz; 2% if gold is greater than or equal to $350/oz and less than $400/oz and 3% if gold is greater than or equal to $400/oz).

-------------------------------------------------------------------------------------------------------------
AFTER TAX                                                        GOLD PRICE (US$/OUNCE)
                                                        FEASIBILITY                SENSITIVITIES
-------------------------------------------------------------------------------------------------------------
US$ millions                                               $325               $350               $375
-------------------------------------------------------------------------------------------------------------
Cumulative Free Cashflow(1)                                $516               $648               $789
NPV @ 5% (unleveraged)                                     $140               $198               $260
IRR  (unleveraged)                                         10.5%              12.5%              14.6%
Payback                                                  6.9 years          5.5 years          4.7 years
-------------------------------------------------------------------------------------------------------------

(1) Cumulative Free Cashflow is defined as cashflow net of development and sustaining capital, operating costs and royalties, including a 3% exploitation tax, and an estimated 34% Venezuelan income tax.

FEASIBILITY STUDY OVERVIEW

The overall Feasibility Study for Las Cristinas was prepared by SNCL. The Study includes work performed by other independent consultants under the coordination of SNCL.

Las Cristinas is planned as a conventional truck and shovel open pit mine. Processing consists of crushing, semi-autogenous primary grinding (SAG) and secondary ball mill grinding. A gravity circuit will be incorporated to recover free gold. Gold extraction will be achieved in a conventional carbon-in-leach
(CIL) circuit. Gold will be removed from the loaded carbon by pressure stripping, electrowinning and smelting to produce a gold dore. Mill throughput is planned at 20,000 tonnes per day; however, the mill has been designed to accommodate an expansion to 40,000 tonnes per day.

MINERAL DEPOSIT AND RESERVE METHODOLOGY AND VERIFICATION

Mine Development Associates (MDA) completed a model of the mineral deposit that was based on an electronic database of drill, topographic, geologic and engineering data that Crystallex acquired from the Corporacion Venezolana de Guayana, (CVG) in September 2002. Data from 1,174 drill holes and 108 trenches were included in the Las Cristinas database. Over 160,000 meters of drilling have been completed on the property (including trenches). In addition, MDA and Crystallex undertook a drill and sample assay program to verify the presence and tenor of the mineralization reported in the acquired database. The verification program included drilling 2,188 meters in twelve diamond drill holes and analyzing 275 quality assurance/quality control samples. MDA found that the verification drill results and check samples corroborate the tenor of gold mineralization previously reported. For additional confirmation, Crystallex and MDA re-assayed 262 pre-existing pulps, 200 pre-existing coarse rejects and 342 pre-existing quarter core samples. Mean grades are similar for both datasets.

RESERVES

Mineral reserve estimates were developed by MDA from its mineral deposit model using Medsystem- MineSight computer software. Two separate pits were designed: the larger Conductora, which contains the bulk of the reserves, and the Mesones. The Conductora pit was divided into five phases or pushbacks to improve project economics and delay waste mining as much as possible. Pit designs were based on a US$325 per ounce gold price and cut-off grades ranging from 0.46 g/t to 0.69 g/t, depending upon the material type.


                          [text continues on next page]
                                       44

---------------------------------------------------------------------------------------
                                           TONNES       AVERAGE             CONTAINED
PIT             RESERVE CATEGORY            (000)      GRADE (G/T)        OUNCES (X 000)
---------------------------------------------------------------------------------------
Conductora      Proven                     36,620         1.38                   1,625
                Probable                  187,117         1.27                   7,669

Mesones         Probable                   21,922         1.24                     871

Total           Proven                     36,620         1.38                   1,625
                Probable                  209,039         1.27                   8,540

TOTAL           PROVEN & PROBABLE         245,659         1.29                  10,165
---------------------------------------------------------------------------------------

MINING

The saprolite ore will likely be mined by a contractor using a fleet of all-wheel drive trucks, while the bedrock ore will be mined by Crystallex using a fleet of standard 136 tonne haul trucks and 21 cubic metre capacity excavators. Different equipment will be used in the saprolite and bedrock ores due to the different material characteristics. Mining will consist of drilling and blasting of the bedrock ore (the saprolite ore does not require blasting) and hauling by truck to stockpiles or a crusher located at the processing plant.

The mine production schedule is based upon providing the plant with 20,000 tonnes of ore per day, or 7.3 million ore tonnes per year. This results in a mine life of 34 years. The average strip ratio over the life of the mine is 1.34:1.

Stockpiling and blending of the ore types will be utilized to optimize plant throughput and gold recovery.

METALLURGY

The Las Cristinas deposit comprises a sequence of oxidized saprolite (SAPO), sulphide saprolite (SAPS), carbonate leached bedrock (CLB) and carbonate stable bedrock (CSB). Gold occurs in all ore types at similar grades. Copper is absent from the SAPO, enriched in the SAPS and present at low levels in the CLB and CSB.

A review of available metallurgical data and various trade-off studies indicated that direct leaching of the ore and on-site production of bullion would provide optimum gold recovery rates and project economics. To confirm the direct leach process and to determine the gold recovery and reagent requirements and generate plant design data, a comprehensive bench test and pilot plant operation were conducted. The tests were conducted on several samples of all four ore types. Samples of Conductora ore were also subject to gravity recovery testwork. Gold recoveries were been estimated to be 98.0 % for SAPO, 86.8% for SAPS, 87.6% for CLB and 87.6 % for CSB.

The pilot plant was operated for three weeks in which blended, batch ground/gravity concentrated ore was subject to carbon-in-leach processing. The gravity and pilot plant tests resulted in an overall average recovery (gravity+leaching) of 89% for the planned SAPO/SAPS/CLB/CSB ore blend.

PROCESSING

The processing plant consists of crushing, semi-autogenous primary grinding, followed by secondary grinding in a ball mill.

A gravity recovery circuit will be included in the grinding circuit for recovery of free coarse gold prior to regrinding in the ball mill.

Gold extraction will be achieved in a conventional carbon-in-leach circuit. Gold will be removed from the loaded carbon by pressure stripping, followed by electrowinning of the gold metal from the pregnant solution and smelting of a dore bar.

INFRASTRUCTURE AND SERVICES

A long history of mining and industrial projects in Bolivar State makes the region very suitable for the development of a large gold mining project. The Las Cristinas site is serviced by paved highway from the Venezuelan port of Puerto Ordaz, a major industrial city located on the Orinoco River, some 360 kilometres from Las Cristinas. Las Cristinas is located 6 kilometres west of the village of Las Claritas, which is on the main highway from Puerto Ordaz.

An existing 400 kV power line parallels the main highway from Puerto Ordaz. A new substation was constructed six kilometres from Las Cristinas in 2001 to service the area. The substation has two 150 MVA power transformers and provision has been made to supply Las Cristinas via a new six kilometre 230 kV overhead power line. The site power demand is estimated at 30 MW which can be adequately supplied by the substation. Adequate power is available to support a Project expansion to 40,000 tonnes per day.

TAILINGS MANAGEMENT FACILITIES (TMF)

The tailings dam will be a conventional centre line structure with a centre wall drain and buttressed by waste rock. The dam wall will be rolled saprolite and the dam floor will be impervious saprolite (clay) up to 20 to 40 meters thick. The area has an earthquake rating of zero (the lowest rating). The TMF was designed to national and internationally accepted practise and risk ratings in respect of earthquake and flood events.

ENVIRONMENTAL MANAGEMENT

SNCL has conducted a preliminary environmental impact analysis and assessment of potential environmental impacts associated with the construction and operation of the Las Cristinas project. A Preliminary Environmental Impact Assessment, (EIA) is scheduled for completion by SNCL in October 2003. A Final EIA, Site Closure and Rehabilitation Plan together with an Environmental Management Plan that meets Venezuelan and World Bank standards will be completed as detailed engineering progresses.

As a result of the Project design parameters chosen and the nature of the orebody, the Preliminary Environmental Impact Analysis has concluded that:

     o Risk of significant environmental contamination from effluent discharges is low.
     o Risk of Tailings Management Facility failure or environmental contamination is low.
     o Permitting is expected to be straightforward based on ongoing discussions and informational review with the Venezuelan Ministry of Environment and Natural Resources. All work will be completed to Venezuelan and World Bank standards.
     o  Risk of contamination following closure is low.

Further work undertaken as the Project advances to the next stage will aim to confirm these conclusions.

CAPITAL COST ESTIMATES

Capital cost estimates are based upon new equipment and are expressed in US dollars.

---------------------------------------------------------------------------
ITEM                                               COST ESTIMATE (US$,000)
---------------------------------------------------------------------------
Mine                                                                27,258
Process Plant                                                       80,196
Tailings Management Facility                                        24,490
Infrastructure                                                      27,728
SUB-TOTAL DIRECT COSTS                                             160,672
Owner's Cost                                                        10,000
Indirect Costs (including contingency)                              72,095
TOTAL COSTS                                                        242,767
VAT(1)                                                              38,843
TOTAL INITIAL CAPITAL REQUIREMENT                                 $281,610
---------------------------------------------------------------------------

(1) VAT of 16.5% has been applied to the total capital costs. This is fully recovered over the first two and one half years from gold sales revenues.

OPERATING COST ESTIMATES (AT US$325 GOLD)

Total cash costs for the first five years of production are estimated at US$130 per ounce before royalties and US$144 per ounce including royalties. Over the life of mine, average total cash costs are estimated at US$182 per ounce of gold ($6.70/tonne of ore) before royalties and US$196 per ounce including royalties. Unit operating costs by area are tabled below:

-----------------------------------------------------------------------------
ITEM                       OP. COST/TONNE ORE        OP. COST/OUNCE GOLD(1)
-----------------------------------------------------------------------------
Mining                           $2.94                       $80
Processing                       $3.38                       $92
G&A                              $0.38                       $10
TOTAL                            $6.70                       $182
-----------------------------------------------------------------------------

(1) Excludes royalties.

FINANCIAL ANALYSIS

SNC-Lavalin Capital prepared a financial model for the Las Cristinas Project. The model was run in US dollars with no allowance for inflation. The model includes all capital costs, operating costs, royalties and a 34% income tax. Depreciation was conservatively assumed for a 20 year life on a straight line basis. An existing investment tax credit of 10% of the development capital cost is utilized to offset income taxes during the first two years of production. For simplicity, the model assumed that the Project is financed entirely with equity; however, the application of project debt will improve the already robust internal rate of return. The Base Case model used a gold price of $325 per ounce. Key results are as follows:

------------------------------------------------------------------------------
                                      BEFORE TAX             AFTER TAX

------------------------------------------------------------------------------
Gold Price                          $325 per ounce        $325 per ounce
Cumulative Free Cashflow             $742 million          $516 million
NPV @ 5%                             $239 million          $140 million
IRR                                     13.8%                  10.5%
Payback                               4.7 years              6.9 years
------------------------------------------------------------------------------

A sensitivity analysis was performed which considered the impact to the financial results from changes to the gold price, capital costs and operating costs. The analysis indicated that the Las Cristinas financial results are most sensitive to changes in the gold price. On a pre-tax basis, a 10% increase in the gold price resulted in a 29% increase in the IRR to 17.8%, while similar decreases to the capital or operating costs yielded IRR increases of only 15% in both cases.

Sensitivity results, illustrated independently for changes to the gold price, operating costs and capital costs, on a pre-tax basis are presented below:

------------------------------------------------------------------------------
   GOLD PRICE   IRR      OPERATING COSTS    IRR      CAPITAL COSTS    IRR
------------------------------------------------------------------------------
     US$/oz      %          % of Base        %         % of Base       %
------------------------------------------------------------------------------
      $260      4.0%           80%         17.9%          80%        18.5%
      $293      9.5%           90%         15.9%          90%        15.9%
      $325     13.8%          100%         13.8%         100%        13.8%
      $355     17.8%          110%         11.5%         110%        12.1%
      $390     21.5%          120%          8.9%         120%        10.7%
------------------------------------------------------------------------------

The Feasibility Study has been provided to the CVG in accordance with the Mining Operation Contract signed in September 2002.

NEXT STEPS - PROJECT IMPLEMENTATION

The next phase of advancing Las Cristinas, which is estimated to extend through the first quarter of 2004, will focus on awarding an Engineering Procurement and Construction Management mandate, initiating Detailed Engineering work, completing the Preliminary and Final EIS reports, and securing the Land Use Permit and the Permit to Impact the Environment. Crystallex will also continue to advance the social programs committed to under the terms of Crystallex's Mining Operation Contract. These include providing new water treatment facilities, sewerage systems, houses and road improvements for the local communities.

Project Finance Advisory Mandate

Crystallex engaged Deutsche Bank in April, 2003 as exclusive advisor for arranging project debt financing for Las Cristinas. It is envisioned that the financing required for development of Las Cristinas will be a combination of limited recourse project finance debt provided by international commercial banks, export credit agencies and multilateral agencies, mezzanine debt and Crystallex equity.

Crystallex Rights Plan

Crystallex's Board of Directors adopted, and the shareholders approved, a rights plan ("Rights Plan"), in part, to prevent third parties from exploiting the situation created by Crystallex's original acquisition of the Cristinas 4 and 6 Concessions in Venezuela. The purpose of the Rights Plan is to give adequate time for shareholders of Crystallex to properly assess the merits of a bid without undue pressure and to allow competing bids to emerge. The Rights Plan is designed to give the Board of Directors time to consider alternatives to allow shareholders to receive full and fair value for their Common Shares and to discourage unfriendly takeover attempts.

The effect of the Rights Plan, when triggered, is that each current Crystallex shareholder will have the right to purchase, for the exercise price of the rights, Crystallex's common shares having a value (based on the then prevailing market price) equal to twice such exercise price (i.e., at a 50 percent discount). The exercise price of the rights will be equal to five times the prevailing market price at a specified time. The Board of Directors believes that the adoption of the Rights Plan does not affect the duty of the Board of Directors to act honestly and in good faith with a view to the best interests of Crystallex and its shareholders.

El Callao Properties - The Lo Increible Deposits
------------------------------------------------

The Lo Increible gold property is located adjacent to Crystallex's Revemin mill in El Callao. The project consists of two adjacent claims aggregating 9,704 hectares. Six deposits have been identified on the property, the largest of which is the La Victoria deposit. Crystallex acquired the project through a take-over bid for all of the shares of El Callao Mining Corporation and the purchase from Bema Gold Corp. of both US$16 million of debt that El Callao Mining owed to Bema Gold and Bema Gold's royalty on the project's cash flow. Crystallex owns 51% of the Lo Increible project and the right to increase its ownership to 70%, and the remaining 49% ownership is currently controlled by Venezuelan partners unrelated to Crystallex. Crystallex and its Venezuelan partners have agreed that the net income from the Lo Increible Project is applied to the reduction of debt owing to Crystallex in amounts ranging from 75% to 87.5% of such net income.

Location, Access, Infrastructure

The properties are located three kilometers north of El Callao and 15 km south of Guasipati. Access to the claims is via the paved interstate highway and a number of subsidiary gravel roads. The project area lies partly in savannah and partly in low tropical rain forest at elevations in the 150 m to 225 m range.

The infrastructure of the project is excellent. In addition to roads, a major power line crosses the property. Water is abundant and fuel costs are low.

Property History

The Lo Increible gold belt has been partially exposed by some 86 hardrock gold workings spread along the belt. None of these workings are more than 25 metres deep. Despite the El Callao district's production history and Lo Increible's extensive surface workings, little modern exploration had taken place until the El Callao Mining Corp. began working on the district in late 1993. El Callao's work initially included regional-scale mapping, airborne magnetic and radiometric surveys, soil and rock sampling, extensive mechanized trenching, and detailed sampling in selected areas. Areas of interest were evaluated by 10,413 metres of reverse circulation drilling in 1994. This RC program led to the definition of priority targets that were subsequently tested by diamond drilling.

In 1997, El Callao Mining commissioned MRDI, an independent engineering firm based in San Mateo, California, to conduct a resource estimate of the Lo Increible deposits based on a data base of 49,377 meters of drilling in 302 holes. The resource estimate was completed in 1998 and subsequently revised in 2000 based on the information provided by 19 additional holes totaling 1,925 meters.

In addition to the geologic resources defined by this drilling, El Callao's work led to the identification of several mineralized zones with potential for open pittable mineralization.

In late 2001, Crystallex completed 2,893 meters of diamond drilling in 36 holes at La Victoria. The drilling was primarily aimed at upgrading the reserves within the central portion of the La Victoria deposit. The results confirmed the continuity of mineralization throughout the entire mineralized panel. They also indicated the presence of a thick, high grade ore shoot defined by broad mineralized intervals in holes LV01-003 (20.50 meters of 14.10 g/t Au) and LV01-13 (17.20 meters of 4.41 g/t Au followed by 33.10 meters of 8.07 g/t Au).

The results of this drill program were incorporated in a new reserve and mineral deposit estimate that was completed on February 28, 2002.

Geology and mineralization

The Lo Increible project is located in the heart of the El Callao Greenstone belt gold producing region of Venezuela. The greenstone sequence consists of a volcano-sedimentary pile of Lower Proterozoic age comprised of a basal unit of basaltic rocks, a middle unit of intermediate to felsic volcanics, and an upper unit of clastic sediments. The main feature of the Lo Increible project is a major NNE to NE trending shear system which extends over a distance of 15 km and contains numerous historical gold workings.

Gold mineralization within the Lo Increible belt is associated to shear-vein systems characterized by intense hydraulic brecciation, silica flooding, carbonate-sericite alteration and sulphidation (pyrite and subordinate arsenopyrite). Exploration work by EMC has led to the definition of six separate deposits known as La Victoria, La Cruz ("LC"), El Tapon ("T"), Sofia ("S"), La Loca ("LL") and El Extranjero ("E").

La Victoria is the largest deposit identified to date on the property. It consists of several stacked mineralized zones that dip 35(Degree) to the east and have been traced for 750 metres along strike. The main zone of mineralization ("Main Zone") has an average true thickness of 20 metres and is characterized by a pinch-and-swell distribution of gold mineralization. La Cruz deposit consists of subparallel shear-hosted mineralized bodies dipping 60(Degree) to the southeast. The best developed zone within this deposit is 3 m to 25 m thick and has been traced for 600 m along strike. El Tapon and La Sofia are rod-like deposits with average thicknesses of 9 m to 12m. They have been traced 200 m to 250 m down-plunge. The La Loca deposit is a shallow dipping (35(Degree)), 5 m to 10 m thick mineralized zone with a known strike length of 100 m. The El Extranjero deposit comprises two steeply dipping mineralized zones ranging in thickness from 2 m to 20 m. To date the deposit has been traced over 250 m along strike and 120 m down dip.

Ore Reserves

Ore reserves (probable) at the Lo Increible project as of December 31, 2002, are summarized below:



                          [text continues on next page]

--------------------------------------------------------------------------------
                       CANADIAN STANDARDS                 U.S. STANDARDS

--------------------------------------------------------------------------------
                 ORE                             ORE
                 TONNES    GRADE   CONTAINED     TONNES    GRADE    CONTAINED
DEPOSITS        (000'S)    (G/T)   GOLD (OZS.)  (000'S)   (G/T)     GOLD (OZS.)
--------------------------------------------------------------------------------
LC, T, S,
LL, E (1)        2,219      3.3      235,400        --      --             --
--------------------------------------------------------------------------------
La
Victoria         3,925      3.0      377,200     3,925     3.0        377,200
(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Lo
Increible        6,144      3.1      612,600     3,925     3.0        377,200
--------------------------------------------------------------------------------

(1) The reserves for these five Lo Increible deposits (LC, T, S, LL, E) were estimated by members of Bema's technical staff as part of an internal pre-feasibility study published in March 1999. These reserves were estimated based on the open pit optimization of mineralized material calculated by MRDI. The ore reserves were calculated using a cut off grade of 1.00 g/t Au and a gold price of US$325 per ounce. Bema's estimates qualify as reserves in accordance with Canadian National Instrument 43-101. However, they do not qualify as reserves for United States reporting purposes, since SEC Industry Guide 7 (under the Securities Exchange Act of 1934), as interpreted by the U.S. Securities and Exchange Commission staff, requires completion of a full feasibility report in order to classify mineralization as reserve. Accordingly, for U.S. reporting purposes, the mineralization at LC, T, S, LL, and E is classified as Mineral Deposit.

(2) The reserves of the La Victoria orebody, which meet both U.S. and Canadian reserve definition standards, were calculated by Nick Suter, at that time Crystallex's Chief Mine Geologist, and were verified by Dr. Luca Riccio, P. Geo., Vice President Exploration of Crystallex. The reserve estimate was based on the open pit optimization of the Mineral Deposit performed by Crystallex. The La Victoria reserves were calculated at a cut off grade of 1.0 g/t Au and a gold price of US$300 per ounce.

Mineral Deposit

Tabled below are the Mineral Deposit estimates for the Lo Increible concession at December 31, 2002:

                                    Tonnes       Grade
                                    (000's)     (g/T)
                                    -------     ------
         LC, T, S, LL, E             1,542        4.3
         La Victoria                 1,197        3.9
                                     -----        ---

         Total Lo Increible          2,739        4.1

Mineral Deposit is a mineralized body which has been delineated by appropriately spaced drilling and/or underground sampling to support a sufficient tonnage and average grade of metal. Such a deposit does not qualify as a reserve until a comprehensive evaluation based upon unit cost, grade, recoveries and other material factors conclude legal and economic feasibility. The

Mineral Deposits for La Victoria and the other five Lo Increible deposits exclude the probable gold reserves discussed above. As discussed note 1 to the table in Ore Reserves, the mineralization at LC, T, S, LL, and E is classified as Mineral Deposit for U.S. purposes.

The resource estimates of two of the six Lo Increible deposits (La Victoria and La Cruz) were estimated by MRDI in 2000. The Mineral Deposit of La Victoria was estimated by Crystallex's technical personnel using the pre-existing data base as well as an additional 2,894 meters of core drilling completed by Crystallex in 2001. All Mineral Deposit figures were estimated at 1.0 g/t Au cutoff.

For purposes of determining both reserves and mineralized deposits for La Victoria, drill sections are spaced 25 to 50 meters apart, and the drill spacing within the sections is in the range of 25 to 50 meters.

Production Statistics (since acquisition by Crystallex)

------------------------------------------------------------------------------
100% Basis                                      2002           2001      2000
------------------------------------------------------------------------------
LA VICTORIA (51% CRYSTALLEX)(1)

Tonnes Ore Mined(2)                          333,857        260,098       N/A
Tonnes Waste Mined                           937,949        613,210       N/A
Tonnes Ore Processed                         326,572        297,000       N/A
Average Grade of Ore Processed (g/t)             2.8            3.1       N/A
Recovery Rate (%)(3)                              76%            90%      N/A
------------------------------------------------------------------------------
Production (ounces)                           22,548         26,504       N/A
------------------------------------------------------------------------------

(1) Crystallex owns 80% of El Callao Mining Corp, which in turn has a 51% equity interest in La Victoria. However, Crystallex has an 87.5% share of the cashflow from La Victoria until US$4.0 million of debt relating to the La Victoria concession is repaid. Thereafter, Crystallex has a 75% share of the cashflow until the La Victoria debt is fully repaid, (approximately US$40 million). Presently, there is no distributable cashflow, and Crystallex reports all production for its account.
(2) Crystallex commenced mining at La Victoria in April 2001.
(3) The recovery of gold dropped in 2002 due to processing refractory sulphide ore. See 2002 Review below.

Crystallex has been mining ore from the La Victoria Pit since April, 2001. Ore from La Victoria is trucked about 10 kilometres for processing at the Revemin mill.

La Victoria is the largest of six deposits on the Lo Increible concession located in Venezuela's El Callao gold district. Gold production from the La Victoria open pit mine was 22,548 ounces in 2002, down from 26,504 for the nine months La Victoria was in operation during 2001. Lower than planned tonnes mined and processed, coupled with considerably lower recoveries and lower grades of ore processed, resulted in a significant shortfall of gold production from La Victoria in 2002.

In 2002, La Victoria accounted for almost 90% of Crystallex's ore production in Venezuela. Mining of waste and ore were, however, well below budget. Ore mined, at 334,000 tonnes, was only 68% of budget, while waste mined of 491,000 tonnes was just 49% of budget. The average mining rate for ore production was just over 900 tonnes per day which was inadequate to keep the Revemin mill operating at its available capacity of about 1,500 tonnes per day. Lower than planned mining of waste and ore were due, in part, to low equipment availability. Insufficient funding prevented the mining contractor at La Victoria from upgrading and maintaining his equipment fleet. Production was also reduced by mining mostly hard rock during the year after the depletion of the saprolite ore from the current mining area. This was compounded by a delay in receiving blasting permits and the lack of some production equipment until August. As discussed below, a large waste stripping campaign is planned this year to compensate for the lack of stripping in 2002.

Recovery of gold from La Victoria ore declined during 2002, averaging only 76% for the year, as compared with 90% in 2001. Recovery of gold has been significantly reduced since the transition from saprolite ore to sulphide ore at La Victoria early in the second quarter of 2002. Metallurgical testwork to date indicates that the refractory sulphide ore at La Victoria requires flotation and regrinding prior to cyanide leaching. Further test work is required to accurately determine recovery levels. As described below, the Phase I Revemin expansion to 1,800 tonnes per day will incorporate a flotation and regrind circuit.

The grade of ore processed at 2.8 grams per tonne, although close to budget during 2002, was 10% lower than 2001 due to the depletion of higher grade saprolite ore in 2001.

The Kilometre 88 Area
---------------------

Crystallex currently holds or claims an interest or has the right to acquire an interest in properties located in or near Kilometre 88 on Interstate Highway 10, in Bolivar State, Venezuela. Interstate Highway 10 is a paved road in good condition that connects the city of Puerto Ordaz on the Caroni River with the Brazilian border. Puerto Ordaz, having approximately 400,000 inhabitants with most services and an important river port, is 220 miles away. Caracas, Venezuela's capital, is one hour away by air from Puerto Ordaz. Gravel roads lead from the highway to the Albino Concession, the Las Cristinas Concessions, the Carabobo Concession and the Santa Elena 7 and 8 Concessions, although to reach the Santa Elena Concessions it is necessary to cross a river by barge.

Airports capable of servicing small aircraft are located at the town of El Dorado, 55 miles to the north of the Albino Concession, and at Tumeremo, 100 miles to the north of the Albino Concession. Primary logistical support is available at Kilometre 88 or in the mining settlement of Las Claritas. Puerto Ordaz, located 220 miles to the north, offers full facilities for the acquisition of equipment and spare parts.

The properties are principally covered by tropical rainforest. The soil profile is typical of other tropical rainforest areas.

Mineiro Concessions
-------------------

Crystallex has not performed any mining activities on the Mineiro concession in Brazil.

The Santa Elena, Carabobo and San Miguel Concessions
----------------------------------------------------

In 1994, Crystallex attempted to purchase from ACOMIXSUR four mining concessions known as the Santa Elena 7 & 8, Carabobo and San Miguel 8 concessions, all located in Bolivar State, Venezuela. In 1995, the Ministry of Energy and Mines gave notice that it would not accept notice of the proposed transfers of these concessions. Later in 1995, Crystallex brought a lawsuit challenging that decision by the MEM. On August 7, 2001, the Supreme Tribunal of Justice issued a decision declaring the prescription (termination) of a multitude of inactive lawsuits, including the Crystallex lawsuit. In the meantime, Crystallex entered into a commercial joint venture with ACOMISUR, the successor to ACOMIXSUR, giving it an 80% interest in those properties. In view of that joint venture agreement, Crystallex has undertaken no action to reinstate its action in the Supreme Court. The joint venture allows for the commercial processing of ore from these properties, notwithstanding that a full drilling program has not yet been undertaken.

Santa Elena Concessions
-----------------------

The contiguous Santa Elena 7 and 8 Concessions occupy an area of 800 hectares. They are located in Bolivar State, Venezuela, 15 kilometres west of the Bolivar Interstate Highway and 16 kilometres north west of the community of El Dorado. Access is by a gravel, all weather road.

The concessions are centered on a multi-phase intrusive complex consisting of a barren, circular pyroxenite-gabbro plug surrounded by variably pyritized quartz diorite. The intrusive complex is flanked by a supracrustal sequence of acid to intermediate pyroclastics. The rocks are saprolitized to depths ranging from 5 meters to 40 meters.

Mineralization at Santa Elena occurs within shallow dipping fracture zones surrounding the barren pyroxenite, in multidirectional sets of high grade quartz veins, and in swarms of NNE trending quartz veinlets in quartz diorite.

Work by Crystallex in 1993 indicated potential for large low-grade Mineral Deposit on this property. One trench assayed 2.48 g/T Au over 100 meters. One hole drilled in the vicinity of this trench assayed 0.96 g/T Au over its entire 96-meter length.

Carabobo Concession
-------------------

The 462.5-hectare Carabobo Concession is located in the Kilometre 88 gold district and appends the Albino I Concession to the south. Access is provided to the property by a gravel road branching off the Bolivar Interstate Highway at Kilometre 87 and by a series of secondary roads passable by single traction vehicles during the dry season. The property is in an area of low relief and moderately dense tropical rainforest.

The Carabobo Concession is part of a northwesterly trending Precambrian greenstone belt consisting of metabasalts unconformably overlain by epiclastic and pyroclastic successions.

Existing geological information on the Carabobo Concession is based on mapping and soil sampling carried out by Company personnel over a cut grid consisting of a north south base line and 18 east west cross lines spaced 100 meters apart.

San Miguel 8 Concession
-----------------------

The 500 hectare San Miguel Concession is located approximately 10 Kilometres west of interstate highway 10 and 44 Kilometres north of Kilometre 88. There is no road access to the property. Artisan mining activities are known to have taken place at San Miguel. However, no exploration activity has been carried out by Crystallex.

The San Gregorio Mining Concession
----------------------------------

In October 1998, Crystallex acquired the San Gregorio property and mine, formerly owned by a subsidiary of Rea Gold. The San Gregorio project consists of an operating mine and approximately 20,000 hectares of mineral properties.

The San Gregorio mine commenced production in January 1997 and is currently producing gold at an average rate of approximately 65,000 ounces per year. It includes a mill facility with the capability to process 3,000 tonnes of ore per day.

Description and Location

The San Gregorio gold mine is located in the Rivera Province of northern Uruguay, near the town of Minas de Corrales, approximately 90 kilometers south of the major population center at the adjoining border cities of Rivera, Uruguay and Livramento, Brazil. Access to the project site from Montevideo, the capital city of Uruguay, is to the north on Route 5 via Tacuarembo and then eastward on Route 29 to the town of Minas de Corrales, a total distance of approximately 280 miles (450 kilometers.). A majority of the mine and plant operations personnel have been sourced from Rivera, Tacuarembo and Minas de Corrales.

The San Gregorio property is comprised of contiguous mineral concessions totaling 1,321 hectares (3,264 acres). The current Ore Reserves are contained within two mine exploitation grants, issued in November 1989 and June 1994, which are in effect for an initial, renewable term of 15 years. In addition, Crystallex owns outright 1,087 hectares (2,686 acres) of the surface estate within the project area and controls exploration rights on 20,000 hectares (49,400 acres) of prospective mineral lands in northern and southern Uruguay.

                              [GRAPHIC OMITTED]


Property History

Gold prospecting and mining activities in the San Gregorio area date back to the 19th century. Between 1895 and 1914, underground mining took place at San Gregorio, yielding 64,300 ounces of gold.

The San Gregorio mine remained idle until the mid 1980s when a number of companies began exploration work at San Gregorio. The project was acquired by American Resource Corp, Inc. ("ARC") in 1994 and put in production by Rea Gold in 1997 following the 1996 merger of ARC with one of Rea's wholly owned US subsidiaries. In early 1998, Rea Gold filed for bankruptcy in Canada.

Crystallex conducted a detailed evaluation of the mine, its assets, liabilities and ore reserves before acquiring the assets in October 1998.

Mineralization

The San Gregorio gold mine and the surrounding gold district are located in the western portion of a 110 Kilometre long and 35 Kilometre wide Precambrian inlier known as the Rivera Crystalline Island ("RCI"). The RCI is cut by prominent longitudinal breaks and shear zones which cross the entire length of this Precambrian inlier. Gold mineralization in the region is broadly associated to structural and lithologic elements. At San Gregorio mineralization occurs within dilatational sites of an E-W shear known as the San Gregorio Shear Zone and is best developed in areas where the shear zone cuts reactive dioritic rocks. Gold mineralization at San Gregorio consists of pyrite-bearing silica-carbonate replacements and quartz-kspar stockworks. Gold mineralization is characterized by low sulphide content (1- 4%) and is therefore non-acid generating.

Five deposits have to date been identified and outlined by drilling at the San Gregorio property: San Gregorio Main, East Extension, Santa Teresa, Santa Teresa West, and Santa Teresa North. In addition, Crystallex owns the Zapucay deposits located 20 km southeast of San Gregorio.

2001 Exploration Program

Crystallex exploration activities in the year 2001 included 312 Km2 of geologic mapping and accompanying soil sampling, lithogeochemistry and heavy mineral sampling. Most of the exploration work was concentrated within the western sector of the Rivera Crystalline Island. In addition, Crystallex acquired a 7,000 hectare prospecting permit covering portions of a very strong gravity/magnetic anomaly located in the Rocha district in the northeastern Uruguay.

Ore Reserves

Ore Reserves (probable) as of December 31, 2002 are summarized below:

                                    Ore Tonnes         Grade        Contained
                                    (000's)            (g/t)        Gold (oz)
                                    -------            -----        ---------
    San Gregorio Project            1,122              1.7          63,100

The Ore Reserves were calculated using a 0.7g/t Au cutoff and a gold price of $ 325/ounce.

The Ore Reserves were calculated by members of San Gregorio's technical staff using Medsystem modeling techniques.

Mineral Deposit

Mineral Deposit for the San Gregorio deposits as of December 31, 2002 is summarized below:

                                    Tonnes          Grade
                                    (000's)         (g/T)
                                    -------         -----
     San Gregorio Project           8,134           1.0

Mineral Deposit is a mineralized body which has been delineated by appropriately spaced drilling and/or underground sampling to support a sufficient tonnage and average grade of metal. Such a deposit does not qualify as a reserve until a comprehensive evaluation based upon unit cost, grade, recoveries and other material factors conclude legal and economic feasibility. The Mineral Deposits for San Gregorio project exclude the probable gold reserves discussed above.

The Mineral Deposit of San Gregorio was calculated by members of Minera San Gregorio's technical staff using the same Medsystem software employed in the estimation of ore reserves. The Mineral Deposit figures are reported at a 0.5 g/t Au cutoff

For purposes of determining both reserves and mineralized deposits, drill sections are spaced 25 to 50 meters apart, and the drill spacing within the sections is 25 meters.

Operations

The San Gregorio gold mine is an open pit mine utilizing loaders and trucks. Mining is currently conducted in the San Gregorio Main, East Extension, and Santa Teresa pits. Mining takes place six days per week, three shifts per day, at a nominal daily production rate of 3,500 tonnes of ore and 15,000 tonnes of waste. This mining activity supplies mill feed at a rate of 3,000 tonnes per day seven days per week.

The major mining equipment includes two Caterpillar 990 front-end loaders, five Caterpillar 773D haul trucks, three Ingersoll Rand DM45 drills and ancillary equipment. Ore is dumped by truck directly into the ore hopper at the primary crusher. A run-of-mine stockpile is used to ensure that a continuous ore supply is available to the mill when the mine is down on Sundays or during a waste cycle. Waste material is hauled to the main waste dump located south of the Main Pit.

The current life of mine plan contemplates the mine closing at the end of 2003; however, Crystallex is presently evaluating alternatives to extend the mine life beyond 2003. Environmental closure and employee severance costs are estimated at US$2.3 million.


                          [text continues on next page]

Production Statistics

------------------------------------------------------------------------------------
100% Basis                                      2002           2001            2000
------------------------------------------------------------------------------------
SAN GREGORIO (100% CRYSTALLEX)
Tonnes Ore Mined                           1,062,626        828,526         948,676
Tonnes Waste Mined                         4,685,190      5,007,753       4,511,631
Tonnes Ore Processed                       1,105,619      1,092,389       1,087,101
Average Grade of Ore Processed (g/t)            2.04           2.09            2.21
Recovery Rate (%)                                92%            91%             93%
------------------------------------------------------------------------------------
Production (ounces)                           66,832         66,957          72,025

PRODUCTION COSTS (US$/OUNCE):
Cash Operating Costs                            $234           $259            $221
Royalties & Production Taxes                      $3             $3               2
------------------------------------------------------------------------------------
TOTAL CASH COST PER OUNCE                       $237           $262            $223
------------------------------------------------------------------------------------

The San Gregorio open pit mine, located in northern Uruguay, accounted for approximately 70% of Crystallex's gold production in 2002. The mine operated at planned levels and gold production for the year, at 66,832 ounces, was equivalent to 2001 production. Operating results were in line with budget projections, with the mill processing over 3,000 tonnes per day on average during the year and gold recovery exceeding 92%.

Total cash operating costs in 2002 were US$237 per ounce, a decrease of about 10% over 2001 due, in part, to less waste stripping in 2002. The grade of ore, however, has declined over the past two years, from 2.21 grams per tonne in 2000 to 2.04 grams per tonne in 2002, as the mine nears the end of its operating life. The average reserve grade at December 2002 was 1.7 grams per tonne.

San Gregorio is forecast to produce 58,000 ounces of gold in 2003. Cash operating costs are expected to increase to approximately US$250 per ounce with the continued processing of lower grade ore. As reported in our third quarter 2002 results, mining operations at San Gregorio are anticipated to end during 2003 or by early 2004 and the possibility of further production depends on the success of present programs to extend the mine life. These programs include a re-evaluation of a west extension of the San Gregorio pit. There are approximately 56,000 ounces of gold in the west extension that have not been included in the year end 2002 reserve estimate. Also excluded from the year end reserve estimate is a stockpile of ore containing approximately 20,000 ounces of gold. Processing the stockpile is also under review.

Crystallex is also evaluating the adjoining Sobresaliente property owned by Uruguay Mineral Exploration, ("UME"). If reserves support a viable mine plan, ore from Sobresaliente will be processed at the San Gregorio mill and the net cashflow from the project will be shared between Crystallex and UME in accordance with terms of an agreement signed in July, 2002.

Environmental closure and severance costs at San Gregorio are estimated at approximately US$2.3 million. Under the current plan, these costs will be incurred in late 2003 and during 2004.

Permitting and Environmental Matter

On January 19, 1994, the Uruguayan Government enacted Law 16.466 (regulatory decree passed September 21, 1994), which established the requirement for mining companies to be issued an Environmental Impact Authorization prior to the commencement of construction and mining activities. The San Gregorio gold mine was granted the country's first environmental permit under the new regulatory decree on March 26, 1996, becoming the first mine in Uruguay to conduct an environmental impact study.

Financing

The assets of the San Gregorio Gold mine were acquired at a total purchase price of US$29.0 million, satisfied by US$7.0 million in cash, US$6.0 million from the liquidation of certain acquired company assets and US$16.0 million in non-recourse project finance underwritten by Standard Bank London Limited ("SBL" or "Standard Bank London"). In addition, a further US$1.2 million non-recourse equipment finance loan was arranged by SBL. The total US$17.2 million has been borrowed by Minera San Gregorio, S.A. ("MSG"), an indirect wholly-owned subsidiary of Crystallex ("SBL Loan").

The original US$16 million gold loan from SBL was being amortized in accordance with the cash flow from the San Gregorio mine and carried an interest rate of approximately 3%. Crystallex amended the original terms of the loan and combined repayment with the payments under the loan that it assumed upon its acquisition of Bolivar Goldfields' Venezuelan assets (see "Bolivar Goldfields Properties - The Tomi Mine and Revemin Mill - Financing"). The combined repayments provide a final payment under the US$16 million loan to MSG (the "MSG Loan") in 2004 and a final payment under the loan in connection with the acquisition of Bolivar Goldfields' Venezuelan assets (the "Bolivar Loan") in 2006. At December 31, 2002, the principal balance of the MSG Loan and of the Bolivar Loan, each of which provide limited recourse to Crystallex and certain of its subsidiaries, is approximately US$2,511,000 and US$8,263,000, respectively.

In December, 2001, SBL provided Crystallex with a letter of credit to support the rehabilitation plan at the San Gregorio mine. In consideration of the granting of the letter of credit and to support its indebtedness to SBL, Crystallex agreed to provide SBL with limited collateral security as to the MSG and Bolivar Loans over certain assets held by Crystallex and certain of its subsidiaries.

SBL retains the right, subject to certain conditions, to assign its interest in the outstanding portion of the financing to one or more other commercial banks or lending institutions.

Crystallex is making the required principal payments on the U.S.$1.2 million equipment loan in monthly amounts of US$25,000 and as at December 31, 2002 had only one installment of US$25,000 remaining,. Crystallex shareholders have approved the issuance of up to 36,358,966 Crystallex common shares to repay the SBL Loan and up to an additional 1,000,000 Crystallex common shares upon the exercise of warrants issued to SBL in connection with the SBL Loan (of which 833,334 warrants have expired or been exercised by their terms).

Knob Hill Property and Other Properties
---------------------------------------

Crystallex has not performed any mining activities on other properties, such as the Knob Hill concession in Canada.

                  OPERATING AND FINANCIAL REVIEW AND PROSPECTS

                      FOR THE YEAR ENDED DECEMBER 31, 2002
                      ------------------------------------

This discussion of Crystallex's financial condition and results of operations should be read in conjunction with the audited consolidated financial statements and the notes thereto as restated on July 25, 2003. Crystallex prepares and files its consolidated financial statements and Management's Discussion and Analysis ("MD&A") in Canadian dollars (unless otherwise stated) and in accordance with Canadian generally accepted accounting principles ("GAAP"). These consolidated financial statements have been reconciled to US GAAP as discussed in Note 18 to the consolidated financial statements, commencing on page F-1 of this prospectus.

KEY HIGHLIGHTS

     o  Gold production of 94,623 ounces at a cash cost of US$269 per ounce
     o Cash contribution of US$34 per ounce; average realized gold price of US$303
     o Net loss for the year Cdn$56.5 million, including non-cash items (i) mineral property writedowns of Cdn$2.1 million, (ii) non-hedge derivative loss of Cdn$35.5 million and (iii) amortization and depletion Cdn$12.3 million
     o  Las Cristinas Mining Operation Contract signed
     o  Las Cristinas Feasibility Study and metallurgical testwork underway
     o 2001 and 2000 Results restated resulting primarily from mineral property writedowns and marking to market the derivative book
     o  Management team expanded
     o  Head office relocated to Toronto


                          [text continues on next page]

KEY STATISTICS
--------------

------------------------------------------------------------------------------------------------------
                                               2002               2001               2000
------------------------------------------------------------------------------------------------------
OPERATING STATISTICS
Gold Production (ounces)                        94,623           109,647             95,563
Total Cash Cost Per Ounce(1),(2)                US$269            US$230             US$211
Total Production Cost Per Ounce(2)              US$353            US$321             US$287
Average Realized Price Per Ounce                US$303            US$295             US$301
Average Spot Gold Price Per Ounce               US$310            US$271             US$279

FINANCIAL STATISTICS (C$ THOUSANDS)
-As Restated
Revenues                                   $    46,161       $    45,984        $    39,639
Cashflow from Operating Activities         $    (4,451)      $     8,139        $    11,080
Net Income (Loss)                          $   (56,460)      $   (42,552)       $     4,549
Net Income (Loss) per Basic Share               ($0.67)           ($0.62)       $      0.09
Weighted Average Number of
Common Shares Outstanding                   84,441,287        69,117,738         52,965,842
------------------------------------------------------------------------------------------------------

(1)  Includes Royalties and Production Taxes.

(2) Total Cash Costs and Total Production Costs are calculated in accordance with The Gold Institute Standards. For an explanation, refer to the section on "Non-GAAP Measures" following the Consolidated Production Costs table, below.

RESTATEMENT AND PRIOR PERIOD ADJUSTMENT
---------------------------------------

As described in detail below, Crystallex has amended its accounting treatment for call options and fixed forward contracts in including a mark to market adjustment of both call options and fixed forward contracts. The impact is as follows:

---------------------------------------------------------------------------------------------------------------
                                                       2002                  2001             2000
                                                       ----                  ----             ----
---------------------------------------------------------------------------------------------------------------
                                                       ($000's)
---------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) - AS ORIGINALLY REPORTED             (39,772)                   68           3,305
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
PRIOR PERIOD ADJUSTMENT                                     --               (36,718)         (3,713)
                                                       -------               --------         -------
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
NET LOSS - AS PREVIOUSLY REPORTED                      (39,772)              (36,650)           (408)
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
RESTATEMENT OF NON HEDGE DERIVATIVE LOSS               (16,688)               (5,502)          4,957
                                                       --------               -------          -----
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) - AS RESTATED                        (56,460)              (42,552)          4,549
                                                       ========              ========          =====
---------------------------------------------------------------------------------------------------------------

Previously, Crystallex had treated fixed forward contracts as transactions eligible for the normal purchases and sales exemption, which requires, amongst other things, physical delivery of the gold in satisfaction of the contract. Upon re-examination, it has been determined that the delivery of amounts in Venezuela have been satisfied by physical delivery to the Central Bank rather than directly to the counterparty. In addition, certain restructuring transactions with the counterparty that modified the forward contracts prior to their maturity, have indicated that the characterization of forward contracts as settled by physical delivery was not necessarily the method of settlement of all forward contracts. As a result, Crystallex has redesignated the forward contracts as trading activity, and reflected the changes in the market value of these contracts as a non hedge derivative gain (loss).

In addition, the previously issued MD&A of May 20, 2003, reflected writedowns of mining interests and investments aggregating $36.7 million, resulting in a prior period adjustment more fully described under Other Income and Expenses below.

OPERATING RESULTS
-----------------

SUMMARY

For the year ended December 31, 2002, Crystallex had a net loss of $56.5 million, or $0.67 per share including non-cash items, (i) mineral property writedowns of $2.1 million, (ii) non-hedge derivative loss of $35.5 million and
(iii) amortization and depletion $12.4 million, as compared with a net loss of $42.6 million, or $0.62 per share in 2001. Gold sales revenue was $46.2 million for the year, a slight increase from $46.0 million in 2001. The increase in sales revenue from 2001 was attributable to a higher average realized gold price in 2002 offset by lower gold production. The average realized gold price during the year was US$303 per ounce, as compared with US$295 per ounce in 2001. Crystallex's average realized price per ounce in 2002 was below the average annual spot price of US$310 per ounce as a result of delivering against forward sales positions with exercise prices below the prevailing spot gold price.

Gold production for 2002 was 94,623 ounces at a total cash cost of US$269 per ounce, as compared with 109,647 ounces at a total cash cost of US$230 per ounce in 2001. Lower gold production coupled with higher costs resulted in a utilization of cashflow from operations (after changes in working capital) of $4.5 million during 2002 as compared with a contributing net cashflow of $8.1 million in 2001.

For the twelve month period ended December 31, 2001, Crystallex reported a net loss of $42.6 million or $0.62 per share, compared to net income of $4.5 million, or $0.09 per share in 2000. The contribution in cashflows from operations in 2001 was $8.1 million as compared to $11.1 million during 2000.

Revenue from gold sales of $46.0 million in 2001 was up from $39.6 million in 2000 respectively reflecting the acquisition of Bolivar Goldfields A.V.V. ("Bolivar Goldfields"), which Crystallex completed during the third quarter of 2000, and the acquisition of the El Callao Mining Corp., completed in the first quarter of 2001. Crystallex produced 109,647 ounces of gold in 2001 compared to 95,563 ounces in 2000. Of the 109,647 ounces of gold in 2001, 66,957 ounces (approximately 61%) were from Uruguay and 42,690 ounces (approximately 39%) were from the Revemin Mill in Venezuela. During the period, Crystallex realized average revenue of US$295 as compared to US$301 for the same period in 2000.

GOLD PRODUCTION AND COST OF PRODUCTION

Following is a brief review of Crystallex's operations during 2002:

The San Gregorio mine, located in Uruguay, accounted for about 70% of Crystallex's total gold production in 2002. Production of 66,832 ounces in 2002 was on budget and equivalent to 2001 levels. Total cash costs of production decreased from US$262 per ounce in 2001 to US$237 per ounce in 2002, in part due to less waste stripping. As of December 31, 2002, Crystallex forecast production for 2003 at 52,000 ounces of gold. The current life of mine plan contemplates the mine closing at the end of 2003; however, Crystallex is presently evaluating alternatives to extend the mine life beyond 2003. Environmental closure and employee severance costs are estimated at US$2.3 million.

Results at Crystallex's Venezuelan operations during 2002 were impacted by operating difficulties, particularly processing of refractory sulphide ore from La Victoria, and a lack of capital funding, as cash resources during the year were directed at securing the Las Cristinas properties.

In 2002, the open pit La Victoria mine located near El Callao accounted for almost 90% of Crystallex's ore production in Venezuela. However, the recovery of gold from La Victoria ore declined during 2002, averaging only 76% for the year, as compared with 90% in 2001. Recovery of gold has been considerably reduced since the transition from saprolite ore to sulphide ore at La Victoria early in the second quarter of 2002. Metallurgical testwork to date indicates that the refractory sulphide ore at La Victoria requires flotation and regrinding prior to cyanide leaching. Further test work is required to accurately determine recovery levels, however, the Phase I Revemin mill expansion to 1,800 tonnes per day will incorporate a flotation and regrind circuit designed to improve recovery of gold.

In addition, reduced availability of mining equipment at La Victoria resulted in less tonnes mined and processed. This increased the unit processing costs from US$9.08 per tonne of ore processed in 2001 to US$10.50 per tonne in 2002. Lower ore production and recoveries increased the total cash cost of production in Venezuela from US$182 per ounce in 2001 to US$348 per ounce in 2002.

To partially offset lower production from the La Victoria mine, open pit mining was undertaken on the Tomi concession early in the year. This contributed about 2,300 ounces of gold production in 2002. Crystallex's focus on the Tomi concession continues to be the development of a high grade underground mine. At the Tomi underground mine, ore production has commenced from the first mining stope. Production from Tomi will be ramped up over the course of the year and is expected to reach design rates of about 30,000 ounces per year in early 2004.

Crystallex's consolidated cash and total production costs per ounce of gold, calculated in accordance with the Gold Institute Standard, are as follows:

---------------------------------------------------------------------------------------------------------------------
                                                             2002               2001               2000
---------------------------------------------------------------------------------------------------------------------
TOTAL CASH COST OF PRODUCTION (US$/OUNCE)
     Direct Mining Costs                                     $259               $223               $204
     Refining and Transportation                                6                  4                  4
     By-Product Credits                                        (2)                (2)                (2)
CASH OPERATING COSTS                                         $263               $225               $206
     Royalties                                                  3                  2                  3
     Production Taxes                                           3                  3                  2
TOTAL CASH COSTS                                             $269               $230               $211
     Depletion and Amortization                                81                 89                 73
     Reclamation                                                3                  2                  3
TOTAL PRODUCTION COSTS                                       $353               $321               $287
---------------------------------------------------------------------------------------------------------------------

In 2001, Crystallex produced from both the San Gregorio Mill and the Revemin Mill, whereas in the earlier period, Crystallex produced for a full year from the San Gregorio Mill but only produced in Venezuela for part of the year. Additionally, during 2001, the level of operating activities in Venezuela was significantly higher as Crystallex incurred expenses associated with the commencement of mining at La Victoria, the transition to underground mining at Tomi (Charlie Richards), and additional expenses associated with increased geological activities. On a pro-rated basis, Crystallex also incurred greater processing expenses in Venezuela as more tonnes were processed through the Revemin facility and the average grade fell from approximately 4 grams per tonne to 3.4 grams per tonne. The lower recovery rate of 90% realized in 2001 as compared to the recovery rate of 95% in 2000 also reflected the mixing of ores from various deposits during 2001. In Uruguay, Crystallex incurred expenses of approximately $1 million in connection with the commissioning and operation of a water treatment facility.

NON GAAP MEASURES

The total cash cost per ounce data is presented to provide additional information and is not prepared in accordance with Canadian or U.S. GAAP. The data should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The measures are not necessarily indicative of operating profit or costs of operations as determined under Canadian or U.S. GAAP. The total cash costs per ounce calculation is derived from amounts included in the Operating Expense line on our Statement of Operations. As this line item is unchanged under U.S. GAAP, the total cash costs per ounce figure is similarly unchanged using U.S. GAAP results of operations.

Total cash costs per ounce are calculated in accordance with "The Gold Institute Production Cost Standard." Crystallex has not changed the components of these costs from period to period. Adoption of this standard reporting is voluntary, and the data may not conform to other similarly titled measures provided by other precious metals companies. Management uses the cash cost per ounce data to access profitability and cashflow from Crystallex's operations and to compare it with other precious metals producers. Total cash costs per ounce are derived from amounts included in the Statement of Operations and include mine site operating costs such as mining, processing, administration, royalties and production taxes but exclude amortization, reclamation, capital expenditures and exploration costs.

Total cash costs per ounce may be reconciled to our Statement of Operations as follows:

----------------------------------------------------------------------------------------------------------------------
                                                        2002                 2001                 2000
----------------------------------------------------------------------------------------------------------------------
                                                                                C$,000
----------------------------------------------------------------------------------------------------------------------
Operating Costs per Financial Statements                40,678               39,847                30,694
----------------------------------------------------------------------------------------------------------------------
By-Product Credits                                        (226)                (353)                 (232)
----------------------------------------------------------------------------------------------------------------------
Reclamation and Closure Costs                             (414)                (322)                 (358)
----------------------------------------------------------------------------------------------------------------------
Operating Costs for Per Ounce Calculation               40,038               39,172                30,103
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Ounces Sold                                             94,623              109,647                95,563
----------------------------------------------------------------------------------------------------------------------
Total Cash Cost Per Ounce C$                             C$423                C$357                 C$315
----------------------------------------------------------------------------------------------------------------------
Total Cash Cost Per Ounce US$                           US$269               US$230                US$211
----------------------------------------------------------------------------------------------------------------------

WRITE-DOWNS OF MINING INTERESTS AND INVESTMENTS - PRIOR PERIOD RESTATEMENT

Crystallex undertook a detailed review of the carrying value of each of its mineral properties as well as related deferred exploration costs and its plant and equipment. This review encompassed an assessment of mine plans and factors such as (i) the price of gold, (ii) operating and capital costs, (iii) recovery rates, (iv) ore grade and (v) reserves. Net cashflows were calculated for each property accounting for all of these factors and the result was compared to the carrying value of the property. The results of this review led Crystallex to record provisions aggregating $36.7 million to reduce previously reported carrying values of various properties, plant and equipment. (For details of the provision, please refer to Note 3 of Notes to the Consolidated Financial Statements). Provisions have been reflected in the year corresponding to the valuation period, thereby resulting in the restatement of the financial statements for 2001 and 2000. These are non-cash adjustments and do not impact Crystallex's cashflow.

REVIEW OF OPERATIONS

OVERVIEW

Crystallex's producing operations include the open pit San Gregorio mine and mill in Uruguay and the La Victoria and Tomi open pit mines and the new Tomi underground mine in Venezuela. Ore from the Venezuelan mines is processed at Crystallex's Revemin mill, which is located ten kilometres from the La Victoria mine and twenty one kilometres from the Tomi mine.

KEY OPERATING STATISTICS

---------------------------------------------------------------------------------------------------------------------
                                                             2002               2001               2000
---------------------------------------------------------------------------------------------------------------------
GOLD PRODUCTION (OUNCES)
     San Gregorio                                            66,832             66,957             72,025
     La Victoria                                             22,548             26,504             N/A
     Tomi Open Pit                                           2,347              11,132             22,676
     Purchased Material                                      2,896              5,054              862
TOTAL                                                        94,623             109,647            95,563
---------------------------------------------------------------------------------------------------------------------

TOTAL CASH COST OF PRODUCTION (US$/OUNCE)
     San Gregorio                                            $237               $262               $223
     Venezuela                                               $348               $182               $175
COMPANY AVERAGE                                              $269               $230               $211
---------------------------------------------------------------------------------------------------------------------

MINERAL RESERVES (OUNCES OF GOLD)                            10,465,100         1,015,700          581,300
---------------------------------------------------------------------------------------------------------------------

OPERATING MINES

A summary of 2002 production for all of Crystallex's operating mines is included in "Crystallex - Property, Plants and Equipment."

LIQUIDITY AND CAPITAL RESOURCES

 WORKING CAPITAL AND CASHFLOW

 Net Operating Cashflow (after working capital changes) was a utilization of $4.5 million for the year ended December 31, 2002, as compared with an operating cashflow contribution of $8.1 million in 2001. The decrease in cashflow was principally attributed to lower gold production combined with higher operating and general and administrative costs.

 Cash and cash equivalents were $5.7 million at the end of 2002, down from $14.4 million at the end of the preceding year. The reduction in cash was largely due to making the US$15 million payment to the Corporacion Venezolana de Guayana, ("CVG") for the acquisition of the Las Cristinas data and infrastructure. At the year end there was a working capital deficiency of $19.6 million as compared to working capital of $9.3 million in 2001. Subsequent to the year end Crystallex obtained additional financing and has undertakings for further fundings.

As at December 31, 2001 Crystallex had cash and cash equivalents of $8.1 million as compared to $4.4 million as at December 31, 2000. Cash provided by operating activities was $8.1 million in 2001 compared with $11.1 million in 2000. The cashflow from operation activities was used to finance capital expenditures and for corporate acquisition.

INVESTING ACTIVITIES

During the year, Crystallex invested a total of $43.7 million, of which $37 million was related to Las Cristinas, including the US$15 million payment to the CVG. The balance was spent on various development and expansion projects, notably the development of the Tomi underground mine and a new in-pit crusher at the La Victoria mine.

During 2000, Crystallex invested $5.4 million to consummate the acquisition of a portion of the outstanding debt owing from El Callao Mining Corp. to Bema Gold Corporation ("Bema") and a royalty on the El Callao Mining project. Concurrent with this, Crystallex completed the take-over bid made by its wholly-owned subsidiary 618707 British Columbia Ltd., to acquire any and all of the common shares of El Callao Mining Corp. The shares of El Callao Mining Corp. deposited to the offer totalled 36,575,832, representing approximately 80% of the outstanding shares of El Callao Mining Corp. 618707 British Columbia Ltd. assigned its rights under the bid to Crystallex and Crystallex took up and paid for the El Callao Mining Corp. shares by issuing an aggregate of 2,438,352 common shares of Crystallex.

In 2000 Crystallex invested $7.8 million to acquire 100% of the outstanding share capital of Bolivar Goldfields A.V.V. and $4.6 million to acquire a portion of the outstanding debt owed from El Callao Mining Corp. to Bema Gold Corporation and a royalty on the El Callao mining project.

FINANCING ACTIVITIES

Crystallex's financing activities during 2002 consisted primarily of issuing share capital or share capital equivalents such as warrants and convertible debt. During the year, Crystallex issued convertible debt of $30.4 million. The convertible debt bears interest at a market rate and is convertible into common shares of Crystallex at the option of the holder at a conversion price determined by the average market price of shares over a predetermined period preceding the date of conversion. The convertible debt also has a conversion feature that allows the holder to convert at a percentage, typically 95%, of the calculated market price. At the year end, $17.1 million of convertible debt was outstanding.

In addition to convertible debt, Crystallex issued approximately 3.6 million common shares for proceeds of $7.3 million and issued 2.3 million special warrants for $4.6 million of proceeds.

Other financing activities during 2002 included a US$1.125 million repayment of bank debt. Crystallex has a commercial loan from an international commercial bank which is secured by certain of Crystallex's assets. The bank loan bears interest at approximately 2.5% over LIBOR and is repayable in annual instalments through 2006. At December 31, 2002, the bank loan repayment schedule was as follows (in US$ millions):

-------------------------------------------------------------------------------
2003         2004           2005          2006           TOTAL
-------------------------------------------------------------------------------
$3.00        $1.24          $4.4          $2.06          $10.7
-------------------------------------------------------------------------------

Cash provided by financing activities generated $20.1 million in 2001 and $5.5 million in 2000, representing the proceeds from a private placement, equity offerings, debt draw downs, exercising of warrants and stock options.

CRITICAL ACCOUNTING POLICIES

The preparation of Crystallex's consolidated financial statements in accordance with Canadian GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amount of revenues and expenses during the reported period. The most critical accounting policies upon which Crystallex's financial status depends are those requiring estimates of proven and probable reserves, recoverable ounces therefrom, and assumptions of future gold prices. These estimates and assumptions affect the value of inventories and the potential impairment of long-lived assets. These estimates and assumptions also affect the rate at which depreciation, depletion, and amortization are charged to earnings. Commodity prices significantly affect Crystallex's profitability and cash flow. In addition, management estimates costs associated with reclamation of mining properties as described above. On an ongoing basis, management evaluates its estimates and assumptions; however, actual amounts could differ from those based on these estimates and assumptions.

NEW ACCOUNTING PRONOUNCEMENTS

For a discussion of future accounting pronouncements that may impact our financial statements, refer to Note 18 of the Consolidated Financial Statements.

RISK FACTORS

The profitability of Crystallex depends upon several identified factors including levels of production, commodity prices, costs of operation, financing costs, the successful integration of acquired assets and the risks associated with mining activities. Profitability will further vary with discretionary expenditures such as investments in technology, exploration and mine development. Crystallex operates in an international marketplace and incurs exposure to risks inherent in a multijurisdictional business environment including political risks, varying tax regimes, country specific employment legislation and currency exchange fluctuation. Crystallex seeks to minimize its exposure to these factors by implementing insurance and risk management programs, monitoring debt levels and interest costs, and maintaining employment and social policies consistent with sustaining a trained and stable workforce.

REGULATORY AND ENVIRONMENTAL RISKS

Crystallex takes care to maintain compliance with the regulations prevalent in the countries within which it has activities. Concern for the environment has spawned several regulations with regard to mining in various countries. Crystallex believes that its environmental programs, developed internally in conjunction with local advisors, not only complies with but in some cases exceeds prevailing regulations. Crystallex accrues for its estimated future reclamation and remediation liability over the life of its mines, while costs relating to ongoing site restoration are expensed when incurred. Crystallex's estimate of its ultimate reclamation liability may vary from current estimates due to possible changes in laws and regulations and changes in costs estimated. Crystallex will accrue additional liabilities for further reclamation costs as and when evidence becomes available indicating that its reclamation liability has changed.

The mining and production activities of Crystallex in Uruguay and Venezuela are subject to environmental legislation and government regulation, including reporting requirements and monitoring activities. Crystallex is not aware of any material breach of environmental regulations or requirements and has no notices or work orders outstanding with respect to environmental matters. It is Crystallex's policy and practice to conduct internal environmental audits to confirm compliance with environmental regulations and assess continuing compliance.

Cyanide
-------

Environmental considerations in Uruguay and Venezuela focus on the use and containment of cyanide bearing solutions (liquids) and cyanide bearing solid tailings. In order to apply effective remediation measures, it is important to understand some of the characteristics of cyanide:

     o Cyanide is a man-made substance consisting of nitrogen, carbon and hydrogen. (NCH)

     o  It is toxic and needs to be handled with care.

     o  It is a fragile chemical compound (unstable in certain environments).

     o It is biodegradable, oxidizes rapidly and reverts back to its components of carbon which becomes carbon dioxide, nitrogen which becomes a nitrous oxide, and hydrogen which turns into water.

     o  It is destroyed by ultraviolet light over time.

     o  It is destroyed rapidly in an environment where the PH drops below 10.

     o Cyanide destruction plants, like the one at Minera San Gregorio ("MSG"), operate with a PH of 2 in order to destroy 95% of the cyanide in less than 4 hours.

Uruguay
-------

In Uruguay, two government agencies develop policies regarding environmental protection, DINAMA, the National Directorate of the Environment, and DNH, the National Directorate of Hydrology. A third agency, DINAMIGE, the Directorate of Mining and Geology, joins DINAMA and DNH in the decision to allow mining to proceed.

DINAMA allowed MSG to proceed with mining based on MSG's compliance with DINAMA's requirements. The requirements covered protection of flora and fauna, discharge of solid and liquid waste, dust control and many other matters, all of which have been complied with by MSG. Each year MSG prepares a comprehensive report which addresses all compliance requirements and files the report with DINAMA, with a courtesy copy to the other two agencies.

The report covers operating compliance issues as well as general environmental issues regarding the impact of the operation on flora and fauna. The annual reports filed have been, in large part, accepted without question. There have never been major compliance issues during the period of Crystallex's ownership of MSG.

DINAMA sends its inspectors on a monthly monitoring trip to examine surface run-off, impact of the operation on a number of strategically positioned monitoring wells and a dust monitoring station in the nearby village of Minas De Corrales. Management has a meeting following the inspections, and rarely have there been issues which could not be resolved at that meeting.

DNH is the agency responsible for issuing the permission to use water. As with the water boards in Canada, no operation is possible without this permit. DNH has been mostly active in trying to understand what happens to water quality after abandonment, and therefore we have been working with DNH, and external consultants, over the past four years to develop the final closure plan.

The three areas related to our work with DNH are:

     1. Long Term stability of the tailings deposition area, both physically and chemically.

     2. Reclamation and planting of the mine waste dump areas.

     3. Removal of surface facilities.

TAILINGS AREA.

     o Our liquid tailings treatment plant was commissioned in 2001. It was designed to treat the tailings solution from the tailings pond and to discharge the resultant innocuous liquid to the environment. The original volume of liquid tailings at the time of commissioning of this plant approached 800,000 cubic meters. This is currently down to 150,000 cubic meters. DNH was pleased with this development as most of the issues surrounding an abandoned tailings pond deal with the discharge of liquids.

     o The tailings facility was designed by Golders Associates and constructed under their supervision. The long term stability of this facility is assured thorough design and operating criteria, and DNH has accepted the concept and design.

RECLAMATION AND PLANTING OF MINE WASTE DUMPS.

     o  This is an ongoing activity started in 2001.

     o  Approximately 40% of the dumps have been reclaimed and revegetated.

     o The results have been successful beyond our initial expectation. The reclaimed dumps blend well into the environment and are difficult to discern from a distance.

REMOVAL OF SURFACE FACILITIES.

     o A plan to remove surface facilities was presented, but for obvious reasons implementation is delayed to the end of our mining cycle at MSG.

     o  Estimates to remove the plant are updated regularly.

In Uruguay, the ongoing site restoration costs are expensed as, incurred and a provision for closure restoration costs, based upon estimated costs to comply with existing reclamation legislation, is included in our reclamation liability for balance sheet purposes. Crystallex does not anticipate an increase in the total estimated reclamation liability.

Venezuela
---------

The Revemin plant has obtained permits for the use of cyanide in the dissolution of gold, and these permits are in good standing. The permit is contingent on our containing all tailings which have come into contact with cyanide. Compliance with the permit is achieved as follows:

     o A major North American geotechnical and engineering company designed the tailings deposition facility for Bolivar Goldfields

     o The tailings dams were constructed according to the specifications set out in the engineering project.

     o The tailings dams are being operated according to the specifications set out in the engineering project.

     o The tailings dams are raised annually to accommodate the next years production.

     o  The cost of raising the dams is expensed annually.

     o Certain areas of the tailings impoundment facility are decommissioned as they reach design capacity.

     o  These areas are revegetated and returned to nature.

     o Since the property has been under Crystallex ownership, the annual inspection has been carried out by a Canadian geotechnical consultant,
        M. A. J. Matich, the recipient of the prestigious Leggett Award for recognition in the field of Geotechnical Engineering.

     o  Revemin staff inspect the tailings dams perimeter once per day.

     o Representatives of the Ministry of the Environment and Natural Resources conduct planned bi-annual visits and occasionally conduct unplanned inspections.

     o  Operations at Revemin have never been suspended for non-compliance.

It is important to note that mined out areas are also rehabilitated as an ongoing operating procedure. For example, our tailings impoundment facility at Albino was covered over with a thin layer of topsoil and revegetated. The Albino mine waste dumps were terraced, and indigenous trees were planted in a designed pattern.

In Venezuela, Crystallex records reclamation costs as part of the unit costs of ongoing production and expenses these costs when incurred. There is no further provision for reclamation or closure costs and no provision is currently anticipated.

Environmental laws and regulations are constantly changing and such changes may impact our obligations for remediation and protection of the environment. Crystallex may incur significant costs in respect of such obligations which may impact its operating results and financial condition. Because of the uncertainty as to the nature of future regulatory requirements, Crystallex is not able to determine the impact of future requirements upon its compliance obligations and financial position. We will continue to closely monitor changes in law and policy which may impact its environmental compliance obligations and will update its plans and financial estimates related to such obligations in compliance with applicable law and policy. We will continue its practice of progressively rehabilitating our properties during operation to reduce post production, closure and post closure obligations, including both operational and financial obligations.

OFF-BALANCE SHEET ARRANGEMENTS

Crystallex had no off-balance sheet arrangements as of December 31, 2002.

                          [text continues on next page]

                  TABULAR DISCLOSURE OF CONTRACTUAL OBLIGATIONS

-----------------------------------------------------------------------------------------------------------------------
CONTRACTUAL OBLIGATIONS                                                   PAYMENTS DUE BY PERIOD
------------------------------------------------------------------------------- ---------------------------------------
                                                  TOTAL          LESS THAN 1        1-3             3-5       MORE THAN
                                                                 YEAR               YEARS          YEARS       5 YEARS
-----------------------------------------------------------------------------------------------------------------------
Long-term Debt Obligations (See Note 9 to
Notes to Consolidated Financial Statements)
     (i)      Bank Loan                           $16,900,000    $4,700,000     $12,200,000          --          --
-----------------------------------------------------------------------------------------------------------------------
    (ii)     Convertible Notes                    $17,100,000    $3,500,000     $13,600,000          --          --
---------------------------------------------------------------------------------------------------------- ------------
Operating Lease Obligations (See Note 15 to         $606,000      $189,000        $308,000         $109,000      --
Notes to Consolidated Financial Statements)
-----------------------------------------------------------------------------------------------------------------------
Precious Metal Contracts (1) (See Note 15 to
Notes to Consolidated Financial Statements)
                                                  242,632 oz      77,598 oz      125,588 oz       39,996 oz
     (i)     Fixed Forward Contracts               @ average      @ average      @ average        @ average      --
------------------------------------------------ US$303 per oz.   US$303 per     US$302 per       US$310 per
                                                                      oz.            oz.              oz.
-----------------------------------------------------------------------------------------------------------------------
    (ii)     Written Call Options                 229,240 oz @   60,852 oz @    166,388 oz @      2,000 oz
                                                  average          average         average        @ average      --
                                                 US$303 per oz.   US$295 per     US$348 per      US$305 per
                                                                      oz.               oz.           oz.
-----------------------------------------------------------------------------------------------------------------------
Bonds Letter of Credit (See Note 15 to Notes
to Consolidated Financial Statements)
     (i)     Environmental Remediation Letter    US$1,500,000     Contingent     Contingent      Contingent  Contingent
             of Credit
-----------------------------------------------------------------------------------------------------------------------
     (ii)    Performance Bond                    US$4,750,000     Contingent     Contingent      Contingent  Contingent
-----------------------------------------------------------------------------------------------------------------------

(1) Precious Metal Contracts are reflected in ounces and average price per ounce rather than as cash obligations, since the obligation will be settled by delivery of gold, by financial settlement, or by a combination thereof. Obligations may also be rolled forward to subsequent periods.

                     FOR THE SIX MONTHS ENDED JUNE 30, 2003
                     --------------------------------------

Management's Discussion and Analysis ("MD&A") of the financial condition and results of the operations of Crystallex should be read in conjunction with the unaudited consolidated financial statements and the notes. Crystallex prepares and files its consolidated financial statements and MD&A in Canadian dollars.

Crystallex and its subsidiaries are engaged in gold mining and related activities, including exploration, extraction, processing and reclamation. Crystallex produces gold in Uruguay and Venezuela.

KEY HIGHLIGHTS

     o Gold production was 21,011 ounces for the second quarter at a total cash cost of US$316 per ounce.

     o Las Cristinas Feasibility Study will be completed on schedule by mid September. The Preliminary Environmental Impact Study is scheduled for completion by the end of September.

     o Metallurgical testing of Las Cristinas ore at SGS Lakefield confirmed the selection of a conventional carbon-in-leach circuit processing circuit. Gold recovery averages 89%.

     o As previously reported on July 31,2003, reserves at Las Cristinas have increased to 246 million tonnes at an average grade of 1.29 grams/tonne, containing 10.2 million ounces.

     o Debt during the second quarter was reduced from $31.3 million to $15.1 million.

     o  Net loss for the quarter of $4.9 million.

KEY STATISTICS
--------------

The selected consolidated financial data shown before for the periods ended June 30, 2003 and 2002 has been prepared by management and is unaudited. The interim consolidated financial statements have been prepared in accordance with general accepted accounting principles in Canada and have not been reconciled to accounting principles generally accepted in the United States.

---------------------------------------------------------------------------------------------------------------
                                                 Three months ended June 30,         Six months ended June 30,
                                                    2003              2002             2003             2002
---------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS (US$/OUNCE)
Gold Production (ounces)                             21,011            23,531           43,765           47,397
Total Cash Cost Per Ounce(1),(2)                       $316              $322             $286             $281
Average Realized Price Per Ounce                       $294              $327             $312             $312
Average Spot Gold Price Per Ounce                      $347              $313             $349             $302

FINANCIAL STATISTICS (C$ THOUSANDS)
Revenues                                             11,654            13,310           23,100           24,059
Net Income (Loss)                                    (4,912)           (8,888)           1,821          (25,919)
Cashflow from Operating Activities(3)                  (214)           (4,563)          (5,699)          (8,538)
Net Income (Loss) per Basic Share                     (0.05)            (0.11)            0.02            (0.32)
Weighted Average Common Shares O/S              100,559,991        82,053,021       96,482,325       81,213,530
---------------------------------------------------------------------------------------------------------------

(1) Includes Royalties and Production Taxes.

(2) Total Cash Costs and Total Production Costs are calculated in accordance with The Gold Institute Standards. For an explanation, refer to the section of Non-GAAP measures.

(3) Includes Working Capital changes.

SUMMARY FINANCIAL RESULTS
-------------------------

During the second quarter 2003, Crystallex incurred a loss, prior to adjustments for non-hedge derivative gains/losses, of $2.9 million, as compared with a loss of $3.6 million in the second quarter of 2002. A non-cash adjustment for non-hedge derivative losses of $1.9 million, (and a loss of $5.3 million in 2002) resulted in a net loss of $4.9 million, or $0.05 per share for the second quarter, as compared with a net loss of $8.9 million, or $0.11 per share, for the same period in 2002.

Revenue for the second quarter was $11.7 million on gold sales of 21,011 ounces, compared to $13.3 million in revenue on gold sales of 23,531 ounces for the year earlier quarter. The decrease in sales revenue was attributable to fewer ounces sold, a stronger Canadian dollar and a lower realized gold price. The average realized gold price during the quarter was US$294 per ounce as compared with $327 per ounce in 2002. Crystallex's average realized price per ounce was below the average quarterly spot price of US$347 per ounce as a result of delivering against forward sales positions with exercise prices below the prevailing spot gold price.

Cashflow from operating activities (after changes in working capital) was a utilization of $214,000 during the second quarter of 2003. For the first six months of 2003 cashflow from operating activities was a utilization of $5.7 million, as compared with a utilization of $8.5 million for the similar period in 2002. The utilization of cash was due, in part, to operating costs that exceeded realized revenue, (during the second quarter), increasing general and administrative expenses and a stronger Canadian dollar.

LAS CRISTINAS

The Las Cristinas Feasibility Study being undertaken by SNC-Lavalin Engineers and Constructors (SNCL) was completed, as scheduled, by mid September, 2003 and was presented to the CVG for review and approval. The metallurgical testwork and pilot plant testing was completed in June and the results confirm the choice of a conventional carbon-in-leach gold processing circuit for the Las Cristinas ore.

Social program projects for the benefit of the local communities are being advanced. Medical equipment and medicines have been supplied to the Las Claritas medical clinic. Detailed engineering is in progress for upgrading the sewerage system for surrounding communities and for building thirty houses for residents of the area. An upgraded water treatment system and road upgrading in local villages are also planned.

                          [text continues on next page]

OPERATIONS REVIEW
-----------------

-------------------------------------------------------------------------------------------------
SUMMARY OPERATING STATISTICS              Three months ended         Six months ended June 30,
                                               June 30,
                                        2003              2002             2003             2002
-------------------------------------------------------------------------------------------------
GOLD PRODUCTION (OUNCES)
     San Gregorio                      14,452            16,841           32,880           33,286
     La Victoria                        1,402             5,472            4,578            9,798
     Tomi Open Pits                     3,779               211            4,167            1,849
     Tomi Underground                     575                 0              575                0
     Purchased Material                   803             1,007            1,565            2,464
TOTAL                                  21,011            23,531           43,765           47,397
-------------------------------------------------------------------------------------------------
TOTAL CASH COST (US$/OUNCE)

     San Gregorio                        $296              $285             $248             $250
     Venezuela                           $365              $353             $402             $353
COMPANY AVERAGE                          $316              $322             $286             $281
-------------------------------------------------------------------------------------------------

SAN GREGORIO

Gold production from the San Gregorio mine in Uruguay was 14,452 ounces during the second quarter, as compared with 16,841 ounces for the comparable period in 2002. Reduced production was due largely to the processing of lower grade ore and to six lost production days in June resulting from the failure of the ball mill gear reducer shaft. A temporary solution allowed for processing to re-start, but only continue until July 6. While a new shaft was on order, the mill was down between July 6 and August 11. As a result of the shutdown, third quarter production will be lower than budget, and operations, originally scheduled to be completed by year end, will now continue into the first quarter of 2004.

Total cash operating costs averaged US$296 per ounce for the second quarter, an increase from US$211 per ounce in the first quarter due, in part, to the processing shutdown late in June and a drop in the grade of ore processed from
2.09 g/t in the first quarter to 1.79 g/t in the second quarter.

The current life of mine plan forecasts production in 2003 of approximately 58,000 ounces. Mining is planned to be completed by the end of the year, however, there will be modest production (between 5,000 and 10,000 ounces) during the first quarter of 2004 through processing of stockpiled ore. Crystallex is continuing its evaluation of mining the west extension of the San Gregorio pit by underground mining methods. A drilling program and an independent underground engineering and cost study are presently underway to determine the viability of this option. The study report should be completed during the second half of September. Presently, there is a resource in the west extension of approximately 450,000 tonnes grading 2.8 grams per tonne, representing about 40,000 contained ounces.

Environmental closure and severance costs at San Gregorio are estimated at approximately US$2.3 million. These costs will be incurred in late 2003 and during 2004.

VENEZUELA OVERVIEW

During the second quarter of 2003, the Revemin Mill processed ore from the La Victoria open pit mine and the Charlie Richards underground and Mackenzie open pit mines on the Tomi concessions as tabled below:

-------------------------------------------------------------------------------------------------------
                                            Three months ended June 30,       Six months ended June 30,
100% Basis                                    2003              2002            2003             2002
-------------------------------------------------------------------------------------------------------
REVEMIN MILL-ORE PROCESSED (TONNES)
La Victoria Ore                              22,418            94,236           70,393          152,664
Tomi Open Pit Ore                            44,255               848           51,836           22,440
Tomi Underground Ore                          3,562                 0            3,562                0
Purchased Ore                                 4,069             3,787           15,088           10,048
-------------------------------------------------------------------------------------------------------
TOTAL ORE PROCESSED (TONNES)                 74,304            98,871          140,879          185,152
HEAD GRADE OF ORE PROCESSED (G/T)              3.34              2.73             3.10             2.85
TOTAL RECOVERY RATE (%)                       82.3%               77%            77.5%              83%
TOTAL GOLD RECOVERED (OUNCES)                 6,559             6,690           10,885           14,111
-------------------------------------------------------------------------------------------------------

Total gold production from the Revemin Mill was 10,885 ounces for the first six months of 2003, approximately 23% less than produced during the comparable period in 2002. Gold production from the Venezuelan operations continued to be below budget due to a lack of capital investment. This impacted the availability of contractor mining equipment at La Victoria, equipment for underground development at Tomi and general operating performance at Revemin. The mill operated at approximately 50% of its 1,500 tonne per day capacity during the first half of 2003, due largely to insufficient ore feed from the La Victoria mine. Although gold recoveries have been below historical levels since April of last year when the milling of sulphide ore from La Victoria began, the second quarter 2003 average recovery of 82% was considerably higher than 71% achieved in the first quarter. This was attributable to processing a higher proportion of ore from the Mackenzie open pit mine on the Tomi concession, which does not have the refractory characteristics as the ore from La Victoria.

Crystallex has commenced a comprehensive program to determine the extent of the refractory ore at La Victoria and the optimum processing design circuit for Revemin. The program will include pilot plant testwork.

LA VICTORIA

Gold production from the La Victoria open pit mine was 1,402 ounces during the second quarter of 2003 and 4,578 ounces for the first six months of the year. For the comparable six month period in 2002, gold production was 9,798 ounces. Ore production was low due principally to insufficient funding and, to a lesser extent, from a shift to mining at the Mackenzie pit on the

Tomi property. Recovery of gold from La Victoria remained low, averaging 72% for the first half, due to processing the refractory sulphide ore.

TOMI

The Mackenzie pit on the Tomi concession was reactivated late in the first quarter and produced 3,779 ounces of gold during the second quarter of 2003. Mining was initiated at the Mackenzie pit to supplement ore feed from La Victoria. During the second quarter, Mackenzie provided higher grade ore, at
3.24 grams per tonne, and higher recoveries than La Victoria. Mining is continuing at Mackenzie during the third quarter as well as opening the Milagrito deposit, also on the Tomi concession.

Development continued on the first ore stope at the Tomi underground mine. Development work produced approximately 4,900 tonnes of ore during the second quarter. Gold production for the quarter was 575 ounces. Production at design levels of about 200 tonnes of ore per day has been delayed due to a change in the mining method from cut and fill to longhole stoping, inconsistent development funding and poor equipment availability due to a shortage of spare parts. The mining change was initiated after a review of the project by Crystallex's new mining team upon reaching the first mining stope. With capital funding, it is anticipated that continuous production from the first stope can be achieved by October, reaching design levels by November 2003.

At the Venezuelan operations, low gold production for the quarter resulted in high unit operating costs, which averaged US$365 per ounce for the second quarter of 2003, as compared with US$353 per ounce for the similar period in 2002. However, both production and operating costs in the second quarter improved from the first quarter 2003. Production increased from 4,325 ounces in the first quarter to 6,559 ounces in the second quarter, while operating costs improved from US$461 per ounce to US$365 per ounce. The improvement is attributable to mining and processing a higher proportion of ore from the Tomi open pit deposits during the second quarter. The Tomi ore is higher grade and has higher recovery rates than the La Victoria ore. Total cash costs per ounce are an average for Venezuelan production, including La Victoria and Tomi. Ore from both mines is processed at the Revemin Mill.

Crystallex's consolidated cash and total production costs per ounce of gold, calculated in accordance with the Gold Institute Standard, are as follows:

                          [text continues on next page]


-----------------------------------------------------------------------------------------------------------
                                              Three months ended June 30,     Six months ended June 30,
                                                  2003           2002             2003          2002
-----------------------------------------------------------------------------------------------------------
TOTAL COST OF PRODUCTION (US$/OZ)
     Direct Mining Costs                          303            313              275           272
     Refining and Transportation                    9              4                7             4
     By-Product Credits                            (2)            (2)              (2)           (2)
                                                  ---            ---              ---           ---
CASH OPERATING COSTS                              310            315              280           274
     Royalties                                      3              5                3             4
     Production Taxes                               3              2                3             2
                                                  ---            ---              ---           ---
TOTAL CASH COSTS                                  316            322              286           280
     Depletion and Amortization                   101             49               90            50
     Reclamation                                    3              2                3             2
                                                  ---            ---              ---           ---
TOTAL PRODUCTION COSTS                            420            373              379           332
---------------------------------------------------------------------------------------------------------

GOLD PRODUCTION STATISTICS
--------------------------

-----------------------------------------------------------------------------------------------------------
                                              Three months ended June 30,         Six months ended June 30,
100% Basis                                       2003             2002              2003             2002
-----------------------------------------------------------------------------------------------------------
URUGUAY
-------
SAN GREGORIO (100% CRYSTALLEX)
Tonnes Ore Mined                                 296,130         262,727            621,789        498,694
Tonnes Waste Mined                             1,171,608       1,097,398          2,325,446      2,336,193
Tonnes Ore Processed                             273,997         275,661            570,734        548,395
Average Grade of Ore Processed (g/t)                1.79            2.07               1.94           2.04
Recovery Rate (%)                                     92%             92%                92%            92%
-----------------------------------------------------------------------------------------------------------
PRODUCTION (OUNCES)                               14,452          16,841             32,880         33,286

TOTAL CASH COSTS (US$/OUNCE)                        $296            $285               $248           $250

VENEZUELA
---------
LA VICTORIA (51% CRYSTALLEX)(1)
Tonnes Ore Mined                                  17,921          87,835             65,826        146,984
Tonnes Waste Mined                               186,539         218,957            332,401        569,855
Tonnes Ore Processed                              22,418          94,236             70,393        152,644
Average Grade of Ore Processed (g/t)                2.55            2.44               2.80           2.50
Recovery Rate (%)                                     75%             74%                72%            80%
-----------------------------------------------------------------------------------------------------------
PRODUCTION (OUNCES)                                1,402           5,472              4,578          9,798

TOMI OPEN PIT (100% CRYSTALLEX)

Tonnes Ore Mined                                  36,458             868             45,822         22,264
Tonnes Waste Mined                                86,517               0            103,967          2,908
Tonnes Ore Processed2                             44,255             848             51,836         22,440
Average Grade of Ore Processed (g/t)                3.24            8.42               3.08           2.88
Recovery Rate (%)                                     82%             90%                81%            89%
-----------------------------------------------------------------------------------------------------------
PRODUCTION (OUNCES)                                3,779             211              4,167          1,849


                                       81


TOMI UNDERGROUND (100% CRYSTALLEX)
Tonnes Ore Mined                                   4,878               0              4,878              0
Tonnes Waste Mined                                     0               0                  0              0
Tonnes Ore Processed                               3,562               0              3,562              0
Average Grade of Ore Processed (g/t)                5.61               0               5.61              0
Recovery Rate (%)                                     89%              0                 89%             0
-----------------------------------------------------------------------------------------------------------
PRODUCTION (OUNCES)                                  575               0                575              0

OTHER (PURCHASED MATERIAL)
Tonnes Ore Processed                               4,069           3,787             15,088         10,048
Average Grade of Ore Processed (g/t)                6.71            8.79               3.98           8.07
Recovery Rate (%)                                     91%             93%                81%            95%
-----------------------------------------------------------------------------------------------------------
PRODUCTION (OUNCES)                                  803           1,007              1,565          2,464

TOTAL PRODUCTION- VENEZUELA (OUNCES)               6,559           6,690             10,885         14,111
TOTAL CASH COST-VENEZUELA (US$/OZ)(2)               $365            $353               $402           $353
-----------------------------------------------------------------------------------------------------------

CRYSTALLEX TOTAL
----------------

TOTAL GOLD PRODUCTION (OUNCES)                    21,011          23,531             43,765         47,397
TOTAL CASH COST (US$/OUNCE)                         $316            $322               $286           $280
-----------------------------------------------------------------------------------------------------------

(1) Crystallex owns 80% of El Callao Mining Corp, which in turn has an indirect 51% equity interest in La Victoria. However, Crystallex has an 87.5% share of the cashflow from La Victoria until US$4.0 million of debt relating to the La Victoria project is repaid. Thereafter, Crystallex has a 75% share of the cashflow from La Victoria until the La Victoria debt is fully repaid. Presently, there is no distributable cashflow, and Crystallex reports all reserves, resources and production for its account.

(2) Ore from La Victoria, Tomi and purchased material is processed at Crystallex's Revemin mill.

ADMINISTRATION

General and Administrative expenses were $2.1 million for the second quarter of 2003, and $5.3 million for the first six months of 2003. These are up from up from $1.7 million and $3.4 million for the corresponding periods in 2002. The increase was primarily attributable to the hiring of additional management and operational staff and higher audit and legal expenses.

FORWARD SALES AND WRITTEN CALL OPTIONS

At June 30, 2003, Crystallex had committed a total of 429,981 ounces at an average price of US$303 per ounce, including 224,169 ounces under call options sold at an average price of US$303 per ounce. At June 30, 2003, Crystallex's gold hedge program, which represents approximately 4% of Crystallex's reserves, consisted of the following:

--------------------------------------------------------------------------------
                                         2003    2004     2005     2006    TOTAL
--------------------------------------------------------------------------------
Fixed Forward Gold Sales (ounces)      40,778  82,608   42,430   39,996  205,812
Average Price (US$/Ounce)                $300    $300     $305     $310     $303
Written Gold Call Options (ounces)     55,781 115,456   50,932    2,000  224,169
Average Exercise Price (US$/Ounce)       $295    $306     $303     $348     $303
--------------------------------------------------------------------------------

As previously noted, Crystallex's objective is both to restructure and reduce the size of its hedge book by negotiating with hedge counterparties to move certain commitments to future periods and by delivering into forward sales contracts without replacing those contracts.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS
-------------------------------------

WRITTEN CALL OPTIONS

Upon re-examination of the accounting for Crystallex's written call options, management determined that call option contracts outstanding at the end of 1999, 2000 and 2001 had not been properly accounted for and, as a result, Crystallex had reflected premiums received in income on the date of receipt and had not reflected the amount of the related mark to market adjustments for changes in estimated fair values within the consolidated financial statements. Accordingly, management has reclassified premiums received, previously reported in revenue, as a liability (deferred credit) on the balance sheet and has recorded the mark to market adjustments to the recorded liabilities for options outstanding at the end of each year. The change in fair value of the liability has been recorded as a non-hedge derivative (loss) gain.

FIXED FORWARD CONTRACTS

Previously, Crystallex treated fixed forward contracts as transactions qualifying as hedges for accounting purposes and recorded the contracts off balance sheet until the settlement date at which time the contract settlement amount was recorded in mining revenue. Upon re-examination, it has been determined that certain restructuring transactions with the counterparty modified the fixed forward contracts prior to their maturity resulting in a reassessment of hedge designation and effectiveness. Consequently, Crystallex has redesignated its forward contracts as trading activity and accordingly has recorded the estimated fair values of these contracts on the balance sheets and related mark to market adjustments for changes in estimated fair values in the statements of operations as non-hedge derivative (loss) gain.

The variation in fair market value of options and forwards from period to period can cause significant volatility in earnings; however, the fair market value adjustment is a non-cash item that will not impact Crystallex's cashflow. For the three month period ended June 30, 2003, the total mark to market loss on the non-hedge derivative positions was $1.9 million. For six months of 2003, Crystallex reported a non-hedge derivative gain of $6.6 million.

In circumstances where Crystallex is unable to meet the obligations under the fixed forward sales or call options, Crystallex will defer the expiry date of the forward sale or call option, or purchase gold in the market, or settle the positions financially. If Crystallex were to purchase gold in the market or settle the positions financially, it would result in a reduction of Crystallex's cashflow.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

Net Operating Cashflow (after working capital changes) was a utilization of $214,000 for the three months ended June 30, 2003 as compared with a utilization of $4.6 million for the comparable period in 2002. At June 30, 2003, cash and cash equivalents were $5.9 million. At quarter end there was a working capital deficiency of $8.6 million. Subsequent to quarter end, Crystallex issued US$10 million common share units at US$2.20 per unit. Each unit consists of one common share and one half of one common share purchase warrant. Each whole purchase warrant entitles the holder to acquire, for a period of three years, one common share at a price of US$2.75 per share.

Total debt at the end of the second quarter was $15.1 million, a significant reduction from $31.3 million outstanding at the beginning of 2003. This was attributable to a US$3.0 million principal repayment of a project finance bank loan, which was repaid with cash of US$1.3 million and through issuing common shares of Crystallex. In addition, $10.8 million of convertible notes were converted into common shares of Crystallex.

FINANCING ACTIVITIES
--------------------

During the second quarter of 2003, the following financing transactions were completed:

On March 14, 2003, Crystallex arranged a US$3,000,000 non-interest bearing promissory note financing, which closed in three tranches as follows:
US$1,500,000 on March 14, 2003, US$1,000,000 on May 2, 2003 and US$500,000 on
May 15, 2003. The transaction included 450,000 common share purchase warrants, of which 300,000 are exercisable for one common share of Crystallex at a price of US$1.32 per share and 150,000 are exercisable at a price of US$1.27 per share.

On May 9, 2003, Crystallex completed a private placement of 2,400,000 special stock warrant units at a price of $1.25 per special warrant for net proceeds of $2,718,976 million. Each unit consisted of one common share warrant and one half of one share special purchase warrant. Each whole common share special purchase warrant entitles the holder to acquire from Crystallex, for a period of two years, at a price of $1.60 per warrant, one additional common share.

On June 20, 2003 Crystallex closed a private placement of 5,500,000 special warrants at $1.25 per special warrant for net proceeds of $6,475,500. Each special warrant is convertible into a unit consisting of one common share, and one-half of one common share purchase warrant. Each whole common share purchase warrant entitles the holder to acquire from Crystallex, for a period of two years, at a price of $1.60, one additional common share.

INVESTING ACTIVITIES
--------------------

Capital expenditures during the second quarter totalled $5.2 million, compared with $1.5 million for the same period in 2002. Investments were principally for the Las Cristinas project ($3.6 million), with the balance related to the operating mines in Uruguay and Venezuela.

NON GAAP MEASURES
-----------------

The total cash cost per ounce data are presented below to provide additional information and are not prepared in accordance with Canadian or U.S. GAAP. The data should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The measures are not necessarily indicative of operating profit or costs of operations as determined under Canadian or U.S. GAAP. The total cash cost per ounce calculation is derived from amounts included in the Operating Expense line on the Statement of Operations. As this line item is unchanged under US GAAP, the total cash cost per ounce figure is similarly unchanged using US GAAP results of operations.

Total cash costs per ounce are calculated in accordance with "The Gold Institute Production Cost Standard." Crystallex has not changed the components of these costs from period to period. Adoption of this standard reporting is voluntary, and the data may not conform to other similarly titled measures provided by other precious metals companies. Management uses the cash cost per ounce data to access profitability and cashflow from Crystallex's operations and to compare it with other precious metals producers. Total cash costs per ounce are derived from amounts included in the Statement of Operations and include mine site operating costs such as mining, processing, administration, royalties and production taxes but exclude amortization, reclamation, capital expenditures and exploration costs.

Total cash costs per ounce may be reconciled to our Statement of Income as follows:

                          [text continues on next page]

--------------------------------------------------------------------------- ----------------------------------
                                                 Three months ended June 30,         Six months ended June 30,
C$,000                                              2003              2002             2003             2002
--------------------------------------------------------------------------- ----------------------------------
Operating Costs per Financial Statements           9,477            11,979           18,548           21,247
By-Product Credits                                  (55)              (65)            (115)            (116)
Reclamation and Closure Costs                       (93)              (89)            (214)            (171)
Operating Costs for Per Ounce Calculation          9,329            11,825           18,219           20,960

Gold Ounces Produced                              21,011            23,538           43,765           47,409
Total Cash Cost Per Ounce C$                       C$444             C$502            C$416            C$442
Total Cash Cost Per Ounce US$                     US$316            US$322           US$286           US$281
--------------------------------------------------------------------------- ----------------------------------

RISK FACTORS
------------

The profitability of Crystallex depends upon several identified factors including levels of production, commodity prices, costs of operation, financing costs, the successful integration of acquired assets and the risks associated with mining activities. Profitability will further vary with discretionary expenditures such as investments in technology, exploration and mine development. Crystallex operates in an international marketplace and incurs exposure to risks inherent in a multijurisdictional business environment including political risks, varying tax regimes, country specific employment legislation and currency exchange fluctuation. Crystallex seeks to minimize its exposure to these factors by implementing insurance and risk management programs, monitoring debt levels and interest costs, and maintaining employment and social policies consistent with sustaining a trained and stable workforce.

Reclamation and Environmental Risks
-----------------------------------

Crystallex takes care to maintain compliance with the regulations prevalent in the countries within which it has activities. Concern for the environment has spawned several regulations with regard to mining in various countries. Crystallex believes that its environmental programs, developed internally in conjunction with local advisors, not only complies with but in some cases exceeds prevailing regulations. Crystallex accrues for its estimated future reclamation and remediation liability over the life of its mines, while costs relating to ongoing site restoration are expensed when incurred. Crystallex's estimate of its ultimate reclamation liability may vary from current estimates due to possible changes in laws and regulations and changes in costs estimated. Crystallex will accrue additional liabilities for further reclamation costs as and when evidence becomes available indicating that its reclamation liability has changed.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

Crystallex's principal operations are resident in Uruguay and Venezuela. However, aside from local trade/supplier debt, all transactions from these operations are denominated in US dollars.

Gold sale proceeds, as well as related forward production contracts and written call options, are all received or denominated in US dollars. To finance the acquisition of its operations, Crystallex has incurred debt through bank instruments and convertible notes, both of which are denominated in US dollars.

Crystallex's variable rate debt consists solely of its long term bank financing utilized to fund the acquisition of mineral properties. This bank debt bears interest at LIBOR plus an applicable margin. Considering the amount of debt outstanding as at December 31, 2002 ($Cdn 16.9 million), a rapid or large increase in the base rate, LIBOR, would not have a material impact on Crystallex's earnings statement.

GOLD CONTRACTS

Crystallex enters into financial agreements with major financial institutions to manage underlying revenue and future cash flow exposures arising from changes in gold prices. Contracts include forward sales and call options.

At December 31, 2002, of its 10.5 million ounces of reserves, Crystallex had committed a total of 471,872 ounces at an average price of US$303 per ounce, including 229,240 ounces under written call options sold at an average price of US$303 per ounce. The program consisted of the following:

--------------------------------------------------------------------------------
                                     2003     2004     2005     2006    TOTAL
-------------------------------------------------------------------------------
Fixed Forward Gold Sales (ounces)    77,598   82,608   42,430   39,996  242,632
Average Price Per Ounce              $300     $300     $305     $310    $303
Written Gold Call Options (ounces)   60,852   115,456  50,932   2,000   229,240
Average Exercise Price Per Ounce     $295     $306     $303     $348    $303
-------------------------------------------------------------------------------

Crystallex's objective is to reduce the size of its economic hedge book. Although the total committed ounces under the economic hedge program is just 4.5% of our reserves at year end, the committed ounces this year and next are presently high in relation to planned production in those years. To address this situation, Crystallex is negotiating a restructuring of the positions with economic hedge counterparties to move certain commitments to future periods. Also, Crystallex is reducing the overall size of the program by delivering into forward sales contracts without replacing those contracts. The decision to reduce the size of the economic hedge program is also supported by a positive outlook for the gold market and continuing low US dollar interest rates, which makes economic hedging through forward sales less attractive.

Crystallex's ability to deliver against fixed forward commitments is dependant on various factors, certain of those being (i) improvement in grade of ore mined, (ii) improved recovery rates, and (iii) completion of ongoing development projects. In the event that production is insufficient to meet fixed forward commitments Crystallex will (i) negotiate the extension of commitment dates, (ii) purchase gold on the spot market, or (iii) financially settle the contract. Crystallex believes that it has the ability to meet or extend its forward commitments.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS

Written call options

Upon re-examination of the accounting for Crystallex's written call options, management determined that call option contracts outstanding at the end of 1999, 2000 and 2001 had not been property accounted for and as a result Crystallex had reflected premiums received in income on the date of receipt and had not reflected the amount of the related mark to market adjustments for changes in estimated fair values within the consolidated financial statements. Accordingly, management has reclassified premiums received, previously reported in revenue, as a liability (deferred credit) on the balance sheet and has recorded the mark to market adjustments to the recorded liabilities for options outstanding at the end of each year. The change in fair value of the liability has been recorded as a non-hedge derivative (loss) gain.

Fixed forward contracts

Previously Crystallex had treated fixed forward contracts as transactions qualifying as hedges for accounting purposes and had recorded the contracts off balance sheet until the settlement date at which time the contract settlement amount was recorded in mining revenue. Upon re-examination, it has been determined that certain restructuring transactions with the counterparty modified the fixed forward contracts prior to their maturity resulting in a reassessment of hedge designation and effectiveness. Consequently, Crystallex has redesignated its forward contracts as trading activity and accordingly has recorded the estimated fair values of these contracts on the balance sheets and related mark to market adjustments for changes in estimated fair values in the statements of operations as non-hedge derivative (loss) gain. On settlement of the fixed forward contracts, gains and losses are included in non-hedge gains or losses.

The variation in fair market value of options and forwards from period to period can cause significant volatility in earnings; however, the fair market value adjustment is a non-cash item that will not impact Crystallex's cashflow. For the year ended December 31, 2002, Crystallex incurred a non-hedge, non-cash derivative loss of $34.2 million.

In circumstances where Crystallex is unable to meet the obligations under the call options, Crystallex will either defer the expiry date of the call option, purchase gold in the market, or settle the positions financially. If Crystallex were to purchase gold in the market or settle the positions financially, it would result in a reduction of Crystallex's cashflow.

                                   MANAGEMENT

DIRECTORS AND SENIOR MANAGEMENT

In the following table and notes thereto is stated the name of each current Crystallex director and member of senior management, all offices of Crystallex now held by him, his business experience and principal occupation, the period of time for which he has been a director or member of senior management, and, for directors, other principal directorships:

NAME AND OFFICE, FUNCTION OR      BUSINESS EXPERIENCE AND            DIRECTOR             PRINCIPAL
POSITION WITH CRYSTALLEX          PRINCIPAL OCCUPATION               SINCE                DIRECTORSHIPS
-------------------------------   -----------------------------      -----------------    -----------------------
Robert A. Fung(2)(4)(5)           Business Executive, Orion          December 3, 1996     Toronto Waterfront
Toronto, Ontario,                 Securities, Inc.                                        Revitalization
Chairman of the Board, Director                                                           Corporation; Stockhouse
                                                                                          Media Corporation; El
                                                                                          Cal-lao Mining Corp. (6)

Marc J. Oppenheimer(2)            President and Chief Executive      February 20, 1995    First Choice
Leonia, New Jersey,               Officer of Crystallex                                   Industries, Ltd; IDT
President, Chief Executive                                                                Corporation; El Callao
Officer and Director                                                                      Mining  Corp. (6)

Michael Brown(1)                  President, Capital Markets         October 10, 2002     Queenston Mining Inc.;
Toronto, Ontario                  Advisory                                                El Callao Mining Corp.
Director                                                                                               (6)


C. William Longden(3)             Vice Chairman, Marshall,           July 25, 2000        Marshall, Macklin,
Toronto, Ontario`                 Macklin, Monaghan Limited                               Monaghan Limited; El
Director                                                                                  Callao Mining Corp. (6)

David I. Matheson(1)(3)           Counsel, McMillan Binch, LLP       July 25, 2000        Clarke Inc.; El Callao
Toronto, Ontario,                 Barristers & Solicitors                                 Mining Corp. (6)
Director

Harry J. Near (1)(3))(4)(5)       President, Near Consultants &      May 5, 1997          El Callao Mining Corp.(6)
Ottawa, Ontario,                  Associates; Principal, The
Director                          Earnscliffe Strategy Group

Armando F. Zullo (4)              Business Executive;                December 3, 1996     El Callao Mining Corp.(6)
Director                          President of A.F. Zullo &
                                  Company Ltd.

Daniel R. Ross                    Executive Vice President,
Toronto, Ontario,                 Corporate Counsel, and Secretary
Executive Vice President,         of Crystallex International
Corporate Counsel, and            Corporation
Secretary

Dr. Sadek El-Alfy                 Vice President-Operations
Seattle, Washington,              Crystallex International
Vice President -Operations        Corporation

Dr. Luca M. Riccio                Vice President-Exploration
Vancouver, British                Crystallex International
Columbia,                         Corporation
Vice President -
Exploration

Borden D. Rosiak                  Chief Financial Officer
Toronto, Ontario,                 Crystallex International
Chief Financial Officer           Corporation

Kenneth Thomas,                   Chief Operating Officer
Toronto, Ontario,                 Crystallex International
Chief Operating Officer           Corporation

(1) Member of the Audit Committee

(2) Member of the Executive Committee

(3) Member of the Corporate Governance Committee

(4) Member of the Compensation Committee

(5) Member of the Nominating Committee

(6) Became a director of El Callao Mining Corp. subsequent to Crystallex's acquiring approximately 80% of the outstanding El Callao shares. See "Crystallex
- Crystallex's History and Development - Important Acquisitions Since January 1, 2000."

Enrique Tejera-Paris, a former Crystallex director, did not stand for re-election at Crystallex's Annual General Meeting held on June 26, 2003, at which time the size of Crystallex's Board was reduced from nine to seven members. His term as a director ended on that date.

All directors serve until the next Annual General Meeting of Crystallex unless they resign or are otherwise replaced by the shareholders of Crystallex. The following is a brief description of each of Crystallex's directors and principal officers:

Robert A. Fung, Chairman. Prior to his appointment as Crystallex's Chairman on February 12, 1998, Mr. Fung was a Crystallex Director and Vice Chairman of Gordon Capital Corporation, a Canadian investment bank, where he oversaw a broad range of investment activities. Currently, Mr. Fung serves in a senior advisory position at Orion Securities Inc. and from 1997 to 2001 was a Senior Partner of Capital West Group. In addition, Mr. Fung serves as Chairman of the Task Force to redevelop Toronto's Waterfront, a Cdn$12 billion redevelopment project and one of the largest urban renewal projects undertaken in the history of Canada, and is a partner in Poseidon

Financial Partners, an investment banking firm. He is a Director of the Government of Canada's Export Development Corporation. Mr. Fung works closely with the Board of Directors and Crystallex's senior management in determining Crystallex's business strategy.

Marc J. Oppenheimer, President and Chief Executive Officer. Mr. Oppenheimer has served as Crystallex's President and Chief Executive Officer and a Crystallex Board member since February 1995. Prior to coming to Crystallex, he held executive positions at The Chase Manhattan Bank and Midlantic National Bank. Immediately before joining Crystallex, Mr. Oppenheimer was engaged in merchant banking activities and was a consultant to Crystallex. Mr. Oppenheimer is responsible for the overall administration of Crystallex and all elements of Crystallex's business. He is also responsible for the recruitment, direction and supervision of the senior management of Crystallex and its subsidiaries.

Michael Brown, Director. Mr. Brown is the founder and President of Capital Markets Advisory, which he established in 2001. Prior to 2001, Mr. Brown held various positions between 1998 and 2001 with Macquarie Bank of Australia, serving as President and Chief Executive Officer of Macquarie North America and then as Vice-Chairman. Prior to 1998, Mr. Brown was a Managing Partner with Gordon Capital Corporation, responsible for coordinating and marketing investment banking services to the mining industry.

C. William Longden, Director. Mr. Longden was Vice President (Corporate Development) with Marshall, Macklin, Monaghan Limited from 1990 to May 9, 2001, and has been a director of that company since 1985. He is also President of Marshall, Macklin, Monaghan International Corporation. Mr. Longden has an extensive background and experience in construction management and in infrastructure development and management on a global scale.

David I. Matheson, Director. Mr. Matheson had been a partner with the Toronto, Canada law firm of Aird & Berlis since 1991 and became counsel to that firm in 2001. In December 2001, Mr. Matheson joined the firm of McMillan Binch in Toronto as counsel. Mr. Matheson has an extensive background in international finance and taxation and has lectured on corporate governance, evolving director's responsibilities, and other areas of corporate law.

Harry J. Near, Director. Mr. Near is the Principal of the government and public affairs consulting company, The Earnscliffe Strategy Group. Mr. Near regularly advises companies on government policy and regulatory matters. He is a former Chief of Staff and Senior Policy Adviser to the Canadian Ministry of Energy Mines and Resources and a former adviser to the Prime Minister of Canada.

Armando F. Zullo, Director. Mr. Zullo is the founder and President of A.F. Zullo & Company Ltd., a supplier of industrial products to commercial and industrial entities including mining companies and other multi-national companies.

Daniel R. Ross, Executive Vice President and Corporate Counsel. Prior to joining Crystallex full-time in September 2001, Mr. Ross was a partner of McCarthy Tetrault, one of Canada's largest law firms, having joined McCarthy Tetrault in 1991. Prior to his retirement from the firm, Mr. Ross served as managing partner of its London, Canada offices. Mr. Ross has served on a number or private and charitable boards and is currently Chairman of the Board of the London Health Sciences Centre, one of Canada's largest hospitals. Over the past several years, he was instrumental in the negotiation and completion of Crystallex's acquisitions and financings. Mr. Ross coordinates the placement and execution of legal, administrative and related services. Mr. Ross did not stand for re-election to the Crystallex Board of Directors as of the June 26, 2003, Annual General Meeting of Shareholders, and his term as a director ended as of that date.

Dr. Sadek El-Alfy, Vice President - Operations. Dr. El-Alfy has more than 20 years of experience in mine management and operation. Prior to joining Crystallex in February, 1997, he was Vice President of Operations for Royal Oak Mines and previously was General Manager of the Iron Ore Company of Canada. He has a degree in mining engineering and received his doctorate from the University of London. Dr. El-Alfy directs and manages the mining operations of Crystallex and advises in acquisitions and exploration programs.

Dr. Luca M. Riccio, Vice President of Exploration. Dr. Riccio joined the Crystallex management team in December 1996. He is a geologist and has over 25 years of experience in the mining industry, which includes consulting for BP Minerals, Homestake and other large successful mining companies. Dr. Riccio is a Fellow of the Geological Association of Canada.

Borden D. Rosiak, Chief Financial Officer. Mr. Rosiak joined Crystallex in May, 2002. Prior to joining Crystallex, Mr. Rosiak was Chief Financial Officer of Dorset Partners, a private investment firm. From 1994 to 1999 he was Chief Financial Officer of Newcourt Credit Group, a global financial services company. Mr. Rosiak managed the capital structure of Newcourt, including numerous equity offerings as well as the financial and administrative operations. He also served as CFO of Toronto's 2008 Olympic Bid committee. Mr. Rosiak is a chartered accountant and also holds a bachelor's degree in Applied Sciences - Chemical Engineering. Mr. Rosiak manages and directs Crystallex's financial administration.

Kenneth G. Thomas, Chief Operating Officer. Mr. Thomas joined Crystallex on April 1, 2003. He served for many years as a senior officer of Barrick Gold Corporation. From 1990 to 1995, Mr. Thomas was Barrick's Senior Vice-President Metallurgy and Construction and from 1995 until his departure in 2001, he served as Senior Vice President, Technology. In May 2001, Mr. Thomas joined Hatch, and immediately prior to joining Crystallex was Managing Director for Hatch in Western Australia. Mr. Thomas is a professional engineer and obtained his doctorate in Technical Sciences from Delft University in The Netherlands.

COMPENSATION

All amounts shown in the following three tables are in Canadian dollars unless otherwise noted:

                          [text continues on next page]

                SUMMARY COMPENSATION TABLE FOR EXECUTIVE OFFICERS

                                                                                          LONG TERM
                                                ANNUAL COMPENSATION                   COMPENSATION AWARD
                                                -------------------                   ------------------
                                                                      OTHER ANNUAL     SECURITIES UNDER        ALL OTHER
     NAME AND                           SALARY         BONUS(2)       COMPENSATION        OPTIONS(4)         COMPENSATION
PRINCIPAL POSITION      YEAR(1)          ($)             ($)              ($)                (#)                  ($)
------------------      -------       ----------      ----------      ------------     ----------------      -----------
Robert A Fung            2002                NIL      US$100,000       $180,000(7)          55,000                NIL
(Chairman of the
Board - Feb.             2001                NIL      US$100,000        $180,000           205,000                NIL
12/98)                                                 $350,000

                         2000                NIL      US$100,000         $180,000          405,000                NIL

Marc J. Oppenheimer      2002         US$449,996      US$195,000      US$11,000(5)          40,000                NIL
President & Chief        2001         US$418,461      US$195,000      US$10,500(5)         190,000                NIL
Executive Officer        2000         US$357,808      US$182,000      US$10,200(5)         390,000                NIL
(Feb. 20/95 to
present)

Daniel R. Ross           2002           $400,000        $178,024               NIL          50,000                NIL
Executive Vice
President, Corporate     2001           $166,667        $ 83,333      US$ 6,000(6)         255,000                NIL
Counsel and              2000                NIL             NIL               NIL         155,000                NIL
Secretary (July 1/01
to present)

Dr. Sadek El-Alfy        2002         US$222,000       US$25,000       US$1,800(5)           NIL                  NIL
Vice President,          2001         US$222,000       US$50,000       US$1,800(5)          65,000                NIL
Operations (Feb./97      2000         US$174,000       US$50,000       US$1,800(5)          20,000                NIL
to present)

Dr. Luca M. Riccio       2002                NIL         $15,000       $200,000(3)           NIL                  NIL
Vice President,          2001                NIL         $15,000       $200,000(3)          65,000                NIL
Exploration              2000                NIL             NIL       $200,000(3)          20,000                NIL
(Dec. 2/96 to present)

Borden Rosiak           2002             $49,800         $20,000               NIL           NIL                  NIL
Chief Financial         2001                 N/A
Officer                 2000                 N/A
(Oct 2002 to present)

(1) The fiscal periods referred to in this table are the 12 months ended December 31, 2002, the 12 months ended December 31, 2001, and the 12 months ended December 31, 2000.
(2) These awards are reported in the year in which they were earned, not the year in which they were paid.
(3) Consists of consultancy fees paid to Dr. Riccio in his capacity as chief geologist of Crystallex.
(4) Consists of options for Common Shares granted during the relevant fiscal year.
(5) Represents Company match of employee voluntary contributions to 401(k) program.
(6) Director's honorarium paid only until Mr. Ross became an employee of Crystallex on July 1, 2001.
(7) Consists of fees paid to Poseidon Financial Partners, a firm in which Mr. Fung is a partner. Mr. Fung receives personally $114,000 of the fee paid annually to Poseidon Financial Partners.

         Stock Options

The following table sets forth information concerning option grants during 2002 to Crystallex's executive officers as at December 31, 2002:

              OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 2002

                                                                                   MARKET VALUE
                                            % OF TOTAL                             OF SECURITIES
                         SECURITIES          OPTIONS                                UNDERLYING
                           UNDER            GRANTED TO           EXERCISE OR       OPTIONS ON THE
                        OPTION(1)(3)       EMPLOYEES IN          BASE PRICE         DATE OF GRANT       EXPIRATION
      NAME                  (#)          FINANCIAL YEAR(2)      ($/SECURITY)        ($/SECURITY)          DATE
 -------------------   -------------     -----------------      ------------       --------------       ----------
Robert A. Fung             55,000              14.7                  2.23               2.23
                                                                                                       July 16, 2012

Marc J. Oppenheimer                            10.7                  2.23               2.23
                           40,000                                                                      July 16, 2012

Daniel R. Ross             50,000              13.3                  2.23               2.23           July 16, 2012

Dr. Sadek El-Alfy             NIL              --                   --                 --                   --

Dr. Luca M. Riccio            NIL              --                   --                 --                   --

Borden Rosiak                 NIL              --                   --                 --                   --

(1)  Consists of options for common shares.
(2) Includes the options granted to the executive officers who are not directors.
(3) Unless otherwise indicated, all options are exercisable immediately upon issuance.

The following table sets forth information concerning the value realized upon the exercise of options during 2002 and the value of unexercised options held by Crystallex's executive officers as of December 31, 2002:

       AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2002
                      AND FINANCIAL YEAR-END OPTION VALUES

                         SECURITIES                                                              VALUE OF UNEXERCISED
                          ACQUIRED        AGGREGATE             UNEXERCISED                         IN-THE-MONEY
                             ON             VALUE                  OPTIONS                             OPTIONS
       NAME              EXERCISE (#)    REALIZED ($)          AT F.Y. END (#)                      AT F.Y. END ($)
---------------------    ------------   --------------  ------------------------------     ------------------------------
                                                        Exercisable      Unexercisable     Exercisable      Unexercisable
                                                        -----------      -------------     -----------      -------------
Robert A. Fung              NIL             NIL          1,802,500            NIL           1,419,724             NIL

Marc J. Oppenheimer       200,000         347,500        1,845,000            NIL           1,517,950             NIL

Daniel R. Ross             70,000          78,800          510,000            NIL             112,549             NIL

Dr. Sadek El-Alfy         150,000         237,500           85,000            NIL               11,800            NIL

Dr. Luca M. Riccio        120,000         150,100           85,000            NIL               11,800            NIL

Borden Rosiak               NIL              --                NIL            NIL

During the year ended December 31, 2002, Messrs. Near, Longden, Matheson and Zullo received an annual fee of US$12,000, which was paid in Common Shares of Crystallex pursuant to Crystallex's Directors' Remuneration Program. Messrs. Thompson and Brown each received US$6,000 under this program, representing payment for the portion of the year during which they served as Crystallex directors. To the extent that a director is given a specific assignment out of the normal course of his duties as a director, he is paid an amount per day which the Board of Directors deems appropriate while devoting himself exclusively to such an assignment. During the fiscal year ended December 31, 2002, no payments were made to directors under this policy.

Crystallex has agreed to pay Poseidon Financial Partners, a firm in which Mr. Fung is a partner, an annual fee of $180,000, of which Mr. Fung receives $114,000.

All directors will receive an additional 20,000 options per year for serving on the Board, the said options to be issued immediately following the annual general meeting and the appointment of directors in or about June of each year. All directors will receive an additional 10,000 options for each committee on which they serve and an additional 5,000 options for each committee which they chair, the additional options being in recognition of additional workload undertaken by the directors, and issued immediately following the annual general meeting and confirmation of committee appointments in or about June of each year. In June 2003, in consideration of work load and responsibility, the allotment to Audit Committee members increased to 20,000 options with an additional 10,000 options to chair. Crystallex's directors received the following options during 2002 (in addition to the options listed above for executive officers that are also directors):

--------------------------------------------------------------------------------
            NAME           NUMBER OF OPTIONS    PRICE (CDN. $)     EXPIRY DATE
--------------------------------------------------------------------------------
Gordon M. Thompson(1)            30,000            $2.23          July 16, 2012
--------------------------------------------------------------------------------
C. William Longden               35,000            $2.23          July 16, 2012
--------------------------------------------------------------------------------
David I. Matheson                35,000            $2.23          July 16, 2012
--------------------------------------------------------------------------------
Enrique Tejera- Paris(2)         30,000            $2.23          July 16, 2012
--------------------------------------------------------------------------------
Harry J. Near                    45,000            $2.23          July 16, 2012
--------------------------------------------------------------------------------
Armando F. Zullo                 30,000            $2.23          July 16, 2012
--------------------------------------------------------------------------------

(1)  Mr. Thompson resigned from the Board of Directors in October, 2002.

(2) Dr. Tejera-Paris did not stand for re-election to the Board of Directors in June, 2003.

Directors will continue to be paid market value for special projects in which they are engaged on behalf of Crystallex, such as legal or investment work, etc. See "Major Shareholders and Related Party Transactions - Related Party Transactions."

BOARD PRACTICES

Each member of Crystallex's Board of Directors serves for a one year term and is subject to election at Crystallex's Annual General Meeting. Crystallex's next Annual General Meeting is scheduled to be held in June, 2004. See "Directors and Senior Management" for the period during which Crystallex's current directors have held their office.

No Crystallex director, except for Marc J. Oppenheimer, Crystallex's President and Chief Executive Officer, has a contract or agreement with Crystallex or any of its subsidiaries providing for benefits upon termination of employment with Crystallex. The Crystallex Board has approved a compensation continuation plan protecting management employees in the event of termination of employment upon the sale of the company or a change in control of the company.

The Audit Committee is composed of Messrs. Matheson (as Chair), Brown, and Near. Mr. Near is not related to Crystallex, and none of Matheson, Brown , or Near is an inside director of Crystallex. Mr. Matheson is counsel to McMillan Binch which has recently become counsel to Crystallex, and it is anticipated that he will be replaced on the Audit Committee. The Audit Committee is governed by a Charter that was adopted by the Board of Directors on June 8, 2000. The Charter incorporates all of the current requirements of the AMEX and the Securities and Exchange Commission, which requirements were incorporated from the Report and Recommendations of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, as well as the requirements of the Ontario Securities Commission. The Audit Committee meets with management of Crystallex and the independent auditors to review and inquire into matters affecting financial reporting, the system of internal accounting and financial controls and procedures, and the audit procedures and audit plan. This committee also recommends to the Board of Directors the firm of independent auditors to be appointed. In addition, the Audit Committee reviews and recommends to the Board of Directors for approval the annual financial statements, and certain other documents required by regulatory authorities, reviews with management and reports to the Board of Directors, on an annual basis, on the financial plans and objectives of Crystallex, and reviews with management, on an annual basis, the risks inherent in Crystallex's business and risk management programs relating thereto.

The Compensation Committee, composed of Messrs. Near (as Chair), Fung and Zullo, determines compensation for the executive officers of Crystallex. Compensation matters involving Mr. Fung are considered and approved directly by the Board of Directors. Each of Mr. Fung, Mr. Oppenheimer, and Mr. Ross absented himself from the portions of Board of Directors' meetings at which his individual compensation is discussed and determined.

Executive compensation is based on an evaluation of individual qualifications and performance as well as on Crystallex's performance. Executive compensation may be comprised of any combination of cash, in the form of salary and/or bonus, benefits and incentive stock options. Qualifications, previous years' performance, and comparison to peer group companies are weighted most heavily in the determination of salary and salary adjustments. Incentive stock options and bonuses are determined relative to individual performance and effort, and the overall performance of Crystallex.

EMPLOYEES

Crystallex Employees (Full-Time and Part-time) As of December 31, 2002

--------------------------------------------------------------------------------
LOCATION              2002                 2001                  2000
--------------------------------------------------------------------------------
Canada                  6                    4                    3
--------------------------------------------------------------------------------
United States           4                    4                    5
--------------------------------------------------------------------------------
Uruguay                170                  164                  165
--------------------------------------------------------------------------------
Venezuela              300                  198                  255
--------------------------------------------------------------------------------

Approximately 90 of Crystallex's employees at its Tomi mine and Revemin mill are unionized. Crystallex believes that it has good relationships with its employees, including its unionized employees.

SHARE OWNERSHIP

The following table sets forth the number of Crystallex common shares beneficially owned as of September 12, 2003, by each of Crystallex's directors and executive officers, and information concerning options to purchase common shares each of such persons owns. All dollar amounts shown in this table are in Canadian dollars unless otherwise noted. NO CHANGES

---------------------------------------------------------------------------------------------------------
                             SHARES BENEFICIALLY                           OPTIONS
                                  OWNED
---------------------------------------------------------------------------------------------------------
                                       PERCENT
                                       OF OUT-
            NAME          AMOUNT (1)   STANDING         NUMBER      EXERCISE PRICE       EXPIRATION DATES
                                       SHARES (2)
---------------------------------------------------------------------------------------------------------
Robert A. Fung                19,500      1.4%         2,422,500     $1.00 - $3.00      10/2/05- 08/10/13
---------------------------------------------------------------------------------------------------------
Marc J. Oppenheimer          279,910      1.5%         2,295,000     $1.00 - $3.00      10/2/05- 08/10/13
---------------------------------------------------------------------------------------------------------
C. William Longden            78,940        *            226,500     $2.20 - $2.25       8/8/10- 06/26/13
---------------------------------------------------------------------------------------------------------
David I. Matheson             28,440        *            290,000     $1.75 - $2.25       8/8/10- 08/10/13
---------------------------------------------------------------------------------------------------------
Harry J. Near                124,280        *            705,000     $1.00 - $3.00     11/07/07- 06/26/13
---------------------------------------------------------------------------------------------------------
Daniel R. Ross               133,248        *            740,000     $1.50 - $3.00      11/7/07- 08/10/13
---------------------------------------------------------------------------------------------------------
Michael Brown                  6,372        *             80,000         $1.90               06/26/13
---------------------------------------------------------------------------------------------------------
Armando F. Zullo              50,928        *            305,000     $1.41 - $2.27      6/26/07- 06/26/13
---------------------------------------------------------------------------------------------------------
Dr. Sadek E. El-Alfy          32,000        *            250,000     $2.00 - $3.00     11/13/05- 08/10/13
---------------------------------------------------------------------------------------------------------
Dr. Luca M. Riccio            19,000        *            100,000     $2.00 - $2.25     11/13/05- 01/14/13
---------------------------------------------------------------------------------------------------------
Borden Rosiak                  NIL          *            180,000     $1.90 - $3.00      01/14/08-08/10/13
---------------------------------------------------------------------------------------------------------
Kenneth Thomas                 NIL          *            180,000     $1.31 - $3.00      08/10/08-08/10/13
---------------------------------------------------------------------------------------------------------

* Less than 1% of common shares outstanding as of September 12, 2003.

(1) Information on Common Shares beneficially owned is not within the knowledge of the management of Crystallex and has been furnished by the respective persons.

(2) The percentage indicated for each named person is based upon 121,584,570 common shares issued and outstanding as of September 12, 2003 and the number of common shares underlying the immediately exercisable options held by such person. The percentage calculations for each named person do not include any common shares beneficially owned by any other person or any common shares issuable upon the exercise of any other currently outstanding options, warrants, or other rights to acquire common shares, other than those beneficially owned by such person.

Crystallex is authorized to issue to its officers, directors, employees, and consultants options to acquire an aggregate of up to 10,500,000 common shares under its Incentive Share Option Plan that it adopted in 1997 and amended in 1998, 2000, 2001, and 2002. As of September 12, 2003, there were 252,000 options available for issuance under the Option Plan.

Crystallex entered into an employment agreement with Marc J. Oppenheimer effective March 6, 2000 setting out the terms under which Mr. Oppenheimer would act as President and Chief Executive Officer of Crystallex. Pursuant to this agreement, Mr. Oppenheimer receives, effective January 1, 2003, a base salary of US$390,000 as well as a benefits package. In addition, the agreement allows for Mr. Oppenheimer to negotiate a bonus and incentive plan with Crystallex. The incentive plan negotiated by Mr. Oppenheimer allows for the grant to him of such number of options to purchase Common Shares as the Board of Directors deems appropriate. In the event of a change of ownership or control of Crystallex, Mr. Oppenheimer may terminate the agreement. If, after any such change of control, Crystallex fails to comply with the agreement, then Mr. Oppenheimer will receive a lump sum payment equivalent to not less than three years of compensation and benefits. The agreement has an expiry date of March 5, 2007, with automatic one-year extensions unless Crystallex gives Mr. Oppenheimer a minimum of three years written notice of termination prior to the anniversary date of the agreement.

Crystallex entered into an employment contract with Daniel R. Ross effective July 1, 2002 setting out the terms under which Mr. Ross has agreed to serve as Executive Vice - President and Corporate Counsel of Crystallex. Pursuant to the agreement Mr. Ross receives an annual base salary of Cdn $400,000 as well as a benefits package. In addition, the agreement provides for the negotiation and payment of an annual bonus. In the event of a change in Control of Crystallex resulting in termination of employment or failure by Crystallex to abide by the terms of the employment contract, Mr. Ross is entitled to receive salary, bonus and benefits for a period of three years or until the termination date of the employment contract whatever is greater. The term of employment ends on December 31, 2006 subject to renewal.

                          [text continues on next page]

                MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

MAJOR SHAREHOLDERS

As far as known by Crystallex, and except as set forth in the table below, Crystallex is not directly or indirectly owned or controlled by another corporation(s) or by any foreign government.

The table below sets forth information as of September 12, 2003, with respect to any person who is known to Crystallex to be the owner of more than 5% of Crystallex's common voting securities outstanding and the total amount of common shares owned to the best knowledge of Crystallex, by the officers and directors of Crystallex as a group.

                                                               PERCENTAGE OF
                                           NO. OF               OUTSTANDING
        NAME AND ADDRESS(1)             COMMON SHARES          COMMON SHARES(2)
        ---------------                 -------------          -------------
     Cede & Co.                           79,094,945                65.1%
     Box 20
     Bowling Green Station
     New York, New York 10274

     CDS & Co.
     25 The Explanade                     24,682,405                20.3%
     Box 1038, Station A
     Toronto, Ontario  M5E 1W5

(1) Clearing Agencies. Crystallex has no knowledge of the beneficial owners of these shares and, to the knowledge of the directors and senior officers of Crystallex, no person beneficially owns, directly or indirectly, or exercises control or direction over, shares carrying more than five percent of the voting rights attached to all shares of Crystallex entitled to be voted at the Meeting.

(2)  Shareholdings are shown as at September 12, 2003.

On September 12, 2003, the number and class of shares which Crystallex was authorized to issue were an unlimited number of common shares, Class A preference shares, and Class B preference shares. As of September 12, 2003, none of the Class A or Class B preference shares have been issued and 121,584,570 common shares were issued and outstanding. In addition, 77,892,909 common shares that have not yet been issued have been authorized for issuance for various reasons, including for the exercise of stock options, finder's fee, exercise of warrants issued in private placements, placement agent's fee for a private placement, and exercise of warrants issued for convertible notes and broker's fees.

The shareholder records of Crystallex's transfer agent, CIBC Mellon Trust Company, indicate that as of September 12, 2003, there were a total of 403 United States shareholders and institutions holding 86,029,721 shares, which holdings represented 70.8% of Crystallex's then outstanding non-escrowed common shares.

As of the date of this prospectus, Crystallex's senior management knows of no arrangements, the operation of which may at a subsequent date result in a change in control of Crystallex.

RELATED PARTY TRANSACTIONS

During 2002, Crystallex entered into the following transactions with related parties:

(a) Paid mineral property acquisition costs and expenses of $38,455,081 (2001 - $4,651,220; 2000 - $12,643,590) directly, or on behalf of Ventures (Barbados) Ltd, a wholly owned subsidiary, including fees of $13,144,975 in 2002 (2001 - $3,129,283, 2000 - $2,753,031), to a law firm related to a director of Crystallex.

(b) Paid or accrued consulting and management fees of $606,249 (2001 - $665,835, 2000 -$619,530) to directors and an officer of Crystallex and companies related to directors and an officer of Crystallex.

(c) Paid or accrued legal fees of $23,815 (2001- $431,908, 2000 - $485,674) to law firms related to directors of Crystallex. The amounts charged to Crystallex for the services provided have been determined by negotiation among the parties, and in certain cases, are covered by signed agreements. These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

                          THE SECURITIES BEING OFFERED

Riverview may use this prospectus to resell up to 4,545,455 Crystallex common shares that Riverview received upon the deemed exercise of common share special warrants and up to 2,272,727 Crystallex common shares that Riverview will receive upon the exercise of common share purchase warrants that Crystallex sold to Riverview. GCA may use this prospectus to resell up to 1,400,000 Crystallex common shares that GCA will receive from its conversion of the convertible note that Crystallex sold to GCA, and up to 500,000 Crystallex common shares that GCA will receive upon the exercise of common share warrants that Crystallex issued to GCA in connection with GCA's purchase of promissory notes from Crystallex and upon GCA's exchange of the promissory notes for the convertible note. Global may use this prospectus to resell up to 100,000 Crystallex common shares that Global will receive upon the exercise of common share warrants that Crystallex issued to Global in connection with GCA's purchase of the convertible note from Crystallex. All of these shares shall be registered form rather than bearer shares. The Board of Directors has authorized the reservation of the shares covered by this Registration Statement and prospectus.

The selling shareholders may sell all or any portion of these Crystallex common shares in one or more transactions through ordinary brokerage transactions, in private, negotiated transactions, or through any other means described in the "Plan of Distribution." The sales may be made at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices, which may be changed.

Crystallex has issued notes and warrants to GCA, warrants to Global, and warrants and special warrants to Riverview in connection with certain payments by the parties to Crystallex. GCA has not converted the notes, and none of the parties have exercised any of the warrants. The aggregate number of common shares available for Crystallex to issue to GCA, Riverview and Global upon such conversion or exercise as authorized by the AMEX and the Toronto Stock Exchange is 8,818,182.

SECURITIES TO BE OFFERED BY GCA AND GLOBAL

Upon Conversion of Convertible Notes
------------------------------------

During March-May, 2003, Crystallex issued to GCA US$3,000,000 non-convertible notes (the "Original Notes"), together with related warrants to purchase an aggregate of 450,000 Crystallex common shares (the "Original Warrants"). Subsequently, on August 27, 2003, Crystallex issued to GCA a US$3,000,000 principal amount convertible notes (the "Convertible Note") in exchange for the Original Notes. The Convertible Note provides that Crystallex will pay interest at the rate of 4% per annum upon the occurrence of, and during a continuation of, an event of default under the Convertible Note.

As part of the exchange, Crystallex issued, without additional consideration, an aggregate of 150,000 additional warrants to purchase Crystallex common shares (the "Additional Warrants"). Crystallex issued 50,000 of the Additional Warrants to GCA and the remaining 100,000 of the Additional Warrants to Global, an affiliate of GCA, for assisting in the transaction.

PLEASE NOTE THAT NEITHER CRYSTALLEX, GCA, NOR GLOBAL IS OFFERING OR SELLING ANY CONVERTIBLE NOTE OR WARRANTS BY THIS PROSPECTUS.

The holder may convert the Convertible Note in any portion of the principal amount thereof which is $1,000.00 or an integral multiple of $1,000.00 at any time until the earlier of two years from the date of issuance or their earlier redemption by Crystallex. The parties agreed that the number of shares issued on conversion is determined by:

     o  dividing the principal amount of the convertible notes to be converted by

     o 95% of the average of the volume weighted average sales price on the AMEX for the five consecutive trading days immediately preceding the business day immediately prior to the date the written notice of conversion is given.

The Convertible Note is redeemable in whole or in part at Crystallex's option, at the option of the holder on an event of default under the Convertible Note, or at Crystallex's option in the event a the conversion limit (as discussed below) was reached. The redemption price is equal to the greater of:

      120% of the principal amount of the Convertible Note to be redeemed:

                                       OR

     1. the number of common shares into which the Convertible Note is then convertible,

                                      times

     2. the average closing bid price on the AMEX of the common shares for the five trading days immediately prior to the date upon which the notice of redemption is given,

                                      plus

     3. accrued and unpaid interest on the principal amount of the Convertible Note to be redeemed up to but excluding the date fixed for redemption.

If the aggregate shares issuable upon conversion of the Convertible Note and exercise of the warrants exceed the lesser of (the "conversion limit"):

     A. twenty percent (20%) of the then issued and outstanding common shares as of the date of determination required by the AMEX Company Guide (or such other limit then imposed upon Crystallex by the AMEX), or such greater number of common shares as the shareholders of the Crystallex may have previously approved; and

     B. the limits imposed by the Toronto Stock Exchange,

Crystallex shall, within 90 days and at its option, either obtain approval of its shareholders for such issuance (or obtain a waiver from the AMEX or the Toronto Stock Exchange, where shareholder approval would otherwise be required) or redeem the Convertible Note and warrants exceeding the conversion limit. Based upon the limits imposed by the AMEX and the Toronto Stock Exchange, there are 2,000,000 common shares available for issuance to GCA and Global upon conversion of the Convertible Note or the exercise of the warrants.

Upon Exercise of Warrants
-------------------------

The Original Warrants have an exercise price of US$1.316 per warrant for 300,000 warrants and US$1.27 per warrant for 150,000 warrants. The holder may exercise the Original Warrants for up to two (2) years from the date of their issuance.

The Additional Warrants have an exercise price of US$3.61 per warrant. The holder may exercise the Additional Warrants for up to two (2) years from the date of their issuance.

Each of the warrants is exercisable into one Crystallex common share. The warrants are redeemable, at the option of the holder, where any specified conditions prevent the holder from exercising the warrant into shares or trading the shares issuable upon the warrants' exercise or in the event that the conversion limit is reached (unless Crystallex shareholders or the American and/or Toronto Stock Exchanges, as required, approve an increase in the conversion limit).

The maximum number of shares that GCA or Global (either singularly or as part of a group) may receive on conversion of a convertible note or exercise of a warrant may not exceed at any one time an amount equal to the remainder of

     o 4.99% of Crystallex's then issued and outstanding common shares following the conversion or exercise minus

     o the number of common shares that it then owns (exclusive of shares beneficially owned due to ownership of warrants).

This limit will not be effective if there is an event of default which Crystallex does not cure within 10 business days. Crystallex is not obligated to honor any such conversion or exercise if, after giving effect to the issuance of shares, Crystallex would not be in compliance with applicable AMEX or Toronto Stock Exchange regulations.

SECURITIES TO BE OFFERED BY RIVERVIEW

Pursuant to an agreement dated as of August 28, 2003, Crystallex sold Riverview 4,545,455 special warrants and 2,272,727 common share purchase warrants. Following AMEX approval, the special warrants were deemed to be converted into an aggregate of 4,545,455 common shares.

The share purchase warrants have an exercise price equal to US$2.75. Each of the share purchase warrants is exercisable into one Crystallex common share. The share purchase warrants expire on September 15, 2006. The maximum number of shares that Riverview (either alone or as part of an affiliated group) may receive on exercise of a share purchase warrant may not exceed at any one time an amount equal to 9.99% of Crystallex's then issued and outstanding common shares following the exercise.

PLEASE NOTE THAT NEITHER CRYSTALLEX NOR RIVERVIEW IS OFFERING OR SELLING ANY SHARE PURCHASE WARRANTS BY THIS PROSPECTUS.

                                 USE OF PROCEEDS

Crystallex will not receive any of the proceeds from the sale of the shares issuable on the conversion of the convertible notes or from the sale of the shares issuable on the exercise of the warrants issued to the selling shareholders.

Crystallex has received approximately US$3,000,000 (before payment of a $150,000 cash advisory fee) from the sale of the Original Notes, and US$10,000,000 (before payment of a cash advisory fee of US$500,000 to Alpine Capital Partners) for the sale of the warrants and special warrants to Riverview. Crystallex will receive the exercise price if any of the parties exercise any warrants that Crystallex issued them, but will not receive any further consideration upon the exercise of the special warrants. Crystallex will receive approximately US$7,400,000 if GCA, Global and Riverview fully exercise all 2,872,727 of the warrants issued to them.

Crystallex sold the the Original Note (which Crystallex exchanged for convertible note), the special warrants, and related warrants for working capital purposes.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

Crystallex is authorized to issue an unlimited number of common shares without par value, an unlimited number of Class "A" preference shares and an unlimited number of Class "B" preference shares. As at September 12, 2003, it had issued and outstanding 121,584,570 common shares, no Class "A" preference shares, and no Class "B" preference shares. Each common share entitles the holder to dividends if, as and when declared by the directors, to one vote at all meetings of holders of common shares and to participate ratably in any distribution of Crystallex's assets upon liquidation, dissolution or winding up, subject to the prior rights of holders of shares ranking in priority to the common shares.

See "The Securities Being Offered" for a discussion of the convertible notes and warrants that Crystallex may issue and which are convertible and exercisable into common shares.

                              PLAN OF DISTRIBUTION

Crystallex is registering the sale of common shares that (i) Crystallex will issue to GCA, Global and Riverview upon their exercise of warrants, , and (ii) the resale of common shares that GCA will receive upon its conversion of its convertible note, and (iii) the common shares that Riverview received upon the deemed exercise of its special warrant. See "The Securities Being Offered." Crystallex will not receive any sales proceeds if the parties resell their shares.

         The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

          o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

          o an exchange distribution in accordance with the rules of the applicable exchange;

          o  privately negotiated transactions;

          o  settlement of short sales;

          o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

          o  a combination of any such methods of sale; and

          o  any other method permitted pursuant to applicable law.

         The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

         The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed Crystallex that they acquired their securities in the ordinary course of business and do not have any agreement or understanding, directly or indirectly, with any person to distribute the common shares. In addition, each selling shareholder will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the AMEX under Rule 153 of the Securities Act.

         Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

         Crystallex anticipates that each selling shareholder will offer for sale all of the common shares that he, she, or it acquires. However, there can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

         Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the common shares.

         Crystallex is required to pay all fees and expenses incident to the registration of these common shares. Crystallex has agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, in accordance with agreements that Crystallex entered into with them, or Riverview will be entitled to contribution. We may be indemnified by a selling shareholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

The following table sets forth Crystallex's estimated expenses in connection with this offering (US dollars):

         Securities and Exchange Commission registration fee.........   $  1,690
         Accountants' fees and expenses..............................      5,000
         Legal fees and expenses.....................................    100,000
         Printing and engraving expenses and copying expenses........      2,000
         Transfer agent's fees and expenses..........................      2,000
         Cash Advisory Fee...........................................    500,000
         Miscellaneous.... ..........................................      9,310
                                                                        --------
                  Total..............................................   $620,000
                                                                        ========

                              SELLING SHAREHOLDERS

The following table sets forth the name and address of each selling shareholder, the number of common shares that each selling shareholder beneficially owned prior to the commencement of this offering, the number of common shares that may be offered by each selling shareholder, and the number of common shares to be owned by each selling shareholder after the offering. The table assumes that Crystallex has issued all of the common shares that it has authorized for issuance to the selling shareholders. The table also assumes that the selling shareholders sell all common shares offered by this prospectus. The number of common shares that Crystallex may issue to GCA upon the conversion of the convertible notes will depend upon a number of factors, including, among other things, the market price of Crystallex's common shares. See "The Securities Being Offered."

The table below sets forth information as of September 12, 2003. The percentage indicated for each selling shareholder is based on 121,584,570 common shares issued and outstanding as of September 12, 2003. Under the terms of the share purchase warrants issued to Riverview, the maximum number of shares that Riverview (either alone or as part of an affiliated group) may receive on exercise of a share purchase warrant may not exceed at any one time an amount equal to 9.99% of Crystallex's then issued and outstanding common shares following the exercise. All information concerning beneficial ownership is to the best of Crystallex's belief.

                           [table begins on next page]

                                               Common                    Common                      Common
                                            Shares Owned              Shares Offered              Shares Owned
                                           Before Offering              in Offering              After Offering
Name of Shareholder                      Number        Percent        Number   Percent         Number    Percent
-------------------                      ------        -------        ------   -------         ------    -------
GCA Strategic                     6,867,313(1), (2)      5.3%       1,900,000(2) 1.5%        4,967,313(1)  3.9%
Investment Fund Limited
c/o Prime Management
Mechanics Building
12 Church Street
Hamilton HM11
Bermuda

The Riverview Group, LLC(3)      12,273,684(4)           9.5%(4)    6,818,182    5.3%(4)     5,455,502(4)  4.4%(4)
666 Fifth Avenue
8th Floor
New York, New York
10103

Global Capital Advisors, LLC        100,000               *            100,000   *                 0         0
227 King Street
Frederiksted, USVI
00840

------

*  Less than 1%.

(1) 4,967,313 shares are attributable to warrants held by GCA that are immediately exercisable into Crystallex common shares at exercise prices ranging from US$2.19 to US$3.61.

(2) Assumes that GCA converts the convertible note into 1,400,000 Crystallex common shares. See "The Securities Being Offered - Securities to be Offered By GCA and Global - Upon Conversion of Convertible Notes.

(3) The Riverview Group, LLP is a wholly-owned subsidiary of Millennium Partners, L.P.

(4) 1,115,921shares are attributable to warrants held by Riverview that are immediately exercisable into Crystallex common shares at exercise prices ranging from US$2.00 to US$2.84. The ownership percentages do not include the issuance of 4,545,455 common shares upon AMEX approval. See "The Securities Being Offered -- Securities to be Offered By Riverview."

GCA is the ultimate beneficial owner of the common shares listed above next to its name and, through its board of directors, has the sole voting power to vote the shares. The person having sole voting power over the GCA shares, including the sole voting power over the Crystallex common shares that GCA may hold, is Prime Management Limited, a Bermuda corporation located in Bermuda. Joe Kelly, a Bermuda resident, has the sole voting power over Prime Management. Global Capital Advisors, LLC, GCA's investment advisor, together with GCA's board of directors, has sole investment decision authority over the securities owned by GCA.

Colony Park Financial Services, LLC, an affiliate of GCA, provides investment banking/advisory services to Crystallex pursuant to an agreement entered into in June, 2002.

                                  LEGAL MATTERS

McMillan Binch LLP, Toronto, Ontario, Canada, has issued a legal opinion to Crystallex that Crystallex has or will validly issue the shares offered under this prospectus and has also advised Crystallex on matters set forth in "Enforceability of Civil Liabilities Against Crystallex."

                                     EXPERTS

The consolidated financial statements for the years ended December 31, 2002, 2001, and 2000, included in this prospectus have been audited by Deloitte & Touche LLP, chartered accountants, as stated in their reports appearing herein and elsewhere in the registration statement and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche's address is BCE Place, 181 Bay Street, Suite 1400, Toronto, Ontario M5J 2V1, Canada.

This registration statement and prospectus contain one or more statements, reports, or other information attributed to each of the following persons as experts in the field of mining engineering:

          o Mine Development Associates, 210 South Rock Boulevard, Reno, Nevada 89502
          o Micon International Limited, Suite 900-390 Bay Street, Toronto, Ontario, Canada M5H 2Y2
          o Mineral Resources Development, Inc., 1710 South Amphlett Blvd, San Mateo, California 94402
          o SNC-Lavalin Engineers & Constructors Inc., 2200 Lakeshore Blvd., Toronto, Ontario, Canada M8V 1A4.

Each of the above experts is a full service mine engineering company offering a full range of mining consulting services worldwide encompassing all aspects of mining ranging from original prospect evaluation through feasibility and project development and into production.

This registration statement and prospectus contain one or more statements or other information attributed to Gomez Cottin & Tejera Paris regarding certain matters of Venezuelan law.

The statements, reports, or other information from Mine Development Associates, Micon International Limited, Mineral Resources Development, Inc., and Gomez Cottin & Tejera Paris are used in this registration statement and prospectus with the consent of each of these experts.

                              FINANCIAL INFORMATION

CONSOLIDATED STATEMENTS AND OTHER FINANCIAL INFORMATION

Crystallex's consolidated financial statements are stated in Canadian dollars ($Cdn.) and are prepared in accordance with Canadian Generally Accepted Accounting Principles.

Audited consolidated financial statements for the fiscal years ended December 31, 2002, 2001, and 2000 are included beginning on page F-1, together with the auditor's reports for each of these periods. Unaudited consolidated financial statements for the six months ended June 30, 2003, are included beginning on page F-56

LEGAL PROCEEDINGS

See "Crystallex - Risk Factors - Las Cristinas Properties - A third party has filed court actions in Venezuela alleging that it has the right to mine the Las Cristinas properties. If the actions are successful, Crystallex could lose its rights to those properties." and "Crystallex - Risk Factors - Las Cristinas Properties - The Las Cristinas Deposits are located in an area where mining activities may be restricted, thereby impairing the ability of Crystallex to exploit the Las Cristinas Deposits."

DIVIDENDS

Crystallex's Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the forthcoming fiscal year.

                     [Remainder of page intentionally blank]

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                      CRYSTALLEX INTERNATIONAL CORPORATION

Independent Auditors' Report.................................................F-2

Consolidated Financial Statements years ended December 31, 2002,
  2001, and 2000:

   Balance Sheets as of December 31, 2002 and 2001
     (expressed in Canadian Dollars).........................................F-4

  Statements of Operations for the years ended
    December 31, 2002, 2001, and 2000........................................F-5

  Statements of Cash Flows for the years ended
    December 31, 2002, 2001, and 2000........................................F-6

  Statements of changes in Shareholder Equity years ended
    December 31, 2002, 2001, and 2000........................................F-7

Notes to Consolidated Financial Statements ..................................F-8

Consolidated Financial Statements for the six months ending
  June 30, 2003 (Unaudited):

  Balance sheets as of June 30, 2003........................................F-56

  Statements of Operations for the six months ended June 30, 2003...........F-57

  Statements of Cash Flow for the six months ended June 30, 2003............F-58

  Statements of changes in Shareholder Equity for the six months ended
    June 30, 2003...........................................................F-59

Notes to Consolidated Financial Statements..................................F-60

Deloitte & Touche
BCE Place
181 Bay Street Suite 1400
Toronto, ON M5J2V1
Canada                                                           DELOITTE
                                                                 & TOUCHE
Tel: (416) 601-6150
Fax: (416) 601-6151
www.deloitte.ca


INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Crystallex International Corporation

We have audited the restated consolidated balance sheets of Crystallex International Corporation as at December 31, 2002 and 2001 and the related restated consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these restated consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and 2001 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2002 in accordance with Canadian generally accepted accounting principles.

As discussed in Note 2, these consolidated financial statements have been restated. Our report dated May 13, except as to Note 18, which is as of May 22, 2003, on the previously issued consolidated financial statements as at December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 has been withdrawn.

/s/ Deloitte & Touche LLP

Chartered Accountants

Toronto, Ontario
July 25, 2003

COMMENTS BY AUDITOR ON CANADA-UNITED STATES OF AMERICA REPORTING DIFFERENCE

In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) to identify circumstances in which accounting changes affect consistency such as the changes described in Notes 2, 3 and 18 to the Crystallex International Corporation's restated consolidated financial statements. Our report to the shareholders dated July 25, 2003 is expressed in accordance with Canadian reporting standards, which do not require a reference to such circumstances in the auditors' report when the items are properly accounted for and adequately disclosed in the consolidated financial statements.

/s/ Deloitte & Touche LLP

Chartered Accountants

Toronto, Ontario
July 25, 2003

--------
Deloitte
Touche
Tohmatsu
--------

CRYSTALLEX INTERNATIONAL CORPORATION
TABLE OF CONTENTS
DECEMBER 31, 2002 AND 2001

--------------------------------------------------------------------------------



                                                                      Page

Consolidated Balance Sheets                                           F-4


Consolidated Statements of Operations                                 F-5


Consolidated Statements of Cash Flows                                 F-6


Consolidated Statements of Changes in Shareholders' Equity            F-7


Notes to the Consolidated Financial Statements                     F-8-F-71

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31 (AS RESTATED - NOTE 2)
(EXPRESSED IN CANADIAN DOLLARS)
--------------------------------------------------------------------------------

                                                      2002                 2001
                                                  -------------       -------------
ASSETS
CURRENT
  Cash and cash equivalents                       $   5,695,130       $  14,409,831
  Accounts receivable                                 2,332,437           2,883,091
  Production inventories (Note 4)                     8,544,920           8,917,304
  Supplies inventory and prepaid expenses               536,843           1,253,232
  Investments (Note 5)                                   89,329             235,901
  Due from related parties                               88,164               8,735
  Current portion of deferred charge                         --           4,234,427
-----------------------------------------------------------------------------------
                                                     17,286,823          31,942,521
SECURITY DEPOSITS                                       208,887             306,218
INVESTMENT (Note 5)                                     640,000             640,000
PROPERTY, PLANT AND EQUIPMENT (Note 7)              154,303,830         122,660,335
DEFERRED CHARGE                                       7,765,576          10,161,956
DEFERRED FINANCING FEES (Note 8)                      2,162,868           1,269,652
-----------------------------------------------------------------------------------
TOTAL ASSETS                                      $ 182,367,984       $ 166,980,682
===================================================================================

LIABILITIES
CURRENT
  Accounts payable and accrued liabilities        $  17,385,724       $  16,456,041
  Due to related parties                                245,925             437,506
  Current portion of deferred credit                 11,401,347           3,177,760
  Current portion of long-term debt (Note 9)          7,850,256           2,609,559
-----------------------------------------------------------------------------------
                                                     36,883,252          22,680,866
RECLAMATION PROVISION                                 1,048,726           1,137,568
LONG-TERM DEBT (Note 9)                              26,206,277          25,216,992
DEFERRED CREDIT                                      35,001,677          14,520,283
-----------------------------------------------------------------------------------
                                                     99,139,932          63,555,709
-----------------------------------------------------------------------------------
MINORITY INTEREST                                       143,517             143,517
-----------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Note 15)

SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 10)                             193,349,000         165,350,568
SPECIAL WARRANTS (Note 10)                            4,557,450                  --
EQUITY COMPONENT OF CONVERTIBLE
  NOTES                                               3,878,322           1,557,302
CONTRIBUTED SURPLUS                                   5,801,535           4,415,546
DEFICIT                                            (124,501,772)        (68,041,960)
-----------------------------------------------------------------------------------
                                                     83,084,535         103,281,456
-----------------------------------------------------------------------------------
                                                  $ 182,367,984       $ 166,980,682
===================================================================================

"Marc J. Oppenheimer", Director                    "David I. Matheson", Director

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31 (AS RESTATED - NOTE 2)
(EXPRESSED IN CANADIAN DOLLARS)
--------------------------------------------------------------------------------

                                                2002               2001               2000
                                            ------------       ------------       ------------
MINING REVENUE                              $ 46,161,221       $ 45,984,208       $ 39,639,239
----------------------------------------------------------------------------------------------

OPERATING EXPENSES
  Operations                                  40,677,574         39,847,295         30,693,945
  Amortization                                 9,926,247          9,555,223          8,131,265
  Depletion                                    2,132,964          2,214,550          2,167,693
----------------------------------------------------------------------------------------------
                                              52,736,785         51,617,068         40,992,903
----------------------------------------------------------------------------------------------
OPERATING (LOSS) PROFIT                       (6,575,564)        (5,632,860)        (1,353,664)
----------------------------------------------------------------------------------------------

EXPENSES
  Amortization                                   329,288            471,530            136,643
  Interest on long-term debt                   2,975,243          2,114,799          1,129,883
  General and administrative (Note 11)         9,949,630          6,916,095          6,401,277
----------------------------------------------------------------------------------------------
                                              13,254,161          9,502,424          7,667,803
----------------------------------------------------------------------------------------------

NON-HEDGE DERIVATIVE
  (LOSS) GAIN (Note 15)                      (35,544,768)         2,177,409         13,118,318
----------------------------------------------------------------------------------------------

(LOSS) INCOME BEFORE OTHER ITEMS             (55,374,493)       (12,957,875)         4,096,851
----------------------------------------------------------------------------------------------

OTHER ITEMS
  Interest and other income                      378,830            479,637            727,472
  Foreign exchange gain (loss)                   881,101         (3,238,889)          (275,463)
  Minority interest                                   --            169,800                 --
  Write-down of marketable securities           (210,572)        (2,003,338)                --
  Write-down of mineral properties            (2,134,678)       (25,001,776)                --
----------------------------------------------------------------------------------------------
                                              (1,085,319)       (29,594,566)           452,009
----------------------------------------------------------------------------------------------
NET (LOSS) INCOME FOR THE YEAR              $(56,459,812)      $(42,552,441)      $  4,548,860
----------------------------------------------------------------------------------------------

NET (LOSS) INCOME PER SHARE
  Basic                                     $      (0.67)      $      (0.62)      $       0.09
  Diluted                                   $      (0.67)      $      (0.62)      $       0.08
----------------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
  Basic                                       84,441,287         69,117,738         52,965,842
  Diluted                                     84,441,287         69,117,738         56,264,424
----------------------------------------------------------------------------------------------

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31 (AS RESTATED - NOTE 2)
(EXPRESSED IN CANADIAN DOLLARS)
--------------------------------------------------------------------------------

                                                             2002               2001               2000
                                                         ------------       ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income for the year                           $(56,459,812)      $(42,552,441)      $  4,548,860
Adjustments to reconcile income to net cash
  used in operating activities:
    Amortization and depletion                             12,388,499         12,241,303         10,435,601
    Foreign exchange (gain) loss                             (514,396)         2,834,827            351,693
    Gain on sale of securities                                     --                 --           (102,856)
    Loss (gain) on loan conversion                                 --           (996,913)          (110,312)
    Interest on long-term debt                                    327            347,690            132,532
    Management fees                                           110,955            193,739             35,000
    Minority interest                                              --           (169,800)                --
    Non-hedge derivative loss (gain)                       34,187,017          4,119,293         (9,894,115)
    Reclamation provision                                     (88,849)           (44,652)           403,972
    Write down of marketable securities                       210,572          2,003,338                 --
    Write down of mineral properties                        2,134,678         25,001,776                 --

Changes in other operating assets and liabilities, (net of effects from purchase of subsidiaries):
    Decrease (increase) in accounts receivable                285,549           (187,486)         1,590,337
    (Increase) decrease in  inventories                      (277,910)         1,254,765            808,719
    Decrease (increase) in security deposits
      and prepaid expenses                                  1,505,345            644,877         (1,638,314)
    (Increase) decrease in due from related parties          (115,256)            26,883               (281)
    Increase (decrease) in accounts payable and
      accrued liabilities                                     786,307            321,396           (638,975)
    Decrease in due to related parties                        247,485            145,322            221,089
    Increase in deferred credit                             1,148,771          2,955,493          4,936,798
-----------------------------------------------------------------------------------------------------------
                                                           (4,450,718)         8,139,410         11,079,748
-----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of subsidiaries (net of cash acquired)                  --         (5,349,761)        (7,761,691)
  Purchase of property, plant and equipment               (43,728,076)       (12,736,568)        (3,610,509)
  Deferred acquisition costs                                       --                 --         (4,627,626)
  Security deposits                                            97,331           (113,107)           (64,663)
  Purchase of long-term investment securities                      --                 --         (2,643,338)
  Proceeds on sale of marketable securities                        --                 --            137,143
  Purchase of marketable securities                           (64,000)            (8,000)          (224,002)
-----------------------------------------------------------------------------------------------------------
                                                          (43,694,745)       (18,207,436)       (18,794,686)
-----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common shares for cash                        7,284,107          9,743,922          3,704,095
  Common shares subscribed                                         --                 --          1,955,644
  Special warrants                                          4,557,450                 --                 --
  Debt borrowings                                          30,365,399         11,607,595         10,191,625
  Debt repayments                                            (771,120)                --        (10,370,847)
  Deferred financing fees                                  (2,005,074)        (1,292,102)                --
-----------------------------------------------------------------------------------------------------------
                                                           39,430,762         20,059,415          5,480,517
-----------------------------------------------------------------------------------------------------------

(DECREASE) INCREASE IN CASH
  AND CASH EQUIVALENTS                                     (8,714,701)         9,991,389         (2,234,421)
CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                        14,409,831          4,418,442          6,652,863
-----------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS,
  END OF YEAR                                            $  5,695,130       $ 14,409,831       $  4,418,442
-----------------------------------------------------------------------------------------------------------

Supplemental disclosure with respect to cash flows (Note 13)

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31 (AS RESTATED - NOTE 2)
(EXPRESSED IN CANADIAN DOLLARS)
--------------------------------------------------------------------------------

                                                                         Number of
                                              Number                      Special                  Number of
                                            of Shares        Amount       Warrants      Amount      Warrants
                                            -----------------------------------------------------------------
Balance at December 31, 1999                45,295,569   $ 105,393,744          --   $        --    7,919,643
  Shares issued on exercise of options       2,222,208       2,285,708          --            --           --
  Shares issued on conversion of warrants      959,200       1,418,387          --            --     (959,200)
  Shares issued for management fees             29,536          69,557          --            --           --
  Shares issued for legal fees                 300,000         698,820          --            --           --
  Shares issued for Bolivar Acquisition      1,268,749       2,345,631          --            --           --
  Shares issued for Las Cristinas            4,580,404      10,956,327          --            --           --
  Shares issued on conversion of notes       4,498,555       7,500,284          --            --           --
  Warrants issued with convertible notes            --              --          --            --    3,008,557
  Warrants expired during the year                  --              --          --            --   (2,000,000)
  Special warrants issued for cash                  --              --   1,025,000     1,387,809    1,025,000
  Net income loss for the year                      --              --          --            --           --
-------------------------------------------------------------------------------------------------------------

Balance at December 31, 2000                59,154,221     130,668,458   1,025,000     1,387,809    8,994,000
  Shares issued on exercise of options         340,000         468,700          --            --           --
  Shares issued on conversion of warrants    1,460,443       2,318,889          --            --   (1,460,443)
  Shares issued for management fees             65,466         104,550          --            --           --
  Shares issued for legal fees               1,200,000       2,385,000          --            --           --
  Shares issued for El Callao                3,987,535       5,150,520          --            --           --
  Shares issued for Las Cristinas            1,035,689       2,597,247          --            --           --
  Shares issued on conversion of notes       3,199,055       3,803,591          --            --           --
  Warrants issued with convertible notes            --              --          --            --    2,666,938
  Conversion of special warrants             1,025,000       1,387,809  (1,025,000)   (1,387,809)          --
  Shares issued for private placement        3,111,111       3,162,042                              3,111,111
  Shares issued for bank loan                4,701,615      13,214,573          --            --           --
  Shares issued for broker fees                 67,059          89,189          --            --           --
  Warrants expired during the year                  --              --          --            --   (2,333,334)
  Equity component of convertible notes             --              --          --            --           --
  Net loss for the year                             --              --          --            --           --
-------------------------------------------------------------------------------------------------------------

Balance at December 31, 2001                79,347,194     165,350,568          --            --   10,978,272
  Shares issued on exercise of options       1,104,500       1,615,650          --            --           --
  Shares issued on conversion of warrants    2,495,125       6,251,422          --            --   (2,495,125)
  Shares issued for management fees             42,612         110,955          --            --           --
  Shares issued for mineral property           282,554         873,182          --            --           --
  Shares issued for bank loan                  677,711       1,714,609          --            --           --
  Shares issued for finders fee                 35,430          78,655          --            --           --
  Shares issued on conversion of notes       7,737,152      17,353,959          --            --           --
  Special warrants issued for cash                  --              --   2,252,500     4,557,450           --
  Warrants issued with convertible notes            --              --          --            --    3,195,023
  Equity component of convertible notes             --              --          --            --           --
  Net loss for the year                             --              --          --            --           --
-------------------------------------------------------------------------------------------------------------
Balance at December 31, 2002                91,722,278   $ 193,349,000   2,252,500   $ 4,557,450   11,678,170
=============================================================================================================
                                                                              Equity
                                                                             Component
                                                                                 of
                                            Contributed                     Convertible
                                             Surplus          Deficit          Notes          Total
                                            ----------------------------------------------------------
Balance at December 31, 1999                $        --   $  (30,038,379)   $        --   $ 75,355,365
  Shares issued on exercise of options               --               --             --      2,285,708
  Shares issued on conversion of warrants            --               --             --      1,418,387
  Shares issued for management fees                  --               --             --         69,557
  Shares issued for legal fees                       --               --             --        698,820
  Shares issued for Bolivar Acquisition              --               --             --      2,345,631
  Shares issued for Las Cristinas                    --               --             --     10,956,327
  Shares issued on conversion of notes               --               --             --      7,500,284
  Warrants issued with convertible notes         63,671               --             --         63,671
  Warrants expired during the year                   --               --             --             --
  Special warrants issued for cash              567,835               --             --      1,955,644
  Net income loss for the year                       --        4,548,860             --      4,548,860
------------------------------------------------------------------------------------------------------

Balance at December 31, 2000                    631,506      (25,489,519)            --    107,198,254
  Shares issued on exercise of options               --               --             --        468,700
  Shares issued on conversion of warrants            --               --             --      2,318,889
  Shares issued for management fees                  --               --             --        104,550
  Shares issued for legal fees                       --               --             --      2,385,000
  Shares issued for El Callao                        --               --             --      5,150,520
  Shares issued for Las Cristinas                    --               --             --      2,597,247
  Shares issued on conversion of notes               --               --             --      3,803,591
  Warrants issued with convertible notes         84,105               --             --         84,105
  Conversion of special warrants                     --               --             --             --
  Shares issued for private placement         3,699,935               --             --      6,861,977
  Shares issued for bank loan                        --               --             --     13,214,573
  Shares issued for broker fees                      --               --             --         89,189
  Warrants expired during the year                   --               --             --             --
  Equity component of convertible notes              --               --      1,557,302      1,557,302
  Net loss for the year                              --      (42,552,441)            --    (42,552,441)
------------------------------------------------------------------------------------------------------
Balance at December 31, 2001                  4,415,546      (68,041,960)     1,557,302    103,281,456
  Shares issued on exercise of options               --               --             --      1,615,650
  Shares issued on conversion of warrants      (572,804)              --             --      5,678,618
  Shares issued for management fees                  --               --             --        110,955
  Shares issued for mineral property                 --               --             --        873,182
  Shares issued for bank loan                        --               --             --      1,714,609
  Shares issued for finders fee                      --               --             --         78,655
  Shares issued on conversion of notes               --               --     (1,557,302)    15,796,657
  Special warrants issued for cash                   --               --             --      4,557,450
  Warrants issued with convertible notes      1,958,793               --             --      1,958,793
  Equity component of convertible notes              --               --      3,878,322      3,878,322
  Net loss for the year                              --      (56,459,812)            --    (56,459,812)
------------------------------------------------------------------------------------------------------
Balance at December 31, 2002                $ 5,801,535   $ (124,501,772)   $ 3,878,322   $ 83,084,535
======================================================================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------


1. NATURE OF OPERATIONS

       Crystallex International Corporation ("Crystallex" or "the Company") is engaged in the production of gold and related activities including exploration, development, mining and processing. These activities are conducted primarily in Venezuela and Uruguay.

2. SIGNIFICANT ACCOUNTING POLICIES

       Basis of presentation and restatements of consolidated financial statements

       The consolidated financial statements of Crystallex are prepared by management in accordance with accounting principles generally accepted in Canada and except as described in Note 18, conform in all material respects with accounting principles generally accepted in the United States.

       The Company's consolidated financial statements for each of the years in the three-year period ended December 31, 2002 have been restated from the amounts previously reported to give effect to various adjustments and accounting changes described in Note 3.

       The principal accounting policies followed by the Company, which have been consistently applied in the restated financial statements (Note 3), are summarized as follows:

       Principles of consolidation

       These consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant inter-company balances and transactions have been eliminated.

       Translation of foreign currencies

       The accounts of subsidiaries, all of which are considered to be integrated foreign operations, are translated into Canadian dollars using the temporal method. Under this method, monetary assets and liabilities are translated at the year end exchange rates. Non-monetary assets and liabilities are translated using historical rates of exchange. Revenues and expenses are translated at average rates for the year and exchange gains and losses on translation are included in income.

       Transactions denominated in foreign currencies are translated into Canadian dollars at the exchange rates prevailing at transaction dates.

       Cash and cash equivalents

       Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

       Marketable securities

       Marketable securities are carried at the lower of cost and market value.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       Long-term investment securities

       Long-term investment securities are carried at cost and written down when there has been an other than temporary decline in value. The unrealized loss is recognized in the determination of net income.

       Allowance for doubtful accounts

       The Company establishes an allowance for doubtful accounts on a specific account basis. No allowance for doubtful accounts was recorded by the Company as at December 31, 2002 and December 31, 2001.

       Plant and equipment

       Plant and equipment are recorded at cost less accumulated amortization. Amortization of plant and equipment used directly in the mining and production of gold is included in operating costs. Amortization of plant and equipment used directly on exploration projects is included in deferred exploration costs and is charged against operations when the related property commences production. Amortization is being provided for using the straight-line method over the following periods not to exceed the estimated life of mine:

                Buildings                                     5 years
                Field vehicles                                5 years
                Furniture and equipment                       5 years
                Mill and plant                               20 years
                Mining equipment                             10 years

       Mineral properties and deferred exploration and development expenditures

       Mineral exploration costs such as topographical, geochemical and geophysical studies are capitalized and carried at cost until the properties to which they relate are placed into production, sold or where management has determined there to be a permanent impairment in value. Development costs incurred to access ore bodies identified in the current mining plan are expensed as incurred after production has commenced. Development costs necessary to extend a mine beyond those areas identified in the current mining plan and which are incurred to access additional reserves are deferred until the incremental reserves are mined. Development costs, including the mineral acquisition and direct mineral exploration costs relating to the current mining plan are amortized using the units-of-production method over the estimated life of the ore body based on proven and probable reserves.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       Property evaluations

       The Company reviews and evaluates the recoverability of the carrying amounts of all its producing properties and related plant and equipment annually or when events or changes in circumstances indicate that the carrying amount may not be recoverable. Estimated future net cash flows, on an undiscounted basis, are calculated using estimated recoverable ounces of gold (considering current proven and probable mineral reserves and mineral resources expected to be converted into mineral reserves) estimated future commodity price realization (considering historical and current prices, price trends and related factors) and, operating costs, future capital expenditures, project financing costs, reclamation costs and income taxes. Reductions in the carrying amount of property, plant and equipment, with corresponding charges to earnings, are recorded to the extent that the estimated future undiscounted net cash flows are less than the carrying amount.

       Non-producing mineral properties are evaluated for impairment based on management's intentions and are written down when the long-term expectation is that the net carrying amount will not be recovered.

       Production inventories

       Gold in dore, gold in process and stockpiled ore are stated at the lower of average production cost which includes all direct and indirect costs, including amortization of equipment and facilities, and net realizable value.

       Consumables and spare parts inventory are valued at the lower of average and replacement cost.

       Income taxes

       The Company uses the liability method of accounting for income taxes whereby future income taxes are recognized for the tax consequences of temporary differences by applying statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of certain assets and liabilities. The Company recognizes a future income tax asset when it appears more likely than not that some or all of the future income tax assets will be realized.

       Reclamation costs

       The Company's Uruguayan subsidiary records a liability for the estimated future costs to reclaim mined land, such as the rehabilitation and re-vegetation of waste rock areas, the covering up of tailings ponds and the treatment and discharge of residual cyanide solution, and the dismantling of plants, by recording charges to production costs for each tonne of ore mined over the life of the mine. The amount charged is calculated using the units-of-production method based on management's estimation of reclamation costs and the ratio of ore mined to total proven and probable reserves. The accrued liability is reduced as reclamation expenditures are made. The Company's estimate of its ultimate reclamation liability may vary from current estimates due to possible changes in laws and regulations and changes in cost estimates. The Company will accrue additional liabilities for further reclamation costs as and when evidence becomes available indicating that its reclamation liability has changed.

       The Company's Venezuelan subsidiaries conduct reclamation on an ongoing basis and costs related thereto are expensed as incurred.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       Revenue recognition

       Revenue from mining operations is recognized upon shipment of gold, when title has passed to the customer and collection of the sale is reasonably assured.

       Deferred financing fees

       Costs related to the Company's debt financings are deferred and amortized over the term of the related financing.

       Net income (loss) per share

       Net income (loss) per share is calculated using the weighted-average number of common shares outstanding during the year and reflects an adjustment for the increase in the equity component of the convertible debentures. Diluted net income per share is calculated using the treasury stock method.

       Commodity derivative contracts (Note 3(j))

       The Company uses commodity derivative contracts, principally fixed forward contracts and written call options, to economically hedge exposure to fluctuations in the market price of gold. These instruments are not designated as hedges and are carried on the balance sheets, under the captions deferred credit and deferred charge, at estimated fair market value.

       Premiums received at the inception of written call options are initially recognized on the balance sheet as a liability. Gains and losses arising from changes in the fair value of the liability related to both fixed forward contracts and written call options are recognized in the statement of operations in the period of the change as a non-hedge derivative (loss) gain.

       Stock-based compensation plan

       Effective January 1, 2002, the Company adopted CICA Handbook Section 3870 "Stock-Based Compensation and Other Stock-Based Payments", which establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services. Section 3870 sets out a fair value based method of accounting that is required for certain, but not all, stock based transactions. The new standard permits the Company to continue its existing policy whereby no compensation cost is recorded on the grant of stock options to employees.

       Handbook Section 3870, however, does require additional disclosures for options granted to employees, including disclosure of pro forma earnings and pro forma earnings per share as if the fair value based accounting method had been used to account for employee stock options.

       Under the new standards, direct awards of stock granted to employees are recorded at fair value on the date of grant and the associated expense is amortized over the vesting period.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       Use of estimates

       The preparation of financial statements in conformity with accounting principles generally accepted in Canada requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Significant estimates used herein include those relating to gold prices, recoverable proven and probable reserves, available resources, fair values of commodity derivative contracts (principally fixed forward contracts and written call options) available operating capital and required reclamation costs. Among other things, these estimates each affect management's evaluation of asset impairment and the recorded balances of inventories, site closure and reclamation and remediation obligations. It is reasonably possible that actual results could differ in the near term from those and other estimates used in preparing these financial statements and such differences could be material.

3. PRIOR PERIOD RESTATEMENTS

       In May 2003, the Company issued its consolidated financial statements which included prior period restatements as summarized in paragraphs 3(a) through (i), reflected in the tables below. Subsequent to the issuance of those consolidated financial statements, a further restatement was identified as summarized in paragraph 3(j) below, relating to commodity derivative contracts.

       The following tables include for the years presented, the restatements previously reported in the consolidated financial statements issued in May 2003 and the further restatements arising from adjustments to the accounting for commodity derivative contracts. The effect of the further adjustments on the 2002 figures, as previously reported in the consolidated financial statements issued in May 2003, is summarized in paragraph 3(j) below.

       The restatements had the following effect on previously reported deficits:

                                                             2002               2001               2000
                                                         ------------       ------------       ------------
Deficit, beginning of year,
  as originally reported                                 $(21,361,808)      $(21,430,202)      $(24,734,758)
Restatements
  Included in the consolidated financial statements previously issued in May
    2003:
      Write down of plant and equipment (a)               (16,292,449)        (7,450,481)        (3,954,016)
      Write down of mineral properties (b)                (19,746,087)                --                 --
      Misstatement of expenses (c)                           (102,363)          (301,966)          (176,599)
      Foreign exchange conversion
        gain (loss) (d)                                    (2,780,352)            39,581
      Gold loan conversion (e)                             (1,529,364)                --                 --
      Minority interest (f)                                  (704,643)                --                 --
      Write down of investment (g)                         (2,003,338)                --                 --
      Reversal of capitalized costs (h)                    (1,188,225)                --                 --
      Other                                                  (204,370)          (119,577)            11,185
  Further restatements:
    Commodity derivative contracts (j)                     (2,128,961)         3,773,126         (1,184,191)
-----------------------------------------------------------------------------------------------------------
Deficit, beginning of year, as restated                  $(68,041,960)      $(25,489,519)      $(30,038,379)
===========================================================================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------


PRIOR PERIOD RESTATEMENTS (CONTINUED)

       The restatements had the following effect on assets and liabilities as previously reported as at December 31, 2001:


                                                 Current              Other              Current            Other
                                                  Assets              Assets           Liabilities        Liabilities
                                              -------------       -------------       -------------      -------------
Balance as at December 31, 2001,
  as originally reported                      $  27,859,341       $ 170,484,662       $  19,926,621      $  34,478,863

Restatements
  Included in the consolidated financial
    statements previously issued
    in May 2003
      Reduction to plant and
        equipment (a)                                    --         (16,292,449)                 --                 --
      Reduction to mineral
        properties (b)                                   --         (19,746,087)                 --                 --
      Misstatement of expenses (c)                       --                  --             102,363                 --
      Foreign exchange conversion
        gain (loss) (d)                            (151,247)          1,934,867                  --           (111,953)
      Gold loan conversion (e)                           --                  --                  --          1,529,364
      Minority interest (f)                              --          (8,313,225)                 --         (7,608,582)
      Write down of investment (g)                       --          (2,003,338)                 --                 --
      Reversal of capitalized costs (h)                  --          (1,188,225)                 --                 --
      Equity component of convertible
        notes (i)                                        --                  --                  --         (1,347,164)
      Other                                              --                  --                  --            204,370
  Further restatements:
    Commodity derivative
      contracts (j)                               4,234,427          10,161,956           2,651,882         13,873,462
----------------------------------------------------------------------------------------------------------------------
Balance as at December 31, 2001,
  as restated                                 $  31,942,521       $ 135,038,161       $  22,680,866      $  41,018,360
======================================================================================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

3. PRIOR PERIOD RESTATEMENTS (CONTINUED)

       The restatements had the following effect on net (loss) income and (loss) income per share, as previously reported, for the years ended December 31, 2001 and 2000:


                                                             2001               2000
                                                         ------------       ------------
Net income (loss), as originally reported                $     68,394       $  3,304,556
Restatements
  Included in the consolidated financial statements previously issued in May
    2003:
      Write down of plant and equipment (a)                (8,841,968)        (3,496,465)
      Write down of mineral properties (b)                (19,746,087)                --
      Misstatement of expenses (c)                            199,603           (125,367)
      Foreign exchange conversion
        gain(loss) (d)                                     (2,819,933)            39,581
      Gold loan conversion (e)                             (1,529,364)                --
      Minority interest (f)                                  (704,643)                --
      Write down of investment (g)                         (2,003,338)                --
      Reversal of capitalized costs (h)                    (1,188,225)                --
      Other                                                   (84,793)          (130,762)
  Further restatements:
    Commodity derivative contracts (j)                     (5,902,087)         4,957,317
----------------------------------------------------------------------------------------
Net (loss) income, as restated                           $(42,552,441)      $  4,548,860
----------------------------------------------------------------------------------------

Net income per share, basic
  as originally reported                                 $       0.00       $       0.06
Per share effect of above noted
  restatements on net income (loss)                             (0.62)              0.03
----------------------------------------------------------------------------------------
Net (loss) income per share, basic
  as restated                                            $      (0.62)      $       0.09
========================================================================================

       (a) WRITE DOWN OF PLANT AND EQUIPMENT

           The Company's Uruguay mill assets had previously been amortized over a 20-year period and its mine equipment had been amortized over a 10-year period. These amortization periods exceeded life of mine estimates at the date of acquisition in 1998, estimated at 5 to 7 years. Accordingly, amortization expense of these assets has been increased by $3,586,279 and $3,496,465 for the years ended December 31, 2001 and 2000, respectively, and by $3,954,016 for fiscal years 1999 and 1998 through a cumulative adjustment of the deficit as at December 31, 1999.

           Management further concluded that the carrying values of its Venezuelan Albino project plant and equipment assets were overstated based upon a recoverability analysis, using assumptions and information existing at December 31, 2001, including information that certain tools, equipment and supplies would have to be purchased because of vandalism and theft. Accordingly, management has retroactively written down these assets by $5,255,689 to record the impairment in 2001.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------


3. PRIOR PERIOD RESTATEMENTS (CONTINUED)

      (b) WRITE DOWN OF MINERAL PROPERTIES

           As a result of detailed formal life of mine analyses for each of the Company's mineral properties, management concluded that the undiscounted cash flows from ongoing operations at the Company's Venezuelan Albino and Tomi Properties, determined using assumptions and information existing at December 31, 2001, were insufficient to support the recovery of the respective carrying values. Accordingly, management retroactively reduced the December 31, 2001 carrying values of the two mineral properties by $13,337,942 and $6,408,145, respectively, with a corresponding charge to operations in 2001 to reflect the year in which impairment should have been recognized.

      (c) MISSTATEMENT OF EXPENSES

           Management determined that certain expenditures incurred by the Company had not been reflected within the financial statements in the year in which the underlying transaction occurred. Accordingly, general and administrative expenses have been reduced by $199,603 and increased by $125,367 for the years ended December 31, 2001 and 2000, respectively and increased by $176,599 for the fiscal years 1999 and prior through adjustment of the deficit as at December 31, 1999.

      (d) FOREIGN EXCHANGE CONVERSION GAIN (LOSS)

           Upon review of the Company's foreign subsidiaries management confirmed that each of the Company's majority owned subsidiaries were fully integrated foreign operations with their parent throughout the reporting period. Accordingly, from the date of acquisition, each of these subsidiaries should be translated into Canadian dollars using the temporal method. In the prior years the Company had accounted for its Minera San Gregorio S.A. (Stel BVI Inc.) and Bolivar Goldfields A.V.V. subsidiaries as being self-sustaining operations. Accordingly, the total adjustment required to reflect the appropriate foreign exchange translation, since their respective acquisitions, was to reduce and eliminate the previously recorded Cumulative Translation Account by $4,675,924 and $344,513 as at December 31, 2001 and 2000,
           respectively. This restatement reduced net income by $2,819,933 in fiscal 2001 and increased net income by $39,581 in fiscal 2000.

      (e) GOLD LOAN CONVERSION

           During fiscal 2001, the Company converted its gold loan into a cash loan. Upon settlement, management recorded a gain in excess of the amount that should have been recorded. Accordingly, at December 31, 2001, management increased the long-term debt payable and reduced the conversion gain previously recorded by $1,529,364, respectively.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

3. PRIOR PERIOD RESTATEMENTS (CONTINUED)

      (f) MINORITY INTEREST

           During fiscal 2001, upon the acquisition of the 79.4% interest in El Callao (see Note 6), the Company recorded the acquisition using the purchase accounting method. Upon review, management has revised its purchase equation, which resulted in a reduction in the fair value assigned to both the plant and equipment acquired and the minority interest share therein by $8,738,994, respectively.

           As a result of the inappropriate value being assigned to plant and equipment, the depletion expense charged to the statement of operations was overstated. Accordingly, depletion expense has been reduced by $425,769 for the year ended December 31, 2001.

           Furthermore, as the original purchase equation assigned an overstated net asset value to the minority shareholders' interest, the Company subsequently overstated the amount of the minority shareholders' share of the post acquisition net loss incurred by El Callao in 2001. Accordingly, at December 31, 2001 an adjustment of $1,130,412 was recorded to correct the minority interest's share of the loss.

      (g) WRITE DOWN OF INVESTMENT

           As discussed in Note 5, during 2001 management determined that the decline in the market value of the shares in a long-term investment to be other than temporary. Although the market value declined below the carrying value of the investment, management did not reflect this other than temporary impairment in its previously issued 2001 consolidated financial statements. Accordingly, management retroactively recorded an impairment loss of $2,003,338 in 2001.

      (h) REVERSAL OF CAPITALIZED COSTS

           During fiscal 2001 the Company capitalized amounts to mineral properties that should have been charged to the statement of operations. Accordingly, as at December 31, 2001 mineral properties has been reduced by $1,188,225 while general and administrative expenses for the fiscal 2001 year have been increased by an equal amount.

      (i) EQUITY COMPONENT OF CONVERTIBLE NOTES

           Upon issuance of convertible notes, the net proceeds received are allocated between the liability and equity components of the notes. As at December 31, 2001, the equity component of the convertible notes has been increased by $1,347,163, and long-term debt has been decreased by an equal amount, as a result of a recalculation of these components.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

3. PRIOR PERIOD RESTATEMENTS (CONTINUED)

      (j) COMMODITY DERIVATIVE CONTRACTS

           Written call options

           Upon re-examination of the accounting for the Company's written call options, management determined that call option contracts outstanding at the end of 1999, 2000 and 2001 had not been properly accounted for and as a result the Company had reflected premiums received in income on the date of receipt and had not reflected the amount of the related mark to market adjustments for changes in estimated fair values within the consolidated financial statements. Accordingly, management has reclassified premiums received, previously reported in revenue, as a liability (deferred credit) on the balance sheet and has recorded the mark to market adjustments to the recorded liabilities for options outstanding at the end of each year. The change in fair value of the liability has been recorded as a non-hedge derivative (loss) gain.

           Fixed forward contracts

           Previously the Company had treated fixed forward contracts as transactions qualifying as hedges for accounting purposes and had recorded the contracts off balance sheet until the settlement date at which time the contract settlement amount was recorded in mining revenue. Upon re-examination, it has been determined that certain transactions with the counterparty had modified the fixed forward contracts prior to their maturity resulting in a reassessment of hedge designation and effectiveness. Consequently, the Company has redesignated its forward contracts as trading activity and accordingly has recorded the estimated fair values of these contracts on the balance sheets and related mark to market adjustments for changes in estimated fair values in the statements of operations as non-hedge derivative (loss) gain. Mining revenue has also been restated to reclassify settlement gains and losses on fixed forward contracts as non-hedge gains or losses.

           As a result, net income for the year ended December 31, 2001 has been reduced by $5,902,087 and net income for the year ended December 31, 2000 has been increased by $4,957,317, relating to the adjustment for written call option premiums and the impact on previously reported mark to market adjustments. Furthermore, mining revenue for the years ended December 31, 2001 and 2000 have been adjusted to reflect the reclassification of settlement gains and losses on fixed forward contracts as non-hedge derivative (loss) gain. These adjustments also result in an increase in the current and long-term deferred credit and the recording of a current and long-term deferred charge as at December 31, 2001 of $2,651,882, $13,873,462, $4,234,427 and
           $10,161,956, respectively.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

3. PRIOR PERIOD RESTATEMENTS (CONTINUED)

      (j) COMMODITY DERIVATIVE CONTRACTS (CONTINUED)

           Effect of restatements on previously issued 2002 figures

           As a result of accounting for the written call option contracts that were outstanding at the end of 1999, 2000, and 2001, the non-hedge derivative loss previously reported for 2002 was restated to reflect the cumulative mark to market adjustment. Furthermore, as a result of the change in accounting for fixed forward contracts, for the year ended December 31, 2002 the Company recorded an additional adjustment to both mining revenue and net income to reflect the settlement gains and losses and the required mark to market adjustment for the estimated fair values. In summary, the impact of the adjustments to the accounting for commodity derivative contracts on the previously reported 2002 consolidated financial statements issued in May 2003 is as follows:

           Deficit adjustments


           Deficit, as at December 31, 2002, as previously reported     $105,684,858
           Effect of restatement on loss for the year                     16,687,953
           Effect of restatement on prior year losses                      2,128,961
           -------------------------------------------------------------------------
           Deficit, as at December 31, 2002, as restated                $124,501,772
           =========================================================================

           Balance sheet adjustments

                                     CURRENT             OTHER           CURRENT           OTHER
                                     ASSETS             ASSETS         LIABILITIES       LIABILITIES
                                   ------------      ------------      ------------      -----------
Balance at December 31, 2002,
  as previously reported           $ 17,286,823      $157,315,585      $ 30,473,172      $ 42,227,787
Restatements                                 --         7,765,576         6,410,080        20,172,410
-----------------------------------------------------------------------------------------------------
Balance at December 31, 2002,
  as restated                      $ 17,286,823      $165,081,161      $ 36,883,252      $ 62,400,197
=====================================================================================================

           Loss for the year and loss per share

           Net loss for 2002, as previously reported              $ (39,771,859)
           Restatement of non-hedge derivative loss                 (17,728,125)
           Restatement of mining revenue                              1,040,172
           --------------------------------------------------------------------
           Net loss for 2002, as restated                         $ (56,459,812)
           --------------------------------------------------------------------

           Net loss per share, as previously reported             $       (0.47)
           Per share effect of restatements                               (0.20)
           --------------------------------------------------------------------
           Net loss per share, as restated                        $       (0.67)
           ====================================================================

4. PRODUCTION INVENTORIES

                                             2002             2001
                                          ----------      ----------

         Gold in dore                     $  870,186      $  488,424
         Gold in process                     663,882       2,748,214
         Stockpiled ore                      141,117         977,110
         Consumables and spare parts       6,869,735       4,703,556
         -----------------------------------------------------------
                                          $8,544,920      $8,917,304
         ===========================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------


5. INVESTMENTS

       The Company has acquired the common shares of several publicly listed companies. The quoted market value of those companies which are classified by management as short-term marketable securities, at December 31, 2002 is $107,658 (2001 - $270,888).

       The Company has also acquired the common shares of a publicly listed company, with the intention of holding these shares as a long-term investment; however, management deemed the decline in the market value of these shares to be other than temporary. Accordingly, management recorded a 2001 other than temporary impairment loss of $2,003,338 (Note 3(g)). The quoted market value of the long-term investment at December 31, 2002 is $816,000 (2001 - $640,000).

6. ACQUISITIONS

       Fiscal 2002

       There were no business acquisitions during fiscal 2002.

       Fiscal 2001

       Effective February 27, 2001, the Company acquired 79.4% of the outstanding share capital of El Callao Mining Corp ("ECM") by way of a share for share public offering take-over bid: 44.9% of the ECM shares being shares held by Bema Gold Corporation ("Bema"). The Company also acquired from Bema for cash and shares, certain assets related to ECM. ECM, through its subsidiaries, is involved in mining activities and the exploration and development of mineral properties.

       The acquisition has been accounted for using the purchase method, and can be summarized as follows:

       Cash and cash equivalents                                   $     15,061
       Accounts receivable and other assets                             491,338
       Note receivable                                                2,240,780
       Property, plant and equipment                                 13,185,945
       Accounts payable and accrued liabilities                        (648,712)
       Minority interest                                               (170,431)
       ------------------------------------------------------------------------
       Consideration paid                                          $ 15,113,981
       ------------------------------------------------------------------------
       Consideration paid consisted of:
         Cash paid                                                 $  9,638,770
         Common shares of the Company (3,987,535 common shares)       5,150,520
         Acquisition costs                                               324,691
       ------------------------------------------------------------------------
                                                                    $ 15,113,981
       ------------------------------------------------------------------------

       The agreement with Bema also provides for a 1% net smelter return royalty which will be expensed against future gold production revenue.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

6. ACQUISITIONS (CONTINUED)

       Fiscal 2000

       Effective July 27, 2000, the Company acquired 100% of the outstanding share capital of Bolivar Goldfields, A.V.V. That company, through its subsidiaries, is involved in mining activities and the exploration and development of mineral properties.

       The acquisition has been accounted for using the purchase method, and can be summarized as follows:

       Cash and cash equivalents                                   $    266,520
       Accounts receivable and other assets                             775,504
       Production and supplies inventories                            1,139,000
       Property, plant and equipment                                 36,046,792
       Accounts payable and accrued liabilities                      (8,863,887)
       Long-term debt                                               (18,847,225)
       Minority interest                                               (142,862)
       ------------------------------------------------------------------------
       Consideration paid                                          $ 10,373,842
       ========================================================================

       Consideration paid consisted of:
         Cash paid                                                 $  7,745,725
         Common shares of the Company (1,268,749 common shares)       2,345,631
         Acquisition costs                                              282,486
       -------------------------------------------------------------------------
                                                                    $ 10,373,842
       ========================================================================

7. PROPERTY, PLANT AND EQUIPMENT

       The components of property, plant and equipment at December 31, are as follows:

                                                       2002
                                ------------------------------------------------
                                                   ACCUMULATED
                                 COST, NET        AMORTIZATION
                                    OF                AND             NET BOOK
                                WRITE DOWNS         DEPLETION          VALUE
                                ------------      ------------      ------------

Plant and equipment             $ 62,619,774      $ 36,751,308      $ 25,868,466
Mineral properties               124,752,565         5,082,643       119,669,922
Deferred exploration and
  development expenditures        10,232,150         1,466,708         8,765,442
--------------------------------------------------------------------------------
                                $197,604,489      $ 43,300,659      $154,303,830
================================================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

7. PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

                                                      2001
                                ------------------------------------------------
                                                   Accumulated
                                 Cost, Net        Amortization
                                    of                and             Net Book
                                Write downs         Depletion          Value
                                ------------      ------------      ------------

Plant and equipment             $ 58,062,057      $ 26,813,220      $ 31,248,837
Mineral properties                87,593,791         3,861,478        83,732,313
Deferred exploration and
  development expenditures         8,234,094           554,909         7,679,185
--------------------------------------------------------------------------------
                                $153,889,942      $ 31,229,607      $122,660,335
================================================================================

       Plant and equipment and deferred exploration and development expenditures include the Company's San Gregorio Mining concession acquired in October 1998. The Uruguayan Government mining agency granted the Company exploitation rights over the concession for 15 years subject to a net profit royalty.

       Costs of mineral properties represent acquisition costs, net of write-downs, related to the following:

                                                                  2002               2001
                                                             -------------       -------------
       Albino 1 Concession                                   $   7,338,381       $   7,338,381
       Bolivar Goldfields Properties                            15,699,956          15,699,956
       Cristinas Concessions                                    78,819,620          41,453,364
       El Callao Properties                                     19,478,031          18,427,419
       Mineiro Concession                                               --             724,548
       Santa Elena, San Miguel and Carabobo Concessions          3,416,577           3,431,837
       Knob Hill Property                                               --             518,286
       ---------------------------------------------------------------------------------------
                                                               124,752,565          87,593,791
       Less: Accumulated depletion                              (5,082,643)         (3,861,478)
       ---------------------------------------------------------------------------------------
                                                             $ 119,669,922       $  83,732,313
       ---------------------------------------------------------------------------------------

       Deferred exploration and development expenditures are not re-characterized as costs of mineral properties once production has commenced.

       ALBINO 1 CONCESSION

       By agreement with Albino Bonucci, dated December 23, 1992, the Company, through its subsidiaries, acquired a 100% interest in the Albino 1 concession in Bolivar State, Venezuela. A 1% Net Smelter Return Royalty is payable to the Venezuelan Ministry of Energy and Mines ("MEM") from the proceeds of gold production. This property was written down by $13.3 million in fiscal 2001 (Note 3(b)).

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

7. PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

       BOLIVAR GOLDFIELDS PROPERTIES

       During 2000, the Company acquired all of the outstanding share capital of Bolivar Goldfields A.V.V. This acquisition includes the Tomi concession, Revemin mill and exploration lands in Venezuela. The exploration lands include the Dividival I and II, the Belen II, and the Marwani 1, 2, 5,6,7,9, and 11 concessions in the El Callao greenstone belt in Venezuela.

       The Company has not yet submitted feasibility studies for the Marwani 1,2,5,6,7,9, and 11 concessions but has requested extensions of time for their presentation. If the extension is not granted the concession rights to Marwani property could be revoked. The Company believes the extensions will be granted as it is common practice to grant such extensions; however, there is no assurance of this.

       CRISTINAS CONCESSIONS

       In November 2001, the Corporacion Venezolana de Guayana ("CVG") terminated the contract with a third party for the exploitation of the Las Cristinas deposits. In March 2002, the Venezuelan Ministry of Energy and Mines ("MEM") passed a resolution repossessing the Cristinas Concessions on behalf of the Republic of Venezuela which in turn declared the underlying deposits reserved for the Republic of Venezuela and authorized the MEM to contract the direct exploitation of the area to the CVG. Subsequently, the MEM and the CVG entered into an agreement for the development of the deposits, authorizing the CVG to enter into a mine operating contract with a third party.

       On September 17, 2002, the Company entered into a mining agreement (the "Agreement") with the CVG, acting under the authority of the MEM, pursuant to Venezuelan mining law, under which the Company has been granted the exclusive right to explore, develop and exploit the Las Cristinas 4, 5, 6 and 7 gold deposits including the commercialization and sale of gold. This Agreement provides to the Company the full right to develop and exploit the Cristinas deposits and, as a result of entering into the Agreement, the Company has discontinued previous legal proceedings to confirm its title rights to the Cristinas 4 and 6 concessions.

       The aggregate cost incurred by the Company to December 31, 2002 to obtain the right to exploit the area is $78,819,620, represented by $60,140,958 of payments in cash and $18,678,662 made through the issuance of common shares of the Company. Costs are comprised of property payment and finders' fees of $46,743,852 ($32,280,068 cash, $14,463,784 through shares) and professional fees of $32,075,768 ($27,860,890 cash, $4,214,878 through shares). Share issuances are valued at the prior 5 day weighted average trading price for the common shares on the American Stock Exchange. The preceding amounts include payments to related parties (Note 11) of $13,144,974 during the year ended December 31, 2002 ($3,129,283 during the year ended December 31, 2001; $2,753,031 in 2000)
       and travel and administrative costs of $409,489 during the year ended December 31, 2002 (2001 - $325,728; 2000 - $203,179).

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

7. PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

       EL CALLAO PROPERTIES

       By an agreement with Bema dated September 12, 2000 and concurrently with the completion of the February 27, 2001 acquisition of ECM (Note 6), the Company acquired 79.4% of the outstanding shares of ECM and, from Bema, certain assets related to ECM. As a result of the acquisition, the Company now controls the Lo Increible project in Venezuela comprised of the following:

       Central Property

       Subsequent to the acquisition of ECM by the Company, ECM, through its wholly owned subsidiary, ECM Venco Ltd., and Corporacion Vengroup S.A. ("Vengroup"), the owner of the remaining 49% interest in the El Callao properties, agreed to waive certain obligations with respect to the development of the La Victoria concession in the Central Property, including the requirement of a first feasibility study in order to allow the Company to commence production. As consideration, the Company agreed to pay the last two payments related to the La Victoria concessions (US$2,150,000) under the terms of the original purchase agreement for the El Callao properties.

       ECM has the right to acquire up to an additional 9% interest in the Central Property by making payments to Vengroup equivalent to the net present value of a 9% interest in the evaluated deposit and up to an additional 10% interest by making payments to Vengroup equivalent to a 3% net smelter return royalty.

       Surrounding Ground

       The mining rights to the Surrounding Ground, held by a 70% owned indirect subsidiary of ECM, required ECM to make an initial payment of US$500,000 (US$250,000 of which has been paid to date) and fund minimum exploration expenditures of US$3,000,000 over five years from the time certain environmental permits are granted.

       As at December 31, 2002, ECM has expended US$1,026,522 (December 31, 2001
       - US$1,019,784) towards the exploration commitment but is still awaiting the receipt of certain environmental permits in order to further its exploration activities on the Surrounding Ground.

       MINEIRO CONCESSION

       By an agreement dated March 11, 1997, the Company, through its interest in Diamond Company Ltda, acquired a 65% interest on the Mineiro concession, consisting of 9,600 hectares in Amapa State, Brazil. The carrying value of this property was written off in fiscal 2002.

       SANTA ELENA, SAN MIGUEL AND CARABOBO CONCESSIONS

       The Company entered into a joint venture agreement with Associacion Cooperative Minera del Sur R.L. ("ACOMISUR"), a mining cooperative, regarding the Santa Elena, San Miguel and Carabobo properties, all located in Bolivar State, Venezuela. Under this agreement, the Company's Venezuelan subsidiary will own 80% of the joint venture and ACOMISUR will own 20%, with the Company's subsidiary being the operator. The proven and probable reserves of the properties have not yet been determined.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

7. PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

       KNOB HILL PROPERTY

       Crystallex has not performed any mining activities on the Knob Hill property, located in British Columbia, Canada. During fiscal 2002, management concluded that the long-term expectation was that the net carrying value would not be recovered and accordingly the related capitalized costs were written-off.

8. DEFERRED FINANCING FEES

       Deferred financing fees of $2,162,868, net of accumulated amortization of $312,647, (December 31, 2001 - $1,269,652, net of accumulated amortization of $396,587) relate to costs incurred in the issuance of the convertible notes and for a non-recourse credit facility.

9. LONG-TERM DEBT

                                                 2002               2001
                                             ------------       ------------

Bank loans                                   $ 16,916,484       $ 17,820,718
Convertible notes                              17,140,049          9,705,833
Loan payable                                           --            300,000
----------------------------------------------------------------------------
                                               34,056,533         27,826,551
Less: Current portion of long-term debt        (7,850,256)        (2,609,559)
----------------------------------------------------------------------------
                                             $ 26,206,277       $ 25,216,992
----------------------------------------------------------------------------

       Bank loans

       On October 12, 2001 an amended and restated loan agreement was signed between the Company's subsidiary, Minera San Gregorio S.A., and the Standard Bank London Limited. The loan, in the amount of $3,942,978, which matures on October 15, 2004, is secured by a guarantee of the Company, and bears interest at the LIBOR rate plus 2% per annum. The loan agreement also restricts the Company's ability to enter into agreements relating to the sale or purchase of gold.

       On August 10, 2000, the Company, together with its subsidiary Mineras Bonanza C.A., entered into a credit agreement with the Standard Bank London Limited. The loan, which was subsequently amended by a First Amendment to the Credit Agreement in the amount of $12,973,506, matures on January 15, 2006, is secured by charges against the Venezuelan mining properties of the Company (save and except the Lo Increible properties), a charge against the Company's Revemin mill and a pledge of the securities of certain of the Company's subsidiaries, and bears interest at the LIBOR rate plus 2.5% per annum. The credit agreement also imposes restrictions on the Company's ability to enter into metal trading agreements.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

9. LONG-TERM DEBT (CONTINUED)

       Convertible notes

       The Company has issued convertible notes under various note indentures. Upon issuance of the notes, the net proceeds received were allocated between the liability and equity components of the notes. The liability component represents the present value of the notes discounted using the interest rate that would have been applicable to non-convertible debt. The equity component represents the present value of the interest payments, which the Company can settle through the issuance of cash or shares, discounted at the same rate as the liability component. The holders of the notes have the right to convert the principal of the debt into common shares. Over the term of the notes the liability and the interest components are accreted to their face value. As at December 31, 2002, the Company has the following convertible notes still outstanding:

       Notes with an aggregate principal amount of US$11,200,000 which mature on September 25, 2005, bear interest at 4% per annum and are convertible into common shares of the Company at the option the holder. The agreed upon conversion price of the notes is equal to the lower of US$2.25 per common share or 95% of the current market price of the common shares on the date immediately prior to the conversion.

       A note with a principal amount of US$2,200,000 which matures on September 30, 2003, bears interest at 5% per annum and is convertible into common shares of the Company at the option of the holder. The agreed upon conversion price of the notes is equal 95% of the current market price of the common shares on the date of the conversion.

       Loan payable

       The loan payable was repayable on demand and bore interest at the banks prime lending rate plus 1% per annum. During 2002, the remaining balance of this loan was repaid.

10. SHARE CAPITAL

                                                               2002              2001
                                                           ------------      ------------
Authorized
  Unlimited common shares, without par value Unlimited Class "A" preference shares, no par value Unlimited Class "B" preference shares, no par value
Issued
  91,722,278 common shares (2001 - 79,347,194)             $193,349,000      $165,350,568
=========================================================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

10. SHARE CAPITAL (CONTINUED)

       Warrants

       As at December 31, 2002, warrants were outstanding enabling the holders to acquire common shares as follows:

                                                                        Weighted
                                                                         Average
                                                                       Remaining
                                              Number             Contractual
        Range of Exercise Price             of Shares            Life (Years)
       -------------------------------------------------------------------------
       $1.72 to $2.60                        727,500                1.40
       $2.61 to $3.87                      6,351,376                1.40
       $3.88 to $4.48                      4,599,294                1.88
       =========================================================================

       Stock options

       The Company has a stock option plan that provides for the granting of options to executive officers, directors, employees and service providers of the Company. Under the stock option plan, the exercise price of each option equals the closing price of the Company's stock on the trading day immediately preceding the date of the grant. Stock options granted to service providers and employees, executive officers, and directors have a life of two, five and ten years, respectively. Unless otherwise stated, all stock options granted vest immediately.

       The following table is a summary of the status of stock options outstanding at December 31, 2002:

                                       Outstanding and Exercisable Options
                                -----------------------------------------------
                                                    Weighted
                                                     Average          Weighted
                                                    Remaining          Average
       Range of                   Number           Contractual        Exercise
       Exercise Price           of Shares         Life (Years)          Price
       ------------------------------------------------------------------------
       $0.85 to $1.00           1,742,500              4.64             $0.97
       $1.41 to $1.75           1,521,000              6.55             $1.54
       $2.00 to $2.65           3,689,000              7.63             $2.22
       ------------------------------------------------------------------------
                                6,952,500
       ------------------------------------------------------------------------

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

10. SHARE CAPITAL (CONTINUED)

       A summary of the status of the stock option plan as at December 31, 2002, 2001 and 2000 and changes during each year ended on those dates follows:

                                           2002                      2001                      2000
                                  ----------------------    ---------------------     ---------------------
                                                Weighted                 Weighted                  Weighted
                                                Average                   Average                   Average
                                    Number      Exercise      Number     Exercise       Number     Exercise
                                  of Shares      Price      of Shares     Price       of Shares      Price
                                  ----------   ---------    ----------   --------     ----------   --------
Outstanding and exercisable,
  beginning of year                7,707,000   $   1.70     6,315,292     $   1.52     6,475,500   $   1.15
Granted                              350,000       2.28     1,815,000         2.24     2,077,500       2.13
Exercised                         (1,104,500)      1.46      (340,000)        1.38    (2,112,708)      1.03
Cancelled                                 --         --       (83,292)        1.40      (125,000)      2.99
-----------------------------------------------------------------------------------------------------------
Outstanding and exercisable,
  end of year                      6,952,500   $   1.76     7,707,000     $   1.70     6,315,292   $   1.52
===========================================================================================================

Weighted average fair
  value of options granted
  during the year                $      1.16               $     1.17                $      1.21
===========================================================================================================

       Supplemental information for stock-based compensation

       Effective January 1, 2002, in accordance with CICA Handbook Section 3870 "Stock-Based Compensation and Other Stock-Based Payments", pro forma information regarding net loss and net loss per share is to be determined as if the Company had accounted for its employee's stock options under the fair value method. The fair value for these options was estimated at the date of grant date using a Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4.22%, dividend yield of nil, volatility factor of 75%, and a weighted-average expected life of the options of 3.75 years. The weighted average fair value per share of options granted during 2002 was $1.16.

       The following table presents the net loss and net loss per share for the year ended December 31, 2002 had the Company recorded stock options as compensation expense on the date of grant, which corresponds to the date on which the options automatically vest.

       Net loss                                     $(56,459,812)
       Compensation expense under Section 3870          (404,979)
       ---------------------------------------------------------
       Pro forma net loss                           $(56,864,791)
       =========================================================
       Pro forma basic loss per share               $      (0.67)
       =========================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

10. SHARE CAPITAL (CONTINUED)

       Private placements

       On July 10, 2000, the Company issued 1,025,000 special stock-warrant units under a private placement financing at a price of $2.00 for aggregate net proceeds of $1,955,644, net of issuance expenses of $94,356. Each unit consisted of one common share warrant, and one common share special purchase warrant. Each common share special purchase warrant entitled the holder to acquire from the Company, for a period of two years, at a price of $2.75 per warrant, one additional common share. In 2001, each of the common share warrants was converted into the equivalent number of 1,025,000 common shares, and in 2002 each of the common share special purchase warrants were exercised. Of the original proceeds, $567,835 was allocated to the related warrants and was presented as contributed surplus; subsequently reclassified to share capital on the exercise of the warrants.

       On December 24, 2001, the Company issued 3,111,111 stock-warrant units under a private placement financing at a price of $2.25 for aggregate net proceeds of $6,861,977, net of issuance expenses of $138,023. Each unit consists of one common share, and one common share purchase warrant. Each common share purchase warrant entitles the holder to acquire from the Company, for a period of two years, at a price of $3.00 per warrant, one additional common share. To date, none of the common share purchase warrants have been exercised. Of the original proceeds, $3,699,935 was allocated to the related warrants and was presented as contributed surplus.

       On October 8, 2002, the Company issued 52,500 special warrants under a private placement financing at a price of $3.02 for aggregate net proceeds of $158,550. Each special warrants entitles the holder to acquire, without payment of any additional consideration, one common share in the capital of the Company.

       On November 26, 2002, the Company issued 2,200,000 special warrants under a private placement financing at a price of $2.15 for aggregate net proceeds of $4,398,900, net of issuance expenses of $331,100. Each special warrants entitles the holder to acquire, without payment of any additional consideration, one common share in the capital of the Company.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

10. SHARE CAPITAL (CONTINUED)

       Earnings(loss) per common share

       The following table outlines the calculation of basic and diluted earnings (loss) per common share:

                                                        2002              2001              2000
                                                    -----------       -----------        ----------
Numerator for basic and diluted net (loss)
  income per common share:
    Net (loss) income attributable to
      common shareholders                           (56,459,812)      (42,552,441)        4,548,860
===================================================================================================

Denominator for basic net income per
     common share - weighted average
     number of outstanding shares                    84,441,287        69,117,738        52,965,842
        Effective of dilutive stock options                  --                --         2,309,253
        Effective of dilutive warrants                       --                --           989,329
---------------------------------------------------------------------------------------------------
Denominator for dilutive net (loss) income per
  common share - adjusted weighted average
  number of outstanding shares                       84,441,287        69,117,738        56,264,424
===================================================================================================

       Shareholder Rights Plan

       Effective March 10, 1997 (the "Record Date"), the Company adopted a shareholder rights plan (the "Plan"). The rights issued under the Plan will expire at the close of the Company's annual meeting in 2007 (the "Expiration Time"), unless earlier redeemed or exchanged by the Company and subject to shareholder re-ratification of the Plan by the shareholders at the Company's annual meeting to be held in 2003.

       Pursuant to the Plan, the Board of Director's declared a distribution of one right (a "Right") for each outstanding Common Share of the Company to shareholders of record at the close of business on the Record Date and authorized the issuance of one Right for each Common Share issued after the Record Date and prior to the Separation Time (described below) and the Expiration Time. The Rights will separate from the Common Shares at the time (the "Separation Time") which is the close of business on the eighth trading day (or such later day as determined by the Board of Directors) after the public announcement of the acquisition of, or intention to acquire, beneficial ownership of 20% of the Common Shares of the Company by any person other than in accordance with the terms of the Plan.

       In order to constitute a "Permitted Bid", an offer must be made in compliance with the Plan and must be made to all shareholders (other than the offeror), must be open for at least 60 days and be accepted by shareholders holding more than 50% of the outstanding voting shares and, if so accepted, must be extended for a further 10 business day period.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

11. RELATED PARTY TRANSACTIONS

       During the year, the Company entered into the following transactions with related parties:

       a) Paid mineral property acquisition costs and expenses of $38,455,081 (2001 - $4,651,220; 2000 - $12,643,590) directly, or on behalf of
           Ventures (Barbados) Ltd, a wholly owned subsidiary, including fees of $13,144,975 in 2002 (2001 - $3,129,283, 2000 - $2,753,031), to a law
           firm related to a director of the Company.

       b) Paid or accrued consulting and management fees of $606,249 (2001 - $665,835, 2000 - $619,530) to directors and an officer of the Company and companies related to directors and an officer of the Company.

       c)  Paid or accrued legal fees of $23,815 (2001- $431,908, 2000 -
           $485,674) to law firms related to directors of the Company.

       The amounts charged to the Company for the services provided have been determined by negotiation among the parties, and in certain cases, are covered by signed agreements. These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

12. INCOME TAXES

       Income tax expense varies from the amount that would be computed by applying the combined federal and provincial income tax rate of 40.1% (2001 - 44.5%; 2000 - 45.6%) to loss before income taxes as follows:

                                              2002               2001               2000
                                          ------------       ------------       ------------
Loss before income taxes                  $(56,459,812)      $(42,552,441)      $  4,548,860
--------------------------------------------------------------------------------------------

Expected income taxes (recoverable)
 payable                                  $(22,640,385)      $(18,935,837)      $  2,074,280
Difference in foreign tax rates              1,013,320          5,131,725            226,756
Non recognition of benefit of losses        21,627,065         13,804,112                 --
Recognition of benefit of losses                    --                 --         (2,301,036)
--------------------------------------------------------------------------------------------
Actual income taxes                       $         --       $         --       $         --
--------------------------------------------------------------------------------------------

       The Company has certain source related deductions and losses which are available to be offset against future income taxes. The benefits of these deductions and losses are not reflected in these financial statements, as they are not likely to be realized.

13. SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

                                                   2002            2001            2000
                                                ----------      ----------      ----------
Cash paid during the year for interest          $1,205,221      $1,897,879      $  887,351
==========================================================================================

Cash paid during the year for income taxes      $       --      $       --      $       --
==========================================================================================

       Significant non-cash transactions for the year ended December 31, 2002 included:

       i) The Company issued 42,612 common shares, with a value of $110,955, for management fees.

       ii) The Company issued 282,554 common shares, with a value of $873,182, for a mineral property payment.

       iii) The Company issued 677,711 common shares, with a value of $1,714,609, for a loan payment.

       iv) The Company issued 35,430 common shares, with a value of $78,655, for a finders fee.

       v) The Company issued 7,737,152 common shares upon conversion of convertible notes and accrued interest in the amount of $18,587,751.

       vi) The Company applied $1,233,792 of deferred financing fees against share capital upon conversion of loan and notes to common shares.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

13. SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS (CONTINUED)

       Significant non-cash transactions for the year ended December 31, 2001 included:

       i) The Company issued 65,466 common shares, with a value of $104,550, for management fees.

       ii) The Company issued 1,200,000 common shares, with a value of $2,385,000, for legal fees.

       iii) The Company issued 3,987,535 common shares, with a value of $5,150,520, to acquire El Callao Mining Corp.

       iv) The Company issued 1,035,689 common shares with a value of $2,597,247 for a property payment in connection with Las Cristinas.

       v) The Company issued 3,199,055 common shares upon conversion of convertible notes and accrued interest in the amount of $4,744,760.

       vi) The Company applied $941,169 of deferred financing fees against share capital upon conversion of loan and notes to common shares.

       vii) The Company issued 4,701,615 common shares, with a value of $13,214,573, for a loan payment.

       viii) The Company issued 67,059 common shares, with a value of $89,189, for broker fees.

       Significant non-cash transactions for the year ended December 31, 2000 included:

       i) The Company issued 29,536 common shares, with a value of $69,557, for management fees.

       ii) The Company issued 300,000 common shares, with a value of $698,820, for legal fees.

       iii) The Company issued 4,580,404 common shares, with a value of $10,956,327, for property payment in connection with Las Cristinas.

       iv) The Company issued 1,268,749 common shares, with a value of $2,345,631, to acquire Bolivar Goldfields A. V. V. (Note 7).

       v) The Company issued 4,498,555 common shares upon conversion of convertible notes and accrued interest in the amount of $8,353,905.

       vi) The Company applied $853,621 of the deferred financing fees against share capital upon conversion of notes to common shares.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

14. SEGMENTED INFORMATION

       Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operation decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. All of the Company's operations are within the mining sector. Due to geographic and political diversity, the Company's mining operations are decentralized whereby Mine General Managers are responsible for business results and regional corporate offices provide support to the mines in addressing local and regional issues. The Company's operations are therefore segmented on a district basis. The Company's only product is gold, produced from mines located in Uruguay and Venezuela.

       The segments' accounting policies are the same as those described in the summary of significant accounting policies except that expenses and other items are not allocated to the individual operating segments when determining profit or loss, but are rather attributed to the corporate office.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------


14. SEGMENTED INFORMATION (CONTINUED)

                                                                             SAN
                                             CORPORATE         GREGORIO      BOLIVAR/ALBINO     EL CALLAO
                                           -------------    -------------    --------------   -------------
2002
Mining revenue                             $          --    $  32,843,402    $   2,511,783    $  10,806,036
Mining revenue - intersegment              $          --    $          --    $  11,713,510    $          --
Operating costs                            $          --    $  25,485,956    $  11,111,734    $   4,079,885
Operating costs - intersegment             $          --    $          --    $          --    $  11,713,510
Interest and other income                  $      68,603    $     301,321    $       8,906    $          --
Interest expense                           $   1,557,428    $     826,790    $     591,025    $          --
Depreciation, depletion and amortization   $     329,289    $   8,834,424    $   2,285,146    $     939,640
Write-down of mineral properties           $   2,134,678    $          --    $          --    $          --
Segment loss                               $ (44,731,866)   $  (3,737,840)   $  (1,610,936)   $  (6,379,170)
Segment assets                             $  31,080,715    $  21,251,903    $  32,439,136    $  18,776,610
Capital expenditures                       $     105,840    $   1,491,234    $   3,682,741    $   1,082,004
-----------------------------------------------------------------------------------------------------------

2001
Mining revenue                             $          --    $  29,978,353    $   6,239,562    $   9,766,293
Mining revenue - intersegment              $          --    $          --    $  11,236,739    $          --
Operating costs                            $          --    $  28,150,526    $  (1,766,448)   $  13,463,216
Operating costs - intersegment             $          --    $          --    $          --    $  11,236,739
Interest and other income                  $      65,349    $     372,312    $      41,739    $         237
Interest expense                           $     318,015    $   1,130,168    $     666,616    $          --
Depreciation, depletion and amortization   $     471,531    $   8,254,548    $   2,580,073    $     935,151
Write-down of mineral properties           $  18,593,631    $          --    $   6,408,145    $          --
Segment loss                               $ (26,944,912)   $  (8,136,179)   $  (3,570,659)   $  (3,900,691)
Segment assets                             $  42,430,722    $  31,699,275    $  32,594,212    $  18,803,110
Capital expenditures                       $     857,789    $   3,105,228    $   4,297,683    $   1,012,873
-----------------------------------------------------------------------------------------------------------

2000
Mining revenue                             $          --    $  31,068,506    $   8,570,733    $          --
Operating costs                            $          --    $  24,534,024    $   6,159,921    $          --
Interest and other income                  $     336,959    $     366,200    $      24,313    $          --
Interest expense                           $     271,316    $     808,929    $      49,638    $          --
Depreciation, depletion and amortization   $     136,642    $   7,768,567    $   2,530,392    $          --
Write-down of mineral properties           $          --    $          --    $          --    $          --
Segment profit/(loss)                      $   5,086,570    $    (601,600)   $      63,890    $          --
Segment assets                             $  51,986,466    $  39,422,322    $  36,865,363    $          --
Capital expenditures                       $   1,619,084    $     968,780    $     101,680    $          --
-----------------------------------------------------------------------------------------------------------

                                                           INTERSEGMENT
                                             CRISTINAS     ELIMINATIONS         TOTAL
                                           -------------   -------------    -------------
2002
Mining revenue                             $          --   $          --    $  46,161,221
Mining revenue - intersegment              $          --   $  11,713,510    $  23,427,020
Operating costs                            $          --   $          --    $  40,677,575
Operating costs - intersegment             $          --   $ (11,713,510)   $          --
Interest and other income                  $          --   $          --    $     378,830
Interest expense                           $          --   $          --    $   2,975,243
Depreciation, depletion and amortization   $          --   $          --    $  12,388,499
Write-down of mineral properties           $          --   $          --    $   2,134,678
Segment loss                               $          --   $          --    $ (56,459,812)
Segment assets                             $  78,819,620   $          --    $ 182,367,984
Capital expenditures                       $  37,366,257   $          --    $  43,728,076
-----------------------------------------------------------------------------------------

2001
Mining revenue                             $          --   $          --    $  45,984,208
Mining revenue - intersegment              $          --   $  11,236,739    $  22,473,478
Operating costs                            $          --   $          --    $  39,847,294
Operating costs - intersegment             $          --   $ (11,236,739)   $          --
Interest and other income                  $          --   $          --    $     479,637
Interest expense                           $          --   $   2,114,799
Depreciation, depletion and amortization   $          --   $          --    $  12,241,303
Write-down of mineral properties           $          --   $          --    $  25,001,776
Segment loss                               $          --   $          --    $ (42,552,441)
Segment assets                             $  41,453,363   $          --    $ 166,980,682
Capital expenditures                       $   3,462,995   $          --    $  12,736,568
-----------------------------------------------------------------------------------------

2000
Mining revenue                             $          --   $          --    $  39,639,239
Operating costs                            $          --   $          --    $  30,693,945
Interest and other income                  $          --   $          --    $     727,472
Interest expense                           $          --   $          --    $   1,129,883
Depreciation, depletion and amortization   $          --   $          --    $  10,435,601
Write-down of mineral properties           $          --   $          --    $          --
Segment profit/(loss)                      $          --   $          --    $   4,548,860
Segment assets                             $  37,990,368   $          --    $ 166,264,519
Capital expenditures                       $     920,965   $          --    $   3,610,509
-----------------------------------------------------------------------------------------

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

14. SEGMENTED INFORMATION (CONTINUED)

       Geographic information:

                                    MINING REVENUE                                   PROPERTY, PLANT AND EQUIPMENT
                   ------------------------------------------------      ------------------------------------------------
                       2002              2001              2000              2002              2001              2000
                   ------------      ------------      ------------      ------------      ------------      ------------
Uruguay            $ 32,843,402      $ 29,978,353      $ 31,068,506      $ 11,378,127      $ 18,721,316      $ 23,870,636
Venezuela            13,317,819        16,005,855         8,570,733       142,866,637       101,791,052       102,467,566
Brazil                       --                --                --                --         1,616,394         1,617,059
-------------------------------------------------------------------------------------------------------------------------
Total Foreign        46,161,221        45,984,208        39,639,239       154,244,764       122,128,762       127,955,261
Canada                       --                --                --            59,066           531,573           539,913
-------------------------------------------------------------------------------------------------------------------------
Total              $ 46,161,221      $ 45,984,208      $ 39,639,239      $154,303,830      $122,660,335      $128,495,174
=========================================================================================================================

15. COMMITMENTS AND CONTINGENCIES

       CALL AGREEMENT

       The Company structured the following transaction to protect the interest of the Company's shareholders in the event that third parties sought to gain control of the Company in a transaction which was not supported by the Company's directors.

       The Company entered into an agreement dated February 14, 1997 whereby it acquired an exclusive call right to acquire all of the common shares of Ventures (Barbados) Ltd. ("Ventures"), whose common shares are owned by two directors who are also officers of the Company, effectively on behalf of the Company's shareholders (the "Call Agreement"). Ventures was incorporated in February, 1997 specifically for the purpose of acquiring the interest in Inversora Mael C.A. ("Mael"). The two directors of the Company became directors and shareholders of Ventures immediately following its incorporation and prior to Ventures' acquisition of any interest directly or indirectly in Mael. The Ventures' shares were issued to the Company's directors for nominal cash consideration of $1.00 and their investment in Ventures has at all times remained nominal. The Ventures shareholders granted the Company an exclusive right for the Company to acquire, at the Company's option, all of the shares of Ventures at any time at a purchase price equal to the shareholders' cost of those shares, which cost, as noted, is nominal. The directors have no interest in Ventures or Mael other than their shareholdings in Ventures. Any funding or other consideration to complete the acquisition of Mael and required by Ventures has been provided by the Company. The total cost of the acquisition of Mael is US$30,000,000, which was subsequently renegotiated by Red Glove A. V. V. ("Red Glove") and Ventures as hereinafter more particularly described. All amounts paid have been treated as inter company loans from the Company to Ventures and the assets and liabilities of Ventures have been combined with the Company on consolidation for accounting purposes. There are no future commitments except the 1,000,000 warrants to Red Glove hereinafter referred to and which expire on September 5, 2003.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

15. COMMITMENTS AND CONTINGENCIES (CONTINUED)

       CALL AGREEMENT (CONTINUED)

       It is not the individual directors but Ventures which indirectly purchased and indirectly owns, as its sole material asset, all of the outstanding shares of Mael. That interest was acquired through an acquisition agreement dated February 14, 1997. The acquisition of Mael was structured as a purchase by Ventures of all 1,200 of the outstanding shares of Stay Management Ltd. ("Stay") from Red Glove. Stay owns all 50,000 of the outstanding shares of Mael, and, at the time of purchase, both Stay and Red Glove were independent and arm's length from the Company and Ventures. Mael is therefore wholly owned and controlled by Stay, which is a simple holding company wholly owned and controlled by Ventures. Ventures is controlled by the Company through the application of the Call Agreement. The directors of Stay and Mael are nominee directors only who sit at the request of Ventures, and indirectly the Company. Mael and its assets are therefore subject to the ultimate control and direction of the Company. As nominee directors, taking direction from the Company, the directors of Stay and Mael would have no independent authority to direct the business and affairs of Mael or to transfer, directly or indirectly, in whole or in part, any interest in Mael. At all times, the Company's and Ventures' relationship with Red Glove has remained arm's length.

       The cost of acquiring the shares of Stay was initially US$30,000,000, of which the Company paid US$6,500,000 (CDN$9,100,000) as of December 31, 1998. Effective April 30, 1999, Ventures and Red Glove, through arm's length negotiation, agreed to reduce the remaining portion of the purchase price from US$23,500,000 to US$10,000,000 plus 5,000,000 warrants to purchase common shares of the Company at a price of US$2.00 per share. No value was attributed to the warrants for the purposes of the acquisition transaction. The Company required that Red Glove modify the purchase price as consideration for the Company to continue the transaction. Absent such modification, the Company had the option to terminate the acquisition without obligation to make further payments in excess of the initial US$6,500,000 payment. Consequently, April 30, 1999 was determined to be the date the Company was obligated to complete the purchase for the revised consideration noted above. The price of the warrants, being US$2.00 per warrant, was settled by arm's length negotiation with Red Glove at the time of renegotiation. The warrants had staggered expiry dates and, as of December 31, 2002, 4,000,000 of the warrants have expired and 1,000,000 remained outstanding. The remaining 1,000,000 warrants will expire on September 5, 2003, unless otherwise exercised. During 1999 and 2000, the US$10,000,000 was fully paid through the Company's issuance of its common shares, valued at the average closing sales price on the American Stock Exchange for the 30 day period immediately preceding the issuance of the shares, and by cash of US$250,000 (CDN$364,000). The shares were issued in several tranches during the period commencing December 9, 1998 and ending June 9, 2000. A total of 8,034,445 shares were issued having an aggregate value of US$9,837,534 (Cdn. $14,463,784). The amount of the final tranche includes a negotiated amount paid to Red Glove in compensation for costs incurred in the renegotiation, as a result of which the amount paid, by cash and by issuance of shares, slightly exceeds US$10,000,000. These payments have been capitalized as part of the Las Cristinas property cost.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

15. COMMITMENTS AND CONTINGENCIES (CONTINUED)

       CALL AGREEMENT (CONTINUED)

       The Call Agreement contains a call right which is irrevocable and unconditional for the benefit of the Company unless, prior to its exercise, a person together with any parties acting jointly or in concert with such person acquires 20% or more of the Company's outstanding voting shares without the approval of the Company's Board of Directors. In such an event, the call right will be terminated and Ventures and its shareholders will be required to dispose of the investment in Mael in a commercially reasonable manner with a view to maximizing the proceeds of such a disposition. The net proceeds of disposition, whether represented by cash or securities, would be distributed after payment of liabilities to those persons who were shareholders of the Company immediately prior to the 20% ownership threshold being surpassed, rather than to the two directors of the Company in their capacity as Ventures' shareholders. There are no material liabilities which would need to be repaid to the directors or shareholders of Ventures or to any parties other than the Company which funded the Mael transactions. Under the Call Agreement, the Company has the right to vote the shares of Ventures. The Call Agreement, in conjunction with a rights plan approved by the Company's shareholders, was designed to give adequate time for the Company's shareholders to assess properly the merits of any bid for common shares of the Company without undue pressure, to allow competing bids to emerge and to allow the Company's directors to consider alternatives to allow shareholders to receive full and fair value for their common shares. In the event that the shares of Mael were sold, all proceeds, after payment of costs related to the sale, would be payable to the Company.

       COMMODITY DERIVATIVE CONTRACTS

       At December 31, 2002, the Company had fixed forward contracts outstanding as follows:
                                   2003         2004         2005        2006
                                 -------      -------      -------      -------

Ounces                            77,598       82,608       42,430       39,996
Average price (US$ per oz.)      $   300      $   300      $   305      $   310
===============================================================================

       Written call options are contracts in which the writer, for a fee (premium), sells the purchaser the right, but not the obligation, to buy on a specific future date a stipulated quantity of gold at a predetermined price. At December 31, 2002, the Company had written call options outstanding as follows:


                                  2003         2004         2005         2006
                                --------     --------     --------     --------

Ounces                            60,852      115,456       50,932        2,000
Average price (US$ per oz.)     $    295     $    306     $    303     $    348
===============================================================================

       Gold production for the years ended December 31, 2002, 2001 and 2000 was 94,623; 109,647 and 95,563 ounces, respectively.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

15. COMMITMENTS AND CONTINGENCIES (CONTINUED)

       FAIR VALUE OF DERIVATIVE FINANCIAL INSTRUMENTS

       Fair values of financial instruments, including fixed forward contracts and written call options are determined based on estimates using net present value, Black-Scholes and other valuation techniques. The estimates are significantly affected by the assumptions used including current market and contractual prices of the underlying instruments, as well as time value, and by yield curve and volatility factors underlying the positions.

       For the years ended December 31, 2002 and 2001, the Company recorded a loss of $34,187,017 and $4,119,293, respectively, and a gain of $9,894,115 for the year ended December 31, 2000, in marking its portfolio of written call options and fixed forward contracts to market. These gains and losses are included in non-hedge derivative (loss) gain in the statement of operations.

       The balance sheet carrying amounts for cash and cash equivalents, accounts receivable, marketable securities, accounts payable and accrued liabilities and long-term debt approximate fair value.

       LEASE AGREEMENTS

       The Company has entered into various operating lease agreements which expire over a period of five years. Total rent expense charged to operations under these agreements was $175,066 (2001 - $111,724; 2000 - $94,982).

       Minimum lease payments under operating leases in effect through 2007 are as follows:

       2003                                                $  188,712
       2004                                                   188,712
       2005                                                   119,537
       2006                                                    81,706
       2007                                                    27,235
      ----------------------------------------------------------------
                                                           $  605,902
      ================================================================

       LETTER OF CREDIT AND PERFORMANCE BOND

       One of the Company's subsidiaries has outstanding a US$1,500,000 letter of credit in connection with its environmental remediation plans.

       Subsequent to December 31, 2002, the Company deposited with the Venezuelan Government a performance bond in the amount of US$4,750,000 in connection with its agreement with the CVG.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

15. COMMITMENTS AND CONTINGENCIES (CONTINUED)

       LAS CRISTINAS PROPERTIES

       The rights of Crystallex to develop the Las Cristinas deposits are derived from the agreement between the Company and the CVG (Note 7). The rights to develop the Las Cristinas deposits have been subject to various legal proceedings. Crystallex cannot predict the outcome of the various legal actions and cannot provide assurance that any legal challenge by the third parties will not impact its right to develop the deposits granted by the CVG pursuant to the agreement.

       The agreement does not transfer any property ownership rights to Crystallex (Note 7) and the right to develop the deposits is contingent upon the Company continuing to meet its ongoing obligations under the agreement; principally, the Company is to:

       o make all investment and complete all works necessary to exploit the mineral resources,

       o present to the CVG for approval by September 17, 2003 a feasibility study, together with an investment and financing plan to support the feasibility study,

       o present to the CVG for approval, life of mine, annual production plans and annual production commitments,

       o commence production by May 2004; such start may be extended in the event permitting delays are encountered,

       o pay a royalty and exploitation tax, as set out in the agreement, based on the value of gross monthly gold production,

       o provide for certain social programs and for the employment, training and technical assistance to small miners,

       o supply performance bonds related to the development and environmental obligations,

       o bear all costs relating to a technical liaison office to be created by the CVG

       In addition, rights under the agreement are limited to gold. The agreement does not explicity grant any rights to the Company in relation to the exploitation of copper; however, it does provide for rights on terms to be negotiated with the CVG. No assurance can be given that the Company will be successful in negotiating an agreement for the copper rights.

       Although the agreement grants certain rights to the Company to develop the deposits, the ultimate development will require significant financial resources requiring the Company to raise project financing, debt and equity. There is no assurance that sufficient additional financing will be available to Crystallex and failure to obtain such financing could result in delays or indefinite postponement which could lead to a default under the agreement.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

16. RISK MANAGEMENT

       Currency risk

       The Company is exposed to currency risk as certain of its purchases are denominated in foreign currency. Unfavourable changes in the applicable exchange rate may result in a decrease or increase in foreign exchange gains or losses. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

       Credit and market risk

       The Company enters into financial agreements (financial instruments) with major international banks and other international financial institutions in order to manage underlying revenue and future cash flow exposures arising from commodity prices. Financial instruments, which subject the Company to market risk and concentrations of credit risk, consist primarily of cash, accounts receivable, securities and fixed forward contracts and option contracts for metals.

       Market risk is the risk that the value of a financial instrument might be adversely affected by a change in commodity prices, interest rates, or currency exchange rates. The Company manages the market risk associated with commodity prices by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

       Credit risk is the risk that a counterparty might fail to fulfill its performance obligations under the terms of a derivative contract or accounts receivable. The Company limits the amount of credit exposure in cash and securities by placing these financial instruments in high quality securities issued by government agencies, financial institutions and major corporations and by diversifying its holdings. The Company also has concentrations of credit risk with respect to accounts receivable as large amounts of its accounts receivable are primarily concentrated amongst a small number of customers in Venezuela and Uruguay. These receivables are primarily with government banks in Venezuela and one international bank. The Company does not anticipate any losses for non-performance on these receivables. As at December 31, 2002, two customers accounted for accounts receivable greater than 10% of total accounts receivable.

       The Company is exposed to credit risk in the event of non-performance by counterparties in connection with metal forward and option contracts. The Company does not obtain any security to support financial instruments subject to credit risk but mitigates this risk by dealing only with a diverse group of financially sound counterparties and, accordingly, does not anticipate loss for non-performance. Further, the Company minimizes its credit risk in derivative instruments by entering into transactions with high-quality counterparties whose credit ratings are high and by monitoring the financial condition of its counterparties. The Company continually monitors the market risk of its activities.

       Title risk

       Title to mineral properties and mining rights involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mining properties. Although the Company has investigated title to all of its mineral properties for which it holds concessions or other mineral leases or licenses, Crystallex cannot give an assurance that title to such properties will not be challenged or impugned and cannot be certain that it will have valid title to its mining properties. The Company relies on title opinions by legal counsel who base such opinions on the laws of countries in which the Company operates.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

17. SUBSEQUENT EVENTS

       Subsequent to December 31, 2002 the Company completed the following financial transactions:

       1. On March 5, 2003 the Company closed a private placement of 2,562,500 special warrants at $1.60 per special warrant for net proceeds of $3,813,000. Each special warrant is convertible into a unit consisting of one common share and one-half of one common share purchase warrant. Each whole common share purchase warrant is exercisable for one common share, for a period of two years, at $2.00 per common share.

       2. Issuance of US$3,000,000 in non-interest bearing notes and 450,000 common share purchase warrants, each exercisable for one common share of the Company at 140% of the volume weighted average price of the Company's shares traded on the AMEX for the five trading days prior to closing. This transaction closed in tranches with gross proceeds of US$3,000,000:

                i. $1,500,000 received on March 14, 2003 ii. $1,000,000 received on May 2, 2003 iii. $500,000 received on May 15, 2003

       3. On March 22, 2003 the Company closed a private placement of 2,400,000 special warrants at $1.25 per special warrant for net proceeds of $3,000,000. Each special warrant is convertible into a unit consisting of one common share, and one-half of one common share special purpose warrant. Each whole common share special purchase warrant is exercisable for one common share, for a period of two years, at $1.60 per common share.

       4. On June 20, 2003 the Company closed a private placement of 5,500,000 special warrants at $1.25 per special warrant for net proceeds of $6,875,000. Each special warrant is convertible into a unit consisting of one common share, and one-half of one common share purchase warrant. Each whole purchase warrant entitles the holder to acquire from the Company, for a period of two years, at a price of $1.60 one additional common share.

       5. In late June, 2003, the Company, through its controlled subsidiaries, El Callao Mining Corporation and ECM (Venco) Ltd., agreed to pay an amount of US$514,755 to Corporacion Vengroup, S.A., its partner in the development of the El Callao properties in Venezuela. The payment is in settlement of distributions claimed by Vengroup under the shareholder agreement governing the relationship of the parties, as amended, as a result of operations at the El Callao properties during the period from 1 March 2001 to 31 March 2003. Payment is to be made in shares of Crystallex International Corporation. It is anticipated that documentation will be finalized and closing will take place in July, 2003, subject to receipt of appropriate regulatory approvals.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

       The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in Canada ("Canadian GAAP") which differ from those principles that the Company would have followed had its consolidated financial statements been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The following adjustments and/or additional disclosures would be required in order to present the financial statements in accordance with U.S. GAAP and in accordance with practices prescribed by the United States Securities and Exchange Commission.

       BASIS OF PRESENTATION

       These financial statements are the combined accounts of Crystallex International Corporation and its majority owned subsidiaries, and the accounts of Ventures (Barbados) Ltd. ("Ventures") and its wholly owned subsidiaries. Ventures (Note 15) is controlled by two directors of the Company who are also officers, and as such the financial statements for U.S. GAAP purposes have been presented as combined financial statements. Under Canadian GAAP, these financial statements are presented as consolidated financial statements.

       RESTATEMENT OF UNITED STATES GAAP FINANCIAL STATEMENTS

       The Company has amended originally filed U.S. GAAP combined financial statements to take into consideration the following three items:

       1.  The prior period adjustments made under Canadian GAAP as outlined in
           Note 3 "Prior Period Restatements" to the Company's consolidated financial statements;

       2. The accounting treatment required for convertible notes under U.S. GAAP with respect to beneficial conversion features as discussed above in paragraph 18(c).

       3. The accounting treatment under U.S. GAAP for the Las Cristinas Concessions which requires that all related expenditures be expensed as incurred until a final feasibility study has been completed as discussed in Note 18(b).

       As referred to in Note 3, in May 2003, the Company issued its consolidated financial statements which included prior period restatements referred to in (1) above. Subsequent to the issuance of those consolidated financial statements, a further restatement was identified relating to commodity derivative contracts as summarized in
       Note 3 paragraph 3(j) and 18(f) above. The effect of the further adjustments on the figures previously reported in the consolidated financial statements issued in May 2003 are reflected in the tables below and relate to the Canadian GAAP figures

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

       BALANCE SHEETS

       The impact of differences between Canadian GAAP and U.S. GAAP on the combined balance sheets is as follows:

                                                                            2002
                                   --------------------------------------------------------
                                      CANADIAN                                     U.S.
                                       GAAP            ADJUSTMENTS                 GAAP
                                   -------------      -------------           -------------
Current assets                     $  17,286,823      $      18,329 (a)       $  17,305,152
Security deposits                        208,887                 --                 208,887
Investment                               640,000            176,000 (a)             816,000
Property, plant and equipment        154,303,830       (100,481,050)(b)          53,822,780
Deferred charge                        7,765,576                 --               7,765,576
Deferred financing fees                2,162,868                 --               2,162,868
-------------------------------------------------------------------------------------------
                                   $ 182,367,984      $(100,286,721)          $  82,081,263
===========================================================================================

Current liabilities                $  36,883,252      $          --           $  36,883,252
Reclamation provision                  1,048,726                 --               1,048,726
Long-term debt                        26,206,277          1,130,720 (c)          27,336,997
Deferred credit                       35,001,677                 --              35,001,677
Minority interest                        143,517                 --                 143,517
Shareholders' equity                  83,084,535       (101,417,441)            (18,332,906)
-------------------------------------------------------------------------------------------
                                   $ 182,367,984      $(100,286,721)          $  82,081,263
===========================================================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

       BALANCE SHEETS (CONTINUED)

                                                            2001
                                   ----------------------------------------------------------
                                     Canadian                                      U.S.
                                       GAAP             Adjustments                GAAP
                                   -------------       -------------          ---------------
                                                                              (As restated -
                                                                              see Note 18(g))
Current assets                     $  31,942,521       $      34,987 (a)       $  31,977,508
Security deposits                        306,218                  --                 306,218
Investment                               640,000                  --                 640,000
Property, plant and equipment        122,660,335         (57,612,231)(b)          65,048,104
Deferred charge                       10,161,956                                  10,161,956
Deferred financing fees                1,269,652                  --               1,269,652
--------------------------------------------------------------------------------------------
                                   $ 166,980,682       $ (57,577,244)          $ 109,403,438
============================================================================================

Current liabilities                $  22,680,866       $          --           $  22,680,866
Reclamation provision                  1,137,568                  --               1,137,568
Long-term debt                        25,216,992          (2,633,639)(c)          22,583,353
Deferred charges                      14,520,283                  --              14,520,283
Minority interest                        143,517                  --                 143,517
Shareholders' equity                 103,281,456         (54,943,605)             48,337,851
--------------------------------------------------------------------------------------------
                                   $ 166,980,682       $ (57,577,244)          $ 109,403,438
============================================================================================

(i) U.S. GAAP requires segregation of accrued liabilities from accounts payable on the combined balance sheets. Under Canadian GAAP, there is no similar reporting requirement. As at December 31, 2002 and 2001, $5,086,236 and $5,327,889, respectively, would be presented as accrued liabilities.

(ii) For the purposes of reporting in accordance with U.S. GAAP, amounts referred to as contributed surplus under Canadian GAAP are referred to as additional paid in capital.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

       STATEMENT OF OPERATIONS

       The impact of the above differences between Canadian GAAP and U.S. GAAP on the loss for the year would be as follows:

                                                         2002               2001               2000
                                                     ------------       ------------       ------------
                                                                        (As restated - see Note 18(g))
Net income (loss) for the year
  per Canadian GAAP                                  $(56,459,812)      $(42,552,441)      $  4,548,860
Adjustments to mineral properties           (b)       (42,868,819)       (13,306,689)       (12,643,590)
Adjustments to mineral properties           (b)         2,134,678                 --                 --
Accretion of interest on
  convertible notes                         (c)        (2,346,126)        (1,057,605)        (2,677,699)
Fair value of employee stock
  options granted                           (d)          (404,979)        (2,129,539)        (2,447,767)
Unrealized gain on trading securities       (a)            18,329             34,987             40,558
-------------------------------------------------------------------------------------------------------
Net loss for the year per U.S. GAAP                  $(99,926,729)      $(59,011,287)      $(13,179,638)
=======================================================================================================
Net loss per share - basic and diluted               $      (1.18)      $      (0.85)      $      (0.25)
=======================================================================================================

       STATEMENT OF OPERATIONS PRESENTATION

       For U.S. GAAP purposes, the measures "Loss before other items" and Non-hedge derivative (loss) gain" are not recognized terms and would therefore not be presented. In addition, the "Operating (loss) profit" measure included within the Canadian GAAP statement of operations is not comparable to "Operating loss" per U.S. GAAP. The following table reconciles "Loss for the year" per U.S. GAAP to "Loss from operations" for U.S. GAAP.

                                                 2002               2001               2000
                                             ------------       ------------       ------------
Net loss for the year per U.S. GAAP          $(99,926,729)      $(59,011,287)      $(13,179,638)
-----------------------------------------------------------------------------------------------

Non-operating loss components Per Canadian GAAP:
    Interest on long-term debt                  2,975,243          2,114,799          1,129,883
    Non-hedge derivative loss (gain)           25,191,379         (1,484,590)         6,825,314
    Interest and other income                    (378,830)          (479,637)          (727,472)
    Minority Interest                                  --           (169,800)                --
Write-down of marketable securities               210,572          2,003,338                 --
U.S. GAAP reconciling items:
  Accretion of interest on
    convertible notes                           2,346,126          1,057,605          2,677,699
  Unrealized gain on trading securities           (18,329)           (34,987)           (40,558)
-----------------------------------------------------------------------------------------------
Non-operating loss per U.S. GAAP               30,326,161          3,006,728          9,864,866
-----------------------------------------------------------------------------------------------
Loss from operations per U.S. GAAP           $(69,600,568)      $(56,004,559)      $ (3,314,772)
===============================================================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

       STATEMENTS OF CASH FLOWS

       The impact of the above differences between Canadian GAAP and U.S. GAAP on the combined statements of cash flows would be as follows:

                                                     2002                2001               2000
                                                  ------------       ------------       ------------
                                                                     (As restated - see Note 18(g))
Cash flows(used in) provided by operating
  activities, Canadian GAAP                       $ (4,450,718)      $  8,139,410       $ 11,079,748
Adjustments to mineral properties                  (37,170,359)        (9,727,705)        (2,514,947)
Adjustment for trading securities                           --                 --           (189,714)
----------------------------------------------------------------------------------------------------
Cash flows (used in) provided by
  operating activities, U.S. GAAP                  (41,621,077)        (1,588,295)         8,375,087
----------------------------------------------------------------------------------------------------

Cash flows used in investing activities,
  Canadian GAAP                                    (43,694,745)       (18,207,436)       (18,794,686)
Adjustments to mineral properties                   37,170,359          9,727,705          2,514,947
Adjustment for trading securities                           --                 --            189,714
----------------------------------------------------------------------------------------------------
Cash flows used in investing activities,
  U.S. GAAP                                         (6,524,386)        (8,479,731)       (16,090,025)
----------------------------------------------------------------------------------------------------

Cash flows provided by financing activities,
  Canadian and U.S. GAAP                            39,430,762         20,059,415          5,480,517
----------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash
  equivalents during the year                       (8,714,701)         9,991,389         (2,234,421)

Cash and cash equivalents, beginning of year        14,409,831          4,418,442          6,652,863
----------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year            $  5,695,130       $ 14,409,831       $  4,418,442
====================================================================================================

       (a) INVESTMENTS

           In accordance with Canadian GAAP, short term marketable securities are carried at the lower of aggregate cost and current market values, with unrealized losses being included in the determination of net income (loss) for the year. Long-term investment securities are carried at cost and are only written down when there has been an other than temporary decline in value. Any unrealized loss on write-down is recognized in the determination of net income (loss) for the year.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

       (a) INVESTMENTS (CONTINUED)

           Statement of Financial Accounting Standard ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities", requires that equity securities that have readily determinable fair values be classified as either available-for-sale or trading securities, and that they be reported at fair market values. For available-for-sale securities, unrealized gains or losses are to be reported as other comprehensive income, a separate component of shareholders' equity, until realized. For trading securities, unrealized gains or losses are included in the determination of net income (loss) for the year. The Company's investments classified as trading securities and available-for-sale securities is as follows:

                                                           2002
                                    -------------------------------------------------
                                                  GROSS          GROSS
                                                UNREALIZED    UNREALIZED      MARKET
                                     COST         GAIN           LOSS         VALUE
                                   --------     ----------    ----------     --------
Trading securities                 $ 89,329      $ 18,329      $     --      $107,658
Available-for-sale securities       640,000       176,000            --       816,000
-------------------------------------------------------------------------------------
                                   $729,329      $194,329      $     --      $923,658
=====================================================================================

                                                          2001
                                   --------------------------------------------------
                                              (As restated - see Note 18(g))
                                                   Gross         Gross
                                                Unrealized    Unrealized      Market
                                     Cost          Gain          Loss         Value
                                   --------     ----------    ----------     --------
Trading securities                 $235,901      $ 34,987      $     --      $270,888
Available-for-sale securities       640,000            --            --       640,000
-------------------------------------------------------------------------------------
                                   $875,901      $ 34,987      $     --      $910,888
=====================================================================================

       (b) MINERAL PROPERTIES AND EXPLORATION AND DEVELOPMENT COSTS

           Under Canadian GAAP, mineral properties, including exploration, development and acquisition costs, are carried at cost until the properties to which they relate are placed into production, sold or where management has determined there to be a permanent impairment in value.

           Under U.S. GAAP, mineral property expenditures are expensed as incurred. Once a final feasibility study has been completed however, additional costs incurred to bring the mine into production are capitalized as development costs. Costs incurred to access ore bodies identified in the current mining plan after production has commenced are considered production costs and are expensed as incurred. Costs incurred to extend production beyond those areas identified in the mining plan where additional reserves have been established are deferred as development costs until the incremental reserves are produced. Capitalized costs are amortized using the unit-of-production method over the estimated life of the ore body based on proven and probable reserves.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

       (b) MINERAL PROPERTIES AND EXPLORATION AND DEVELOPMENT COSTS (CONTINUED)

           Under Canadian GAAP, travel costs directly related to the acquisition and development of mineral properties are capitalized as a part of the underlying asset. Under U.S. GAAP, included in the mineral property adjustments for the years ended December 31, 2002, 2001 and 2000 are expenses of $502,263, $333,712 and $203,176, respectively, related thereto.

           Under Canadian GAAP, the Company did not attribute a value to the warrants in connection with the acquisition of the shares of Mael (Note 17). Under United States GAAP, a value should have been attributed to these warrants in 1999. As a result, the Company's additional paid in capital and deficit for United States GAAP purposes both increased by $2,461,905 during 2001 and 2000 and loss for the year and additional paid in capital for United States GAAP purposes both increased by $2,461,905 during 1999.

            Under Canadian GAAP, the carrying amounts of all of the Company's mineral property development costs, producing properties and related plant and equipment are reviewed and evaluated when events or changes in circumstances indicate that the carrying amount may not be recoverable. Estimated future net cash flows, on an undiscounted basis, are calculated using estimated recoverable ounces of gold (considering current proven and probable mineral reserves and mineral resources expected to be converted into mineral reserves) estimated future commodity price realization (considering historical and current prices, price trends and related factors) and, operating costs, future capital expenditures, project financing costs, reclamation costs and income taxes. Reductions in the carrying amount of property, plant and equipment, with corresponding charges to earnings, are recorded to the extent that the estimated future undiscounted net cash flows are less than the carrying amount.

            In fiscal 2002, for United States reporting purposes, the Company applied SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". In periods prior to fiscal 2002, the Company applied SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized, determined on the basis of discounted cash flows. Management's estimates of gold prices, recoverable proven and probable reserves, operating capital, and reclamation costs are subject to certain risks and uncertainties which may affect the recoverability of the Company's investment in property, plant, and equipment. Although management has made its best estimate of these factors based on current conditions, it is possible that changes could occur which could adversely affect management's estimate of the net cash flow expected to be generated from its operations.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

       (b) MINERAL PROPERTIES AND EXPLORATION AND DEVELOPMENT COSTS (CONTINUED)

           PROPERTY, PLANT AND EQUIPMENT

                                           2002                2001                 2000
                                       -------------       -------------       -------------
                                                             (As restated - see Note 18(g))
Net book value under
  Canadian GAAP                        $ 154,303,830       $ 122,660,335       $ 128,495,173
--------------------------------------------------------------------------------------------
Adjustments to mineral properties
  and, deferred exploration and
  developmental expenditures
    Las Cristinas Concessions            (78,819,620)        (41,453,364)        (37,990,368)
    Santa Elena, San Miguel and
      Carobobo Concessions                (4,182,075)         (4,197,335)         (4,182,075)
    Knob Hill Property                            --            (518,286)           (518,286)
    Mineiro Concessions                           --          (1,614,811)         (1,614,811)
    Tomi Properties                       (4,909,518)         (3,714,435)                 --
    Albino 1 Concessions                  (6,114,000)         (6,114,000)                 --
    El Callao Properties                  (6,455,837)                 --                  --
--------------------------------------------------------------------------------------------
Total adjustment                        (100,481,050)        (57,612,231)        (44,305,540)
--------------------------------------------------------------------------------------------
Net book value under U.S. GAAP         $  53,822,780       $  65,048,104       $  84,189,633
============================================================================================

           During 2002, for Canadian GAAP purposes, the Company wrote-off the costs associated with its investments in Mineiro Concessions and Knob Hill Properties. As these costs were written off for U.S. GAAP purposes prior to 2002, an adjustment for $1,614,811 and $518,286, respectively, has been made to the net book value of these properties as at December 31, 2001 and 2000.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

       (c) CONVERTIBLE NOTES

           Under Canadian GAAP, upon issuance of the convertible notes, the net proceeds received are allocated between the liability and equity components of the notes. The liability portion of the convertible notes is calculated by determining the carrying amount of the convertible notes by discounting the stream of future payments of principal at the prevailing market rate for a similar liability that does not have an associated equity component.

           Under U.S. GAAP, on issuance, the convertible notes would be recorded as a liability and then reclassified as equity only upon conversion. Further, under U.S. GAAP, the beneficial conversion feature represented by the excess of the fair value of the shares issuable on conversion of the notes, measured on the commitment date, over the amount of the proceeds to be allocated to the common shares upon conversion, would be allocated to additional paid in capital. This results in a discount on the note that is accreted as additional interest expense over the term of the note and any unamortized balance is expensed immediately upon conversion of the note. Accordingly, for U.S. GAAP purposes, for the years ended December 31, 2002, 2001 and 2000 an additional interest expense (including accretion) of $2,346,126, $1,057,605 and $2,677,699 respectively, has been recorded. The balance sheet adjustment represents the difference between the portion of the convertible debt allocated to equity under Canadian GAAP, net of accretion to date, and the portion allocated to the beneficial conversion feature under U.S. GAAP, also net of accretion to date.

       (d) STOCK-BASED COMPENSATION

           In accordance with Canadian GAAP, the Company has not recorded any expense with respect to stock options granted to employees, but rather includes additional financial statement disclosures.

           Under U.S. GAAP, the Company measures its employee stock-based awards using the fair value method as prescribed under SFAS No. 123 "Accounting for Stock-Based Compensation" and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" an amendment to SFAS No. 123.

           Under U.S. GAAP, on the date of issuance, the Company determines the fair value of the employee stock options using the Black-Scholes option pricing model. In determining the fair value of these employee stock options, the following assumptions were used:

                                           2002           2001           2000
                                        ----------     ----------     ----------

           Risk free interest rate      4.22%          3.12%          6.25%
           Expected life                3.75 YEARS        2 years        2 years
           Expected volatility            75%            83%           104%
           Expected dividends             --             --             --

           For the years ended December 31, 2002, 2001 and 2000, an expense of $404,979, $2,129,539 and $2,447,767 has been recorded with respect to the stock options granted in the year.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

       (e) COMPREHENSIVE INCOME

           SFAS No. 130 "Reporting Comprehensive Income" establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the financial statements. For the Company, the only components of comprehensive loss are the net loss for the period, and the unrealised gains and losses on the available-for-sale securities. This information is presented below.

            ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

            For U.S. GAAP, the accumulated other comprehensive income (loss) would be calculated as follows:

                                                2002             2001              2000
                                            -----------      -----------       -----------
ACCUMULATED OTHER COMPREHENSIVE
  INCOME (LOSS)
Accumulated other comprehensive loss,
  beginning of year                         $        --      $(1,339,338)      $        --
Change in market value of
  available-for-sale securities                 176,000               --        (1,339,338)
Reclassification adjustment for losses
  included in net income                             --        1,339,338                --
------------------------------------------------------------------------------------------
Accumulated other comprehensive
  income (loss), end of year                $   176,000      $        --       $(1,339,338)
==========================================================================================

           COMPREHENSIVE LOSS

           For U.S. GAAP, the comprehensive loss would be calculated as follows:

                                         2002               2001                2000
                                     ------------       ------------       ------------
COMPREHENSIVE LOSS
  Net loss for the year              $(99,926,729)      $(59,011,287)      $(13,179,638)
Change in market value of
  available-for-sale securities           176,000                 --         (1,339,338)
---------------------------------------------------------------------------------------
Comprehensive loss for the year      $(99,750,729)      $(59,011,287)      $(14,518,976)
=======================================================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

       (f) ACCOUNTING FOR COMMODITY DERIVATIVE CONTRACTS

           Written Call Options

           Under Canadian and U.S. GAAP, written call options are recognized on the balance sheet as a liability, measured at fair value with subsequent changes in the fair value of the liability are recognized in the period of change as a non-hedge derivative gain (loss) in the statement of operations.

           Previously issued consolidated financial statements, under Canadian GAAP, did not reflect the mark to market adjustment for outstanding contracts at the end of 1999, 2000 and 2001, as such contracts had not been property accounted for. As a result, management has restated the Canadian GAAP financial statements (Note 3(j)) to record the mark to market adjustment on these contracts. Consequently, no GAAP difference exists for written call options.

           Fixed forward contracts

           Previously, under Canadian GAAP, the Company had treated fixed forward contracts as transactions qualifying as hedges for accounting purposes. Upon re-examination, it has been determined that certain restructuring transactions with its counterparty that modified the forward contracts prior to their maturity resulting in a reassessment of hedge designation and effectiveness. Consequently, for Canadian GAAP purposes, the Company has redesignated its forward contracts as trading activity and accordingly has recorded the estimated fair values of these contracts on the balance sheets and related mark to market adjustments for changes in estimated fair values in the statements of operations as non-hedge derivative (loss) gain. Mining revenue has also been restated to reclassify settlement gains and losses on forward contracts as non-hedge derivative (loss) gain.

           Previously, for the purposes of U.S. GAAP, the Company had treated fixed forward contracts as transactions eligible for the normal purchases and sales exemption, which requires, amongst other things, physical delivery of the gold in satisfaction of the contract. Upon re-examination, it has been determined that the delivery of amounts in Venezuela have been satisfied by physical delivery to the Central Bank rather than directly to the counterparty. In addition, certain restructuring transactions with the counterparty that modified the forward contracts prior to their maturity, have indicated that the characterization of forward contracts as settled by physical delivery was not necessarily the method of settlement of all forward contracts. As a result the Company, for the purposes of U.S. GAAP, has redesignated the forward contracts as trading activity, and reflected the changes in the market value of these contracts in income in accordance with SFAS 133.

           In summary, fixed forward contracts were previously reported as qualifying for hedge accounting under Canadian GAAP and as transactions eligible for normal purchases and sales exemption under U.S. GAAP, resulting in no GAAP difference. In these restated consolidated financial statements, fixed forward contracts are being treated as trading activity under both Canadian and U.S. GAAP and consequently no GAAP difference exists.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

       (g) RECENT ACCOUNTING PRONOUNCEMENTS

            In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that results from the acquisition, construction, development and (or) the normal operation of a long-lived assets, except for certain obligation of leasees. SFAS 143 amends SFAS 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies", and requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, and the entity capitalizes the cost by increasing the carrying amount of the related long-lived assets. Over time, the liability is accreted to its present value each period, and the capitalized cost is amortized over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement,. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002 with earlier application encourages. The Company has not yet determined the impact of this Statement on its financial statements.

           In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). This pronouncement is effective for exit or disposal activities that are initiated after December 31, 2002 and requires these costs to be recognized when the liability is incurred and not at project initiation. The Company is reviewing the provisions of SFAS 146, but has not yet determined the impact of SFAS 146 on its financial statements.

           In November 2002, the FASB issued FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"), which requires elaborating on the disclosures that must be made by a guarantor in financial statements about its obligations under certain guarantees. It also requires that a guarantor recognize, at the inception of certain types of guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements of FIN 45 are effective for financial statements issued after December 15, 2002, and have been considered in the presentation of the accompanying combined financial statements. The recognition requirements of FIN 45 are applicable for guarantees issued or modified after December 31, 2002. The Company has not yet determined the effect, if any, the recognition requirement for guarantees issued or modified after December 31, 2002 will have on its business, results of operations and financial condition.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

       (g) RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

           In January 2003, the FASB issued FIN 46 - "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 clarifies the application of Accounting Research Bulletin No. 51 - Consolidated Financial Statements to those entities defined as "Variable Interest Entities" (more commonly referred to as special purpose entities) in which equity investors do not have the characteristics of "controlling financial interest" or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 applies immediately to all Variable Interest Entities created after January 31, 2003 and by the beginning of the first interim or annual reporting period commencing after June 15, 2003 for Variable Interest Entities created prior to February 1, 2003. The Company does not conduct any transaction through special purposes entities and does not expect the FIN 46 to have an impact on its financial statements.

           In April 2003, the FASB issued SFAS No. 149, "Amendment of SFAS No. 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"). The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. In particular, it (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS 133, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying to conform it to the language used in FASB Interpretation No. 45, Guarantor Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others and (4) amends certain other existing pronouncements. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. The provisions of SFAS 149 that relate to SFAS 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. SFAS 149 should be applied prospectively. SFAS 149 is required to be adopted by the Company on July 1, 2003. The Company has not yet determined the impact of SFAS 149 on its financial statements.

           In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 modifies the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The Statement requires that those instruments be classified as liabilities in statements of financial position.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

       (g) RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

           SFAS 150 affects an issuer's accounting for three types of freestanding financial instruments, namely:

            o mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets.

            o Instruments, other than outstanding shares, that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. These instruments include put options and forward purchase contracts.

            o obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares.

            SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company is currently evaluating the impact of SFAS 150 on its results of operations and financial position.

            In 2002, the CICA Handbook Sections 3063 - "Impairment of Long Lived Assets" and 3475 - "Disposal of Long Lived Assets and Discontinued Operations" were amended to harmonize with SFAS 144. The standards will require an impairment loss to be recognized when the carrying amount of an asset held for use exceeds the sum of the undiscounted cash flows. The impairment loss would be measured as the amount by which the carrying amount exceeds the fair value of the asset. An asset held for sale is to be measured at the lower of carrying cost or fair value less cost to sell. In addition, this guidance broadens the concept of a discontinued operation and eliminates the ability to accrue operating losses expected between the measurement date and the disposal date. Section 3063 is effective for fiscal years beginning on or after April 1, 2003 and Section 3475 applies to disposal activities initiated by an enterprise's commitment to a plan on or after May 1, 2003. The sections will be applied prospectively with early adoption encouraged.

            In 2002, the Accounting Standards Board of the CICA issued Accounting Guideline No. 13 - "Hedging Relationships" that increases the documentation, designation and effectiveness criteria to achieve hedge accounting. The guidelines require the discontinuance of hedge accounting for hedging relationships established that do not meet the conditions at the date it is first applied. It does not change the method of accounting for derivatives in hedging relationships, but required fair value accounting for derivatives that do not qualify for hedge accounting. The new guideline is applicable for fiscal years commencing July 1, 2003. The Company is evaluating the impact this standard might have on its results of operations and financial position.

           In 2003, the Accounting Standards Board of the CICA issued Accounting Guideline No. 14 - "Disclosure of Guarantees". The guideline requires the disclosure of guarantees including indemnification pursuant to contractual arrangement. This guideline is consistent with FIN 45 described above.

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN CANADIAN DOLLARS)

-------------------------------------------------------------------------------------------------
                                                                                Restated - Note 2
                                                        JUNE 30, 2003           December 31, 2002
                                                        -------------           -----------------
ASSETS
CURRENT
  Cash and cash equivalents                             $   5,951,864             $   5,695,130
  Accounts receivable                                       4,160,536                 2,332,437
  Production inventories (Note 4)                           7,009,261                 8,544,920
  Supplies inventory and prepaid expenses                   1,604,566                   536,843
  Investments                                                  67,971                    89,329
  Due from related parties                                    203,223                    88,164
-----------------------------------------------------------------------------------------------
                                                           18,997,421                17,286,823
SECURITY DEPOSITS                                             180,179                   208,887
INVESTMENT                                                    259,350                   640,000
PROPERTY, PLANT AND EQUIPMENT (Note 5)                    156,221,176               154,303,830
DEFERRED CHARGE                                               545,172                 7,765,576
DEFERRED FINANCING FEES                                     1,744,316                 2,162,868
-----------------------------------------------------------------------------------------------
TOTAL ASSETS                                            $ 177,947,614             $ 182,367,984
===============================================================================================

LIABILITIES
CURRENT
  Accounts payable and accrued liabilities              $  12,483,874             $  17,385,724
  Due to related parties                                      141,579                   245,925
  Current portion of deferred credit                        9,683,701                11,401,347
  Current portion of long-term debt (Note 7)                  976,964                 7,850,256
  Promissory note (Note 6)                                  4,330,900                        --
-----------------------------------------------------------------------------------------------
                                                           27,617,018                36,883,252
RECLAMATION PROVISION                                       1,073,892                 1,048,726
LONG-TERM DEBT (Note 7)                                    14,202,833                26,206,277
DEFERRED CREDIT                                            19,705,030                35,001,677
-----------------------------------------------------------------------------------------------
                                                           62,598,773                99,139,932
-----------------------------------------------------------------------------------------------
MINORITY INTEREST                                             143,517                   143,517
-----------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 8)                                    217,266,195               193,349,000
SPECIAL WARRANTS (Note 8)                                   7,697,957                 4,557,450
EQUITY COMPONENT OF CONVERTIBLE NOTES                       1,155,598                 3,878,322
CONTRIBUTED SURPLUS                                        11,766,839                 5,801,535
DEFICIT                                                  (122,681,265)             (124,501,772)
-----------------------------------------------------------------------------------------------
                                                          115,205,324                83,084,535
-----------------------------------------------------------------------------------------------
                                                        $ 177,947,614             $ 182,367,984
===============================================================================================

"Marc J. Oppenheimer", Director                    "David I. Matheson", Director

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN CANADIAN DOLLARS)

-----------------------------------------------------------------------------------------------------------------------------
                                         SIX MONTH             Six Month            Three Month            Three Month
                                        PERIOD ENDED          Period Ended          Period Ended           Period Ended
                                        JUNE 30, 2003         June 30, 2002         June 30, 2003          June 30, 2002
                                        -------------     ----------------------    -------------     ----------------------
                                                          (as restated - Note 3)                      (as restated - Note 3)
MINING REVENUE                          $  23,099,830         $  24,059,262         $  11,653,898         $  13,310,051
-----------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
  Operations                               18,547,673            21,247,272             9,476,713            11,978,899
  Amortization                              4,881,282             4,639,722             2,459,737             2,314,374
  Depletion                                 1,119,500               856,403               747,677               380,386
-----------------------------------------------------------------------------------------------------------------------
                                           24,548,455            26,743,397            12,684,127            14,673,659
-----------------------------------------------------------------------------------------------------------------------
OPERATING LOSS                             (1,448,625)           (2,684,135)           (1,030,229)           (1,363,608)
-----------------------------------------------------------------------------------------------------------------------

EXPENSES
  Amortization                                  9,106                36,529                 5,001                23,565
  Interest on long-term debt                  881,224             1,028,242               196,618               615,044
  General and administrative                5,343,849             3,391,897             2,099,419             1,722,977
-----------------------------------------------------------------------------------------------------------------------
                                            6,234,179             4,456,668             2,301,038             2,361,586
-----------------------------------------------------------------------------------------------------------------------

NON-HEDGE DERIVATIVE GAIN (LOSS)            6,602,278           (19,068,876)           (1,958,371)           (5,279,089)
-----------------------------------------------------------------------------------------------------------------------

LOSS BEFORE OTHER ITEMS                    (1,080,526)          (26,209,679)           (5,289,638)           (9,004,283)
-----------------------------------------------------------------------------------------------------------------------

OTHER ITEMS
  Interest and other income                    28,993               154,752                 3,616                76,060
  Foreign exchange                          2,994,781               136,313               395,043                40,588
  Loss on marketable securities                (1,434)                   --                (1,434)                   --
  Write-down of marketable securities        (121,307)                   --               (19,950)                   --
-----------------------------------------------------------------------------------------------------------------------
                                            2,901,033               291,065               377,275               116,648
-----------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) FOR THE PERIOD        $   1,820,507         $ (25,918,614)        $  (4,912,363)        $  (8,887,635)
=======================================================================================================================

NET INCOME (LOSS) PER SHARE
   Basic                                $        0.02         $       (0.32)        $       (0.05)        $       (0.11)
   Diluted                              $        0.02         $       (0.32)        $       (0.05)        $       (0.11)
=======================================================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
   Basic                                   96,482,325            81,213,530           100,559,991            82,053,021
   Diluted                                 98,387,799            81,213,530           100,559,991            82,053,021
=======================================================================================================================

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN CANADIAN DOLLARS)

-----------------------------------------------------------------------------------------------------------------------------------
                                                       SIX MONTH           Six Month          Three Month        Three Month
                                                      PERIOD ENDED        Period Ended        Period Ended       Period Ended
                                                          2003                2002                2003               2002
                                                      ------------   ----------------------   ------------   ----------------------
                                                                     (as restated - Note 3)                  (as restated - Note 3)

CASH FLOWS FROM OPERATING ACTIVITIES
Income (loss) for the period                          $  1,820,507        $(25,918,614)       $ (4,912,363)      $ (8,887,635)
Adjustments to reconcile income to net cash
   used in operating activities:
   Amortization and depletion                            6,009,888           5,532,654           3,212,415          2,718,325
   Consulting fee                                          445,380                  --             445,380                 --
   Foreign exchange                                     (2,994,781)           (136,313)           (395,043)           (40,588)
   Interest on long-term debt                                   --             366,014                  --            318,717
   Loss on Securities                                        1,434                  --               1,434                 --
   Management fees                                          42,098              56,250                  --             56,250
   Non-hedge derivative loss (gain)                     (6,109,649)         17,339,163           4,359,213          3,198,404
   Reclamation provision                                   107,999            (154,858)              5,942            (81,376)
  Write-down of marketable securities                      121,307                  --              19,950                 --

Changes in other operating assets and liabilities,
   (Increase) decrease in accounts receivable           (2,044,369)         (1,089,915)         (2,044,369)        (1,228,887)
   (Increase) decrease in inventories                      914,970            (338,732)          1,741,428            815,639
   (Increase ) decrease in deposits and
    prepaid expenses                                    (1,142,386)          1,463,998              18,923          2,029,670
   (Increase) decrease in due from related parties        (571,224)            (50,584)           (118,169)           (36,942)
    Increase (decrease) in accounts payable and
    accrued liabilities                                 (3,943,433)         (5,772,434)         (2,675,945)        (3,334,074)
    Decrease in due to related parties                   2,216,993            (189,879)            127,437            (90,940)
    Increase (decrease ) in deferred credit               (573,601)            354,850                  --                 --
-----------------------------------------------------------------------------------------------------------------------------
                                                        (5,698,867)         (8,538,400)           (213,767)        (4,563,437)
-----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property, plant and equipment            (7,927,234)         (3,410,661)         (5,227,900)        (1,484,865)
   Security deposits                                        28,708              77,942               8,281             37,556
   Proceeds on sale of marketable securities               279,267                  --             279,267                 --
   Purchase of marketable securities                            --             (64,000)                 --                 --
-----------------------------------------------------------------------------------------------------------------------------
                                                        (7,619,259)         (3,396,719)         (4,940,352)        (1,447,309)
-----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of capital share for cash                    1,531,159           1,366,681           1,531,159            443,292
   Special warrants                                     12,975,476                  --           9,192,476                 --
   Debt borrowings                                       5,244,370           4,594,200           3,019,120          4,594,200
   Debt repayments                                      (5,052,110)           (536,160)         (5,027,110)          (116,595)
   Deferred financing fees                              (1,124,035)                 --            (795,553)                --
-----------------------------------------------------------------------------------------------------------------------------
                                                        13,574,860           5,424,721           7,920,092          4,920,897
-----------------------------------------------------------------------------------------------------------------------------

DECREASE IN CASH AND
  CASH EQUIVALENTS                                         256,734          (6,510,398)          2,765,973           (1,089,849)
CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                    5,695,130          14,409,831           3,185,891            8,989,282
-------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                       $  5,951,864        $  7,899,433        $  5,951,864         $  7,899,433
===============================================================================================================================

Supplemental disclosure with respect to cash flows (Note 9)

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
SIX MONTHS ENDED JUNE 30, 2003
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN CANADIAN DOLLARS)

-----------------------------------------------------------------------------------------------------------------


                                                                         Number of
                                                Number                    Special                   Number of
                                              of Shares       Amount      Warrants       Amount      Warrants
                                             -----------  -------------  ----------   -----------   ----------
Balance at December 31, 2001                  79,347,194  $ 165,350,568          --   $        --   10,978,272
 Shares issued on exercise of options          1,104,500      1,615,650          --            --           --
 Shares issued on conversion of warrants       2,495,125      6,251,422          --            --   (2,495,125)
 Shares issued for management fees                42,612        110,955          --            --           --
 Shares issued for mineral property              282,554        873,182          --            --           --
 Shares issued for bank loan                     677,711      1,714,609          --            --           --
 Shares issued for finders fee                    35,430         78,655          --            --           --
 Shares issued on conversion of notes          7,737,152     17,353,959          --            --           --
 Special warrants issued for cash                     --             --   2,252,500     4,557,450           --
 Warrants issue with convertible notes                --             --          --            --    3,195,023
 Equity component of convertible notes                --             --          --            --           --
 Net loss for the year                                --             --
-----------------------------------------------------------------------------------------------------------------

Balance at December 31, 2002                  91,722,278    193,349,000   2,252,500     4,557,450   11,678,170
 Shares issued on conversion of warrants         750,000      1,531,159          --            --     (750,000)
 Shares issued for management fees                18,495         42,098          --            --           --
 Shares issued for consulting fee                300,000        445,380          --            --           --
 Shares issued for finders fee                    32,104         78,976          --            --           --
 Shares issued for bank loan                   2,629,308      2,978,401          --            --           --
 Shares issued on conversion of notes         11,293,258     14,283,731          --            --           --
 Conversion of special warrants                2,252,500      4,557,450  (2,252,500)   (4,557,450)          --
 Special warrants issued for cash                     --             --  10,462,500     7,697,957    5,231,250
 Warrants issued with consulting fee                  --             --          --            --    1,000,000
 Warrants issued with promissory notes                --             --          --            --      450,000
 Net income for the period                            --             --          --            --           --
-----------------------------------------------------------------------------------------------------------------
Balance at June 30, 2003                     108,997,943  $ 217,266,195  10,462,500   $ 7,697,957   17,609,420
=================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                                 Equity
                                                                               Component
                                                                                   of
                                             Contributed                      Convertible
                                                Surplus         Deficit          Notes           Total
                                             ------------   --------------    ------------   -------------
Balance at December 31, 2001                  $ 4,415,546   $  (68,041,960)   $  1,557,302   $ 103,281,456
 Shares issued on exercise of options                  --               --              --       1,615,650
 Shares issued on conversion of warrants         (572,804)              --              --       5,678,618
 Shares issued for management fees                     --               --              --         110,955
 Shares issued for mineral property                    --               --              --         873,182
 Shares issued for bank loan                           --                                        1,714,609
 Shares issued for finders fee                         --               --              --          78,655
 Shares issued on conversion of notes                  --               --      (1,557,302)     15,796,657
 Special warrants issued for cash                      --               --              --              --
 Warrants issue with convertible notes          1,958,793               --              --       1,958,793
 Equity component of convertible notes                 --               --       3,878,322       3,878,322
 Net loss for the year                                         (56,459,812)             --     (56,459,812)
----------------------------------------------------------------------------------------------------------

Balance at December 31, 2002                    5,801,535     (124,501,772)      3,878,322      83,084,535
 Shares issued on conversion of warrants         (241,261)              --              --       1,289,898
 Shares issued for management fees                     --               --              --          42,098
 Shares issued for consulting fee                      --               --              --         445,380
 Shares issued for finders fee                         --               --              --          78,976
 Shares issued for bank loan                           --               --              --       2,978,401
 Shares issued on conversion of notes                  --               --      (2,722,724)     11,561,007
 Conversion of special warrants                        --               --              --              --
 Special warrants issued for cash               5,277,519               --              --      12,975,476
 Warrants issued with consulting fee              687,785               --              --         687,785
 Warrants issued with promissory notes            241,261               --              --         241,261
 Net income for the period                             --        1,820,507              --       1,820,507
----------------------------------------------------------------------------------------------------------
Balance at June 30, 2003                     $ 11,766,839   $ (122,681,265)   $  1,155,598   $ 115,205,324
==========================================================================================================

1. NATURE OF OPERATIONS

       Crystallex International Corporation ("Crystallex" or "the Company") is engaged in the production of gold and related activities including exploration, development mining and processing. These activities are conducted primarily in Venezuela and Uruguay.

2. SIGNIFICANT ACCOUNTING POLICIES

       The unaudited interim period consolidated financial statements of Crystallex have been prepared in accordance with Canadian generally accepted accounting principles. The preparation of the consolidated financial statements is based on the accounting policies and practices consistent with those used in the preparation of the Company's annual consolidated financial statements as at December 31, 2002 and for the year then ended. These unaudited interim period consolidated financial statements should be read together with the audited annual consolidated financial statements and the accompanying notes thereto.

       The Company's consolidated financial statements for the year ended December 31, 2002 and the six month period ended June 30, 2002 have been restated from the amounts previously reported to give effect to various adjustments and accounting changes described in Note 3.

3. PRIOR PERIOD RESTATEMENT

       The following summarizes adjustments made to previously reported amounts:

                                                                            2002
                                                                   ------------

Deficit, January 1, 2002,
  as originally reported                                           ($21,361,808)

Restatements
   Included in consolidate financial statements
    previously issued in May 2003:
      Reduction to plant and equipment (a)                          (16,292,449)
      Reduction to mineral properties (b)                           (19,746,087)
      Understatement of expenses (c)                                   (102,363)
      Foreign exchange conversion loss (d)                           (2,780,352)
      Gold loan conversion (e)                                       (1,529,364)
      Minority interest (f)                                            (704,643)
      Write-down of investment (g)                                   (2,003,338)
      Reversal of capitalized costs (h)                              (1,188,225)
      Other                                                            (204,370)
Further restatements:
  Commodity derivative contracts (i)                                 (2,128,961)
--------------------------------------------------------------------------------
Deficit, January 1, 2002,
  as restated                                                      ($68,041,960)
================================================================================

       The above restatements, together with additional adjustments made by management subsequent to the release of the consolidated financial statements as at June 30, 2002 and for the six months then ended, had the following effect on net loss and earnings per share, as previously reported:

                                                                            2002
                                                                   ------------

Net loss, as originally reported                                   $ (4,404,159)
Restatements
    Commodity derivative contracts (i)                              (18,328,933)
    Minority interest (f)                                            (1,392,382)
    Plant and equipment (a)                                          (1,793,140)
                                                                   ------------
Net loss, as restated                                              $(25,918,614)
===============================================================================

Earnings per share, basic and diluted,
  as previously reported                                           $      (0.05)
Per share effect of above noted net income
  restatements                                                            (0.27)
-------------------------------------------------------------------------------
Earnings per share, basic and diluted,
  as restated                                                      $      (0.32)
===============================================================================

       (A) WRITE DOWN OF PLANT AND EQUIPMENT

           The Company's Uruguay mill assets had previously been amortized over a 20 year period and its mine equipment had been amortized over a 10 year period. These amortization periods exceeded life of mine estimates at the date of acquisition in 1998, estimated at 5 to 7 years. This has resulted in a cumulative adjustment which reduced the net carrying value of property, plant and equipment and increased the opening January 1, 2002 deficit by $11,036,760. As a result of this restatement, an additional amortization expense of $1,793,140 has been recorded by management in the statement of operations for the six months ended June 30, 2002.

           Management further concluded that the carrying values of its Venezuelan Albino project property, plant and equipment assets were overstated based upon a recoverability analysis using assumptions and information existing as at December 31, 2001 including information that certain tools, equipment and supplies would have to be purchased because of vandalism and theft. This has resulted in a cumulative adjustment which increased the opening January 1, 2002 deficit by $5,255,689.

       (B) WRITE DOWN OF MINERAL PROPERTY

           As a result of detailed formal life of mine analyses for each of the Company's mineral properties, management concluded that the undiscounted cash flows from ongoing operations at the Company's Venezuelan Tomi and Albino properties, determined using assumptions existing at December 31, 2001, were insufficient to support the recovery of the respective carrying values. This restatement resulted in a reduction in the carrying values of the two mineral properties and increased the opening January 1, 2002 deficit by $19,746,087.

       (C) MISSTATEMENT OF EXPENSES

           Management noted that certain expenses incurred by the Company had not been reflected within the financial statements in the year in which the underlying transaction occurred. This restatement resulted in an increase to the opening January 1, 2002 deficit of $102,363.

       (D) FOREIGN EXCHANGE CONVERSION GAIN (LOSS)

           Upon review of the Company's foreign subsidiaries management confirmed that each of the Company's majority owned subsidiaries were fully integrated foreign operations with their parent throughout the reporting period. Accordingly, from the date of acquisition, each of these subsidiaries should be translated into Canadian dollars using the temporal method. In the prior years the Company accounted for its Minera San Gregorio S.A. (Stel BVI Inc.) and Bolivar Goldfields A.V.V. subsidiaries as being self sustaining operations. Accordingly, the total adjustment required to reflect the appropriate foreign exchange translation, since their respective acquisitions, was to reduce the previously reported Cumulative Translation Account ("CTA"). This restatement resulted in an increase to the opening January 1, 2002 deficit of $2,780,352.

       (E) GOLD LOAN CONVERSION

           During fiscal 2001, the Company converted their gold loan into a cash loan. Upon settlement, management recorded a gain in excess of the amount that should have been recorded. This restatement increased the long-term debt payable, and increased the opening January 1, 2002 deficit by $1,529,364, respectively.

       (F) MINORITY INTEREST

           During fiscal 2001, upon the acquisition of the 79.4% interest in El Callao, the Company reflected the acquisition using purchase accounting. Upon review, management has revised their purchase equation, resulting in a restatement to the amount allocated to the minority interest of $8,738,994. The effect of this restatements resulted in a net increase to the opening January 1, 2002 deficit of $704,643.

           As a result of this restatement, during the six month period ended June 30, 2002, a net increase of $1,392,382 in the previously reported loss.

       (G) WRITE-DOWN OF INVESTMENTS

           During 2001 management deemed the decline in the market value of the shares in a long term investment to be other than temporary. Although the market value declined below the carrying value of the investment, management had not reflected this permanent impairment in the financial statements. This restatement resulted in an increase to the opening January 1, 2002 deficit of $2,003,338.

       (H) REVERSAL OF CAPITALIZED COSTS

           During fiscal 2001 the Company inappropriately capitalized amounts to mineral properties that should have been charged to the statement of operations. This restatement resulted in a reduction to property, plant and equipment and an increase to the opening January 1, 2002 deficit of $1,188,225

       (I) COMMODITY DERIVATIVE CONTRACT

           Written call options

           Management has reclassified premiums received, previously reported in revenue, as a liability (deferred credit) on the balance sheet and has recorded the mark to market adjustments to the recorded liabilities for options outstanding at the end of each year. The change in fair value of the liability has been recorded as a non-hedge derivative (loss) gain.

           Fixed forward contracts

           Management has redesignated its forward contracts as trading activity and accordingly has recorded the estimated fair values of these contracts on the balance sheet and related mark to market adjustments for changes in estimated fair values in the statements of operations as non-hedge derivative (loss) gain. Mining revenue has also been restated to reclassify settlement gains and losses on fixed forward contracts as non-hedge gains or losses.

           As a result, net income for the six months ended June 30, 2002 has been reduced by $18,328,933, relating to the adjustment for written call option premiums and the impact on previously reported mark to market adjustments.

4. PRODUCTION INVENTORIES

                                         JUNE 30, 2003         DECEMBER 31, 2002
                                         -------------         -----------------

Gold in dore                              $  461,304               $  870,186
Gold in process                              600,069                  663,882
Stockpiled ore                               309,418                  141,117
Consumables and spare parts                5,638,470                6,869,735
--------------------------------------------------------------------------------
                                          $7,009,261               $8,544,920
================================================================================

5. PROPERTY, PLANT AND EQUIPMENT

       The components of property, plant and equipment are as follows:

                                                  JUNE 30, 2003
                               ------------------------------------------------
                                                   ACCUMULATED
                                COST, NET          DEPRECIATION
                                    OF                 AND           NET BOOK
                                WRITE-DOWN          DEPLETION          VALUE
                               ------------        ------------    ------------

Plant and equipment            $ 64,806,050      $ 41,641,696      $ 23,164,354
Mineral properties              130,059,214         5,606,392       124,452,822
Development exploration and
  development expenditures       10,666,459         2,062,459         8,604,000
-------------------------------------------------------------------------------
                               $205,531,723      $ 49,310,547      $156,221,176
===============================================================================

                                               December 31, 2002
                               ------------------------------------------------
                                                 Accumulated
                                 Cost, Net       Depreciation
                                    of               and             Net Book
                                Write-down         Depletion           Value
                               ------------      ------------      ------------

Plant and equipment            $ 62,619,774      $ 36,751,308      $ 25,868,466
Mineral properties              124,752,565         5,082,643       119,669,922
Development exploration and
  development expenditures       10,232,150         1,466,708         8,765,442
-------------------------------------------------------------------------------
                               $197,604,489      $ 43,300,659      $154,303,830
===============================================================================

       Costs of mineral properties represent acquisition costs related to the following:

                                                      JUNE 30, 2003     December 31, 2002
                                                      -------------     -----------------
Albino 1 Concession                                   $   7,338,381       $   7,338,381
Bolivar Goldfields properties                            15,699,956          15,699,956
Cristinas Concessions                                    84,126,269          78,819,620
El Callao properties                                     19,478,031          19,478,031
Santa Elena, San Miguel and Carabobo Concessions          3,416,577           3,416,577
---------------------------------------------------------------------------------------
                                                        130,059,214         124,752,565
Less: Accumulated depletion                              (5,606,392)         (5,082,643)
---------------------------------------------------------------------------------------
                                                      $ 124,452,822       $ 119,669,922
=======================================================================================

6. PROMISSORY NOTE

       During the period, the Company issued a total of U.S. $3,000,000 non-interest bearing promissory notes with 450,000 warrants, 300,000 warrants exercisable at US$1.316 and 150,000 warrants exercisable at US$1.27.

7. LONG-TERM DEBT

       The components of the long-term debt are as follows:

                                                      JUNE 30, 2003     December 31, 2002
                                                      -------------     -----------------
Bank loan                                             $  10,373,688       $ 16,916,484
Convertible notes                                         4,806,109         17,140,049
--------------------------------------------------------------------------------------
                                                         15,179,797         34,056,533
Less: Current portion of long-term debt                    (976,964)        (7,850,256)
--------------------------------------------------------------------------------------
                                                      $  14,202,833       $ 26,206,277
======================================================================================

8. SHARE CAPITAL

                                                              JUNE 30,        December 31,
                                                                2003              2002
                                                           -------------     -------------
Authorized
  Unlimited common shares, with no par value Unlimited Class "A" preference shares, no par value Unlimited Class "B" preference shares, no par value
Issued - 108,997,943 (2002 - 91,722,278)                   $ 217,266,195     $ 193,349,000
==========================================================================================

       Stock options

       The Company has a stock option plan that provides for granting options to executive officers, directors, employees and service providers of the Company. Under the stock option plan, the exercise price of each option equals the closing price of the Company's stock on the trading day immediately preceding the date of the grant. Stock options granted to service providers and employees, executive officers, and directors have a life of two, five and ten years, respectively. Unless otherwise stated, all stock options granted vest immediately.

       The following is a summary of the status of stock options outstanding at June 30, 2003:

                                    Outstanding and Exercisable Options
                            ----------------------------------------------------
                                             Weight Average
                                                Remaining            Weighted
                        Number of Contrctual Life Average
Range of Exercise Price     Shares              (years)           Exercise Price
--------------------------------------------------------------------------------

$0.85 to $1.00              1,742,500            3.45                 $0.99
$1.31 to $1.90              2,171,000            5.66                 $1.60
$2.00 to $3.00              4,082,500            6.66                 $2.23
--------------------------------------------------------------------------------
                            7,996,000
================================================================================

       Supplemental Information

       Effective January 1, 2002, in accordance with CICA Handbook Section 3870 "Stock-Based Compensation and Other Stock-Based Payments", pro forma information regarding net loss and net loss per share is to be determined as if the Company had accounted for its employee's stock options under the fair value method. The fair value for these options was estimated at the date of grant date using a Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 1.94%, dividend yield of nil, volatility factor of 101.6%, and a weighted-average expected life of the options of 3.75 years. The weighted average fair value per share of options granted during the six months ended June 30, 2003 was $1.92.

       The following table presents the net loss and net loss per share for the six months ended June 30, 2003 had the Company recorded stock options as compensation expense on the date of grant, which corresponds to the date on which the options automatically vest.

Net income to common shareholders                                  $  1,820,507
Compensation expense under Section 3870                              (1,499,676)
-------------------------------------------------------------------------------
Pro forma net income                                               $    320,831
===============================================================================
Pro forma basic income per share                                   $         --
===============================================================================

       Special warrants

       On February 27, 2003, the Company issued 2,562,500 special stock warrant units under a private placement financing at a price of $1.60 per unit for aggregate net proceeds of $3,783,000, net of issuance expenses of approximately $317,000. Each unit consisted of one common share warrant, and one half of one common share special purchase warrant. Each whole common share special purchase warrant entitles the holder to acquire from the Company, for a period of two years, at a price of $2.00 per warrant, one additional common share. Of the original proceeds, $753,073 was allocated to the related warrants and was presented as contributed surplus.

       On May 9, 2003, the Company issued 2,400,000 special stock warrant units under a private placement financing at a price of $1.25 per unit for aggregate net proceeds of $2,718,976, net of issuance expenses of approximately $281,024. Each unit consisted of one common share warrant, and one half of one common share special purchase warrant. Each whole common share special purchase warrant entitles the holder to acquire from the Company, for a period of two years, at a price of $1.60 per warrant, one additional common share. Of the original proceeds, $750,953 was allocated to the related warrants and was presented as contributed surplus.

       On June 20, 2003, the Company issued 5,500,000 special stock warrant units under a private placement financing at a price of $1.25 per unit for aggregate net proceeds of $6,475,500, net of issuance expenses of approximately $399,500. Each unit consisted of one common share warrant, and one half of one common share special purchase warrant. Each whole common share special purchase warrant entitles the holder to acquire from the Company, for a period of two years, at a price of $1.60 per warrant, one additional common share. Of the original proceeds, $3,773,493 was allocated to the related warrants and was presented as contributed surplus.

9. SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

                                                          2003          2002
                                                        ---------     ---------

       Cash paid during the period for interest         $  83,893     $ 662,228
===============================================================================

       Cash paid during the period for income taxes     $      --     $      --
===============================================================================


       Significant non-cash transactions for three month period ended June 30, 2003 included:

       i) The Company issued 18,495 common shares, with a value of $42,098, for management fees.

       ii) The Company issued 300,000 common shares, with a value of $445,380, for consulting fee.

       iii) The Company issued 32,104 common shares, with a value of $78,976, for finders fee.

       iv) The Company issued 2,629,308 common shares, with a value of $2,978,401, for loan payment.

       v) The Company issued 11,293,258 common shares upon conversion of convertible notes and accrued interest in the amount of $14,283,731.

       vi) The Company issued 2,252,500 common shares upon conversion of special warrants with a value of $4,557,450.

9. SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

       Significant non-cash transactions for the six month period ended June 30, 2002 include:

       i) The Company issued 22,500 common shares, with a value of $56,250 for management fees.

       ii) The Company issued 247,554 common shares, with a value of $759,722, for property payment.

       iii) The Company issued 3,657,026 common shares upon conversion of convertible notes and accrued interest in the amount of $9,665,086.

       iv) The Company applied $688,882 of deferred financing fees against share capital upon conversion of loan and notes to common stock.

10. SEGMENTED INFORMATION

       Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operation decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. All of the Company's operations are within the mining sector. Due to geographic and political diversity, the Company's mining operations are decentralized whereby Mine General Managers are responsible for business results and regional corporate offices provide support to the mines in addressing local and regional issues. The Company's operations are therefore segmented on a district basis. The Company's only product is gold, produced from mines located in Uruguay and Venezuela.

       The segments' accounting policies are the same as those described in the summary of significant accounting policies except that expenses and other items are not allocated to the individual operating segments when determining profit or loss, but are rather attributed to the corporate office.

                             CORPORATE         SAN GREGORIO        BOLIVAR          EL CALLAO         CRISTINAS         TOTAL
                            ------------       ------------       ----------        ----------        ----------    -------------
JUNE 30, 2003
Mining Revenue             $          --        17,559,407         3,244,675         2,295,748                --    $  23,099,830
Operating costs            $          --        12,182,746         2,104,669         4,260,258                --    $  18,547,673
Interest and other
  revenue                  $     (15,180)           (8,525)           (5,288)               --                --    $     (28,993)
Interest expense           $     501,663           112,373           267,188                --                --    $     881,224
Depreciation, depletion
  and amortization         $       9,106         4,592,278         1,227,392           181,112                --    $   6,009,888
Write-down of
  mineral properties       $          --                --                --                --                --    $          --
Segment profit (loss)      $   3,634,780           680,535          (349,186)       (2,145,622)               --    $   1,820,507
Segment Assets             $  16,302,657        16,613,307        42,894,727        18,010,654        84,126,269    $ 177,947,614
Capital expenditures       $   1,248,697           416,484           699,908           255,496         5,306,649    $   7,927,234
=================================================================================================================================

JUNE 30, 2002
Mining Revenue             $          --        17,342,536         2,052,955         4,663,771                --    $  24,059,262
Operating costs            $          --        13,410,093         4,719,988         3,117,191                --    $  21,247,272
Interest and other
  revenue                  $     (46,201)          (99,873)           (8,678)               --                --    $    (154,752)
Interest expense           $     372,830           351,937           303,475                --                --    $   1,028,242
Depreciation, depletion
  and amortization         $      36,529         4,205,586           782,247           508,292                --    $   5,532,654
Write-down of
  mineral properties       $          --                --                --                --                --    $          --
Segment profit (loss)      $ (22,687,618)         (525,207)       (3,744,077)        1,038,288                --    $ (25,918,614)
Segment Assets             $  36,043,630        34,072,433        43,695,228        26,803,814        73,866,761    $ 214,481,866
Capital expenditures       $      25,893            65,674           324,013           288,018         2,707,063    $   3,410,661
=================================================================================================================================

       GEOGRAPHIC INFORMATION:

                          MINING REVENUE           PROPERTY, PLANT AND EQUIPMENT
                   ----------------------------    -----------------------------
                       2003            2002            2003            2002
                   ------------    ------------    ------------    -------------

Uruguay            $ 17,559,407    $ 17,342,536    $  7,202,331    $ 11,378,127
Venezuela             5,540,423       6,716,726     148,959,643     142,866,637
Brazil                       --              --              --              --
-------------------------------------------------------------------------------
Total Foreign        23,099,830      24,059,262     156,161,974     154,244,764
Canada                       --              --          59,202          59,066
-------------------------------------------------------------------------------
Total              $ 23,099,830    $ 24,059,262    $156,221,176    $154,303,830
===============================================================================

11. SUBSEQUENT EVENTS

       (i) In late June, 2003, the Company, through its controlled subsidiaries, El Callao Mining Corporation and ECM (Venco) Ltd., agreed to pay an amount of US$514,755 to Corporation Vengroup, S.A., its partner in the development of the El Callao properties in Venezuela. The payment is in settlement of distributions claimed by Vengroup under the shareholder agreement governing the relationship of the parties, as amended, as a result of operation at the El Callao properties during the period from March 1, 2001 to March 31, 2003. Payment is to be made in shares of Crystallex International Corporation. It is anticipated that documentation will be finalized and closing will take place in September, 2003, subject to receipt of appropriate regulatory approvals.

       (ii) Subsequent to the quarter end, the Company issued US$10 million of common share units at US$2.20 per unit. Each unit consists of one common share and one half common share purchase warrant allowing for the purchase of one common share for each full warrant at US$2.75 per common share for a period of three years.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.  Indemnification of Directors and Officers

Under the Canadian Business Corporation Act ("CBCA"), in exercising their powers and performing their functions, each member of Crystallex's Board of Directors is required to act honestly and in good faith and with a view to the best interests of Crystallex. Under the CBCA, Crystallex has broad power to indemnify, and under certain circumstances is required to indemnify, its directors and officers against liabilities that they may incur while serving as directors or officers of Crystallex, including liabilities arising under the Securities Act, provided that they acted honestly and in good faith with a view to the best interests of Crystallex, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing the conduct was lawful.

In addition, Crystallex has agreed to indemnify each of Crystallex's directors against any liabilities arising from his actions in his capacity with Crystallex, provided that he acted honestly and in good faith with a view to the best interests of Crystallex and, in the case of a criminal or administrative act or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. Crystallex has also agreed to indemnify Marc J. Oppenheimer (Crystallex's President, Chief Executive Officer, and a director) against any liabilities arising from his acting in his capacity with Crystallex to the fullest extent permitted under the Business Corporation Act of New Jersey (the state where Mr. Oppenheimer resides) or the laws of Canada.

Crystallex also maintains an insurance policy for directors and officers insuring them against certain liabilities incurred by them in the performances of their duties, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Crystallex has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Crystallex in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Crystallex will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  Recent Sale of Unregistered Securities

         Since September 1, 2000, through the date of this registration statement, Crystallex has sold the following securities, not including : common shares issued upon conversion of previously outstanding convertible securities, warrants, or options; securities, the sale or resale of which was registered under the Securities Act; and the convertible debt and warrants that are described in "The Securities Being Registered" in Part I of this registration statement:

     o At various times commencing July, 2001, Crystallex issued 1,336,743 common shares to Corporacion Vengroup S.A. in lieu of a $2,150,000 cash payment as the last installment of the purchase price for Crystallex's indirect ownership of a majority interest in its El Callao property in Venezuela. Crystallex believes that Vengroup is not a resident of the United States, and Crystallex relied upon the Regulation S exemption from registration.

     o In November, 2001, Crystallex sold 3,111,111 units to two institutional investors in a private placement limited to residents of Ontario, Canada, for an aggregate cash price of Cdn$7,500,000. Each units consisted of one common share and one warrants to purchase common shares at an exercise price of Cdn$3.00. Crystallex believes that the purchasers were not residents of the United States, and Crystallex relied upon the Regulation S exemption from registration. Crystallex paid Poseidon Financial Partners o/a Capital West Group a cash fee of 6% of the gross proceeds from the units sold.

     o In June 2002, 150,000 warrants to a non-US resident in settlement of his claim to a finder's fee against a Crystallex subsidiary. The exercise price of the warrant is determined by dividing US$50,000 by a weighted average trading price of Crystallex's common Shares on the Toronto Stock Exchange for the 10 trading days before each exercise. Crystallex believes that the warrantholder was not a resident of the United States and Crystallex relied upon the Regulation S exemption from registration.

     o In October, 2002, 52,500 special warrants, at an aggregate cash price of Cdn$158,550, to an individual whom Crystallex believes is an offshore investor. Each special warrant allowed the purchaser to acquire one Crystallex common share without additional consideration. Crystallex relied upon the Regulation S exemption from registration.

     o In November 2002, a private sale to Endeavour Mining Capital Corp., a Cayman Island corporation, of US$2,200,000 principal amount convertible note, convertible into up to Crystallex common shares based upon a discount to the shares' trading price at the time of conversion, and a warrant to purchase 100,000 common shares at an exercise price of CDN$4.40 per common share. Crystallex believes that Endeavour is an offshore investor, and Crystallex relied upon the Regulation S exemption from registration.

     o In November, 2002, 2,200,000 special warrants at an aggregate purchase price of Cdn$4,730,000 to six institutional investors. Each special warrant authorizes the holder to acquire one of Crystallex's common shares for no additional consideration. Crystallex believes that none of the purchasers were residents of the United States, and Crystallex relied upon the Regulation S exemption from registration. TD Securities Inc., Salman Partners Inc. and Yorkton Securities Inc. acted as sales agents and received a 7% cash commission on their respective sales.

     o In March, 2003, 2,562,500 special warrants for an aggregate of Cdn$4,100,000. Each special warrant allows the holder to acquire, for no additional consideration, one common share and one-half (1/2) of one warrant to purchase common shares having an exercise price of CDN$2.00 per each whole warrant. The sales were made to six institutional investors, each of whom Crystallex believes were accredited investors or offshore investors, and Crystallex relied upon the Regulation D, Rule 506, and Regulation S exemptions from registration. TD Securities Inc., Yorkton Securities Inc., and Maison Placements Canada Inc. acted as sales agents and received a 7% cash commission on their respective sales.

     o In May, 2003, 2,400,000 special warrants for an aggregate of Cdn$3,000,000. Each special warrant allows the holder to acquire, for no additional consideration, one common share and one-half (1/2) of one warrant to purchase common shares having an exercise price of CDN$1.60 per each whole warrant. The sale was made to one entity whom Crystallex believes is an offshore investor, and Crystallex relied upon the Regulation S exemption from registration.

     o In June, 2003, 5,500,000 special warrants for an aggregate of Cdn$6,875,000. Each special warrant allows the holder to acquire, for no additional consideration, one common share and one-half (1/2) of one warrant to purchase common shares having an exercise price of CDN$1.60 per each whole warrant. The offering was made to twenty-five institutional and individual investors, each of whom Crystallex believes is an accredited investor and/or an offshore investor, and Crystallex relied upon the Regulation D, 506 and Regulation S exemptions from registration.

     o In September, 2003, 12,800,000 special warrants for an aggregate of US$28,160,000. Each special warrant allows the holder to acquire, for no additional consideration, one common share and one-half (1/2) of one warrant to purchase common shares having an exercise price of US$2.75 per each whole warrant. The offering was made to forty one institutional or individual investors, each of whom Crystallex believes is an accredited investor and/or an offshore investor, and Crystallex relied upon the Regulation D, 506 and Regulation S exemptions from registration. Loewen, Ondaatje, McCutcheon Limited, Loewen, Ondaatje, McCutcheon USA Limited, and Orion Securities Inc. acted as the sales agents in the offering.

ITEM 9.  Exhibits and Financial Statement Schedules

(a) The following are filed herewith as part of this Registration Statement:

     EXHIBIT NO.                            EXHIBIT
     -----------                            -------

         5 Opinion of McMillan Binch LLP as to the legality of the securities being registered

         23.1              Consent of  Deloitte & Touche LLP

         23.2 The consent of McMillan Binch LLP to the use of its opinion as an exhibit to this Registration Statement is included in its opinion filed herewith as Exhibit 5

         23.3*             Consent of Mine Development Associates

         23.4(1)           Consent of Micon International

         23.5(2) Consent of AMEC E&C Services, Inc. (formerly Mineral Resources Development, Inc.)

         23.6(3)           Consent of Gomez Cottin & Tejera Paris

         23.7*             Consent of SNC-Lavalin Engineers & Constructors Inc.

         24                Power of Attorney (contained as part of the Signature
                           Pages)

         99.1 Subscription Agreement (without schedules thereto) dated August 27, 2003 between the registrant and GCA Strategic Investment Fund Limited for the purchase of securities convertible or exercisable into securities registered herein.

         99.2              Note Indenture dated as of August 27, 2003.

         99.3              Warrant Indenture dated as of August 27, 2003.

         99.4 Securities Purchase Agreement dated as of August 28, 2003 between the registrant and The Riverview Group, LLC, for the purchase of securities exercisable into securities registered herein.

         99.5 Registration Rights Agreement dated as of August 28, 2003 between the registrant and The Riverview Group, LLC for the registration of the securities registered herein

         99.6 Warrant dated as of August 28, 2003 issued by the registrant to The Riverview Group, LLC.

         99.7 Special Warrant dated as of August 28, 2003 issued by the registrant to The Riverview Group, LLC.

         99.8 Warrant dated as of May 2, 2003 issued by the registrant to GCA Strategic Investment Fund Limited.

         99.9 Warrant dated as of May 15, 2003 issued by the registrant to GCA Strategic Investment Fund Limited.
------
 *       To be filed by amendment.

(1) Filed as Exhibit 23.4 to Pre-Effective Amendment No. 1 to Registration Statement No. 333-13838, filed on October 19, 2001, which exhibit is incorporated herein by reference.

(2) Filed as Exhibit 23.5.1 to Pre-Effective Amendment No. 4 to Registration Statement No. 333-101583, filed on August 29, 2003, which exhibit is incorporated herein by reference.

(3) Filed as Exhibit 23.6 to Pre-Effective Amendment No. 3 to Registration Statement No. 333-101583, filed on March 25, 2003, which exhibit is incorporated herein by reference.

(b)      There are no financial statement schedules.

ITEM 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 C.F.R. 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (17 C.F.R. 239.33), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or 17 C.F.R. 210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 17th day of September, 2003.

                           CRYSTALLEX INTERNATIONAL CORPORATION


                           By: /s/ Marc J. Oppenheimer
                               -----------------------
                           Marc J. Oppenheimer
                           PRESIDENT, PRINCIPAL EXECUTIVE OFFICER
                           AND AUTHORIZED REPRESENTATIVE IN THE UNITED STATES


                            DATE: September 17, 2003
                                  ------------------




                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Fung or Marc J. Oppenheimer, or any one of them, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form F-1, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                           Date
---------                         -----                           ----

/s/ Robert A. Fung         Chairman and Director           September 17, 2003
-----------------------
ROBERT A. FUNG

/s/ Marc J. Oppenheimer    President, Principal            September 17, 2003
-----------------------    Executive Officer and
MARC J. OPPENHEIMER        Director

/s/ Michael Brown          Director                        September 17, 2003
-----------------------
MICHAEL BROWN

                           Director                        September __, 2003
-----------------------
C. WILLIAM LONGDEN

                           Director                        September __, 2003
-----------------------
DAVID I. MATHESON

                           Director                        September __, 2003
-----------------------
HARRY J. NEAR

/s/ Armando F. Zullo       Director                        September 17, 2003
-----------------------
ARMANDO F. ZULLO

/s/ Borden D. Rosiak       Principal Financial Officer     September 17, 2003
--------------------       and Principal Accounting
BORDEN D. ROSIAK           Officer

                                  EXHIBIT INDEX

     EXHIBIT NO.                            EXHIBIT

         5 Opinion of McMillan Binch LLP as to the legality of the securities being registered

         23.1              Consent of  Deloitte & Touche LLP

         23.2 The consent of McMillan Binch LLP to the use of its opinion as an exhibit to this Registration Statement is included in its opinion filed herewith as Exhibit 5

         23.3*             Consent of Mine Development Associates

         23.4(1)           Consent of Micon International

         23.5(2) Consent of AMEC E&C Services, Inc. (formerly Mineral Resources Development, Inc.)

         23.6(3)           Consent of Gomez Cottin & Tejera Paris

         23.7*             Consent of SNC-Lavalin Engineers & Constructors Inc.

         24                Power of Attorney (contained as part of the Signature
                           Pages)

         99.1 Subscription Agreement (without schedules thereto) dated August 27, 2003 between the registrant and GCA Strategic Investment Fund Limited for the purchase of securities convertible or exercisable into securities registered herein.

         99.2              Note Indenture dated as of August 27, 2003.

         99.3              Warrant Indenture dated as of August 27, 2003.

         99.4 Securities Purchase Agreement dated as of August 28, 2003 between the registrant and The Riverview Group, LLC, for the purchase of securities exercisable into securities registered herein.

         99.5 Registration Rights Agreement dated as of August 28, 2003 between the registrant and The Riverview Group, LLC for the registration of the securities registered herein.

         99.6 Warrant dated as of August 28, 2003 issued by the registrant to The Riverview Group, LLC.

         99.7 Special Warrant Warrant dated as of August 28, 2003 issued by the registrant to The Riverview Group, LLC.

         99.8 Warrant dated as of May 2, 2003 issued by the registrant to GCA Strategic Investment Fund Limited.

         99.9 Warrant dated as of May 15, 2003 issued by the registrant to GCA Strategic Investment Fund Limited.
------
 *       To be filed by amendment.

(1) Filed as Exhibit23.4 to Pre-Effective Amendment No. 1 to Registration Statement No. 333-13838, filed on October 19, 2001, which exhibit is incorporated herein by reference.

(2) Filed as Exhibit 23.5.1 with Post-Effective Amendment No. 4 to Registration Statement No. 333-101583, filed on August 29, 2003, which exhibit is incorporated herein by reference.

(3) Filed as Exhibit 23.6 to Pre-Effective Amendment No. 3 to Registration Statement No. 333-101583, filed on March 25, 2003, which exhibit is incorporated herein by reference.